                                                                   EXHIBIT (a)


________________________________________________________________________________




                                CREDIT AGREEMENT


                                     Among


                             Best Lock Corporation

                                as the Borrower,


                     The Lenders Which are Parties Hereto,


                                      and


                             La Salle National Bank

                              as the Issuing Bank
                                      and
                                  as the Agent





                           Dated as of March 24, 1998



________________________________________________________________________________

                               TABLE OF CONTENTS



                                                                                                                             Page
                                                                                                                             ----
    ARTICLE 1. DEFINITIONS; RULES OF CONSTRUCTION                                                                               1
             1.1  Defined Terms                                                                                                 1
             1.2  Accounting Terms                                                                                             21
             1.3  Rules of Construction                                                                                        21

    ARTICLE 2.  THE LOANS                                                                                                      22

    2.1      Revolving Credit Commitment                                                                                       22
                     2.1a     Revolving Credit Loans                                                                           22
                     2.1b     Commitments of the Lenders                                                                       22
                     2.1c     Mandatory and Voluntary Reductions of Revolving Credit Commitment; Mandatory
                              and Voluntary Principal Payments                                                                 22
                              (i)     Borrowing Base Amount                                                                    22
                              (ii)    Voluntary Permanent Reductions                                                           23
                              (iii)   Effect of Reductions                                                                     23
                              (iv)    Application of Reductions and Prepayments                                                23
                              (v)     Funding Breakage Fee                                                                     23
                     2.1d     Amount of Revolving Credit Loans                                                                 24
                     2.1e     Repayments                                                                                       24
                     2.1f     Revolving Credit Note                                                                            24
             2.2     Letters of Credit                                                                                         25
                     2.2a     Issuance of Letters of Credit                                                                    25
                              (i)     Stated Amount                                                                            25
                              (ii)    Terms of Letter of Credit                                                                25
                              (iii)   No Violation of Borrowing Base                                                           25
                              (iv)    Application                                                                              25
                              (v)     Requests for Letters of Credit; Conditions Precedent                                     25
                     2.2b     Suspension of Commitment to Issue Letters of Credit                                              25
                              (i)     Suspension of Commitment                                                                 25
                              (ii)    Action Upon Suspension of Commitment                                                     26
                     2.2c     Payments Under Letters of Credit                                                                 26
                              (i)     Payments Upon Draw                                                                       26
                              (ii)    Payment Upon Bankruptcy, Etc                                                             26
                              (iii)   Payments After Termination of Revolving
                                      Credit Commitment                                                                        27
                              (iv)    Conditions Precedent to Revolving Credit Loan Pursuant to Section
                                      2.2c                                                                                     27
                              (v)     Interest Rates                                                                           27
                     2.2d     Authority of Issuing Bank                                                                        27
                     2.2e     Participation in Letters of Credit                                                               27
             2.3     Term Loan                                                                                                 28
                     2.3a     Term Loan: Term Loan Notes                                                                       28
                     2.3b     Commitments of the Lenders                                                                       28


                     2.3c     Term Loan Scheduled Payments                                        29
                     2.3d     Prepayment of Term Loan                                             29
                              (i)     Mandatory Prepayments                                       29
                              (ii)    Voluntary Prepayments                                       29
                              (iii)   Payment of Interest and Fees on Prepayment                  30
                     2.3e     Interest Rate                                                       30
             2.4     Interest                                                                     30
                     2.4a     Interest Rates                                                      30
                              (i)     Base Rate and LIBOR-Rate Options                            30
                     2.4b     Adjustments to Interest Rates and Fees                              30
                              (i)     Changes in Funded Debt to EBITDA Ratio                      30
                              (ii)    Changes in Base Rate                                        31
                              (iii)   Changes in LIBOR-Rate Reserve Percentage                    31
                              (iv)    Default Rate                                                31
                     2.4c     Interest Rate Option Elections Renewals and Conversions             31
                     2.4d     Limitation on Election of LIBOR-Rate Options                        32
                     2.4e     Special Provisions Relating to LIBOR-Rate Option                    32
                              (i)     LIBOR-Rate Unascertainable                                  32
                              (ii)    Illegality of Offering LIBOR-Rate                           32
                              (iii)   Inability to Offer LIBOR-Rate                               33
                              (iv)    Indemnity                                                   33
                     2.4f     Yield Protection                                                    34
                     2.4g     Method of Calculation                                               34
                     2.4h     Interest Payment Dates                                              34
                     2.4i     Calculation of Interest                                             35
             2.5     Requests for Loans, Interest Rate Options and Conversions                    35
             2.6     Method of Disbursements and Payments                                         35
             2.7     Capital Adequacy                                                             36
             2.8     Loan Accounts                                                                36
             2.9     Fees                                                                         36
                     2.9a     Commitment/Agency Fees                                              36
                     2.9b     Letter of Credit Fees                                               36
                     2.9c     Unused Line Fee                                                     37
                     2.9d     Fees Fully Earned                                                   37
             2.10    All Obligations to Constitute One Obligation                                 37
             2.11    Payment From Accounts Maintained by the Borrower                             37

    ARTICLE 3.  SET-OFF AND SECURITY INTERESTS                                                    37
             3.1     Set-Off                                                                      37
             3.2     Personal Property Interests                                                  38
             3.3     Real Property Interests                                                      38

    ARTICLE 4.  REPRESENTATIONS AND WARRANTIES                                                    38
             4.1     Organization and Powers                                                      38


             4.2     Capitalization                                                            39
             4.3     Power and Authority                                                       39
             4.4     Validity; Binding Effect and Enforceability                               39
             4.5     No Conflict                                                               39
             4.6     Financial Matters                                                         39
                     4.6a     Historical Financial Statements                                  39
                     4.6b     Financial Pro-Forma and Projections                              40
             4.7     Material Adverse Change                                                   40
             4.8     Litigation                                                                40
             4.9     Compliance with Laws                                                      41
             4.10    Material Contracts                                                        41
             4.11    Labor Matters                                                             41
             4.12    Account Warranties                                                        41
             4.13    Names                                                                     42
             4.14    Locations: Mortgaged Parcelsn                                             42
             4.15    Condition of and Title to Assets                                          42
             4.16    Tax Returns and Payments                                                  42
             4.17    Intellectual Property                                                     43
             4.18    Insurance                                                                 43
             4.19    Consents and Approvals                                                    43
             4.20    Plans and Benefit Arrangements                                            43
             4.21    Solvency                                                                  44
             4.22    Margin Stock                                                              44
             4.23    Investment Company Act                                                    44
             4.24    Public Utility Holding Company Act                                        44
             4.25    Restructuring Transaction                                                 44
             4.26    Full Disclosure                                                           45

    ARTICLE 5.  AFFIRMATIVE COVENANTS                                                          45
             5.1     Use of Proceeds                                                           45
             5.2     Delivery of Financial Statements and Other Information                    45
                     5.2a     Annual Financial Statements                                      45
                     5.2b     Monthly Statement of Operations                                  46
                     5.2c     Compliance Certificate                                           46
                     5.2d     Borrowing Base Certificate                                       46
                     5.2e     Management Letters                                               47
                     5.2f     Other Reports, Information and Notices                           47
                              (i)     Notice of Defaults and Material Adverse Changes          47
                              (ii)    Notice of Litigation                                     47
                              (iii)   ERISA Reports                                            47
                              (iv)    Notices of Tax Audits                                    47
                              (v)     Notice of Name Change                                    48
                              (vi)    Labor Matters                                            48
                              (vii)   Annual Forecast                                          48

             5.2g    Additional Information; Visitation.                                 48
             5.3     Preservation of Existence; Qualification                            48
             5.4     Compliance with Laws, Contracts and Licenses                        49
             5.5     Continuance of Business                                             49
             5.6     Accounting System: Books and Records                                49
             5.7     Payment of Taxes and Other Liabilities                              49
             5.8     Insurance                                                           49
             5.9     Maintenance of Properties                                           50
             5.10    Plans and Benefit Arrangements                                      50
             5.11    Access to Accountants and Management                                50
             5.12    Audit                                                               50
             5.13    Stock Bonus Plan                                                    51
             5.14    Collateral Locations                                                51
             5.15    Updates to Representations, Warranties and Schedules                51
             5.16    Further Assurances: Power of Attorney                               51
             5.17    Key Man Life Insurance Policy                                       52
             5.18    Primary Banking Relationship                                        52
             5.19    Ownership of Subsidiary Entities.                                   52

    ARTICLE 6.  NEGATIVE COVENANTS                                                       52
             6.1     Indebtedness                                                        52
             6.2     Guarantees                                                          53
             6.3     Liens: Negative Pledge                                              53
             6.4     Financial Covenants                                                 53
                     6.4a     Leverage Ratio                                             53
                     6.4b     Adjusted Debt Service Ratio                                53
                     6.4c     Minimum Tangible Net Worth                                 54
                     6.4d     Quarterly Losses                                           54
                     6.4e     Operating Lease Expense                                    54
             6.5     Distribution Restriction                                            54
             6.6     Liquidations, Mergers, Consolidations, Acquisitions, Etc            54
             6.7     Subsidiaries                                                        55
             6.8     Loans and Other Advances and Payments                               55
             6.9     Investments                                                         55
             6.10    Affiliate Transactions                                              56
             6.11    Change of Business                                                  56
             6.12    ERISA                                                               56
             6.13    Acquisitions                                                        56
             6.14    Capital Expenditure Limits                                          57
             6.15    Asset Dispositions                                                  57

    ARTICLE 7.  CONDITIONS TO EXTENSIONS OF CREDIT                                       57
             7.1     All Loans and Letters of Credit                                     57
                     7.1a     Request for Loan or Application for Letter of Credit       57


                     7.1b     No Default or Event of Default                                  58
                     7.1c     Representations Correct                                         58
                     7.1d     Landlord Waivers and Consent                                    58
             7.2     Initial Extension of Credit                                              58
                     7.2a     Closing Documents                                               58
                     7.2b     Lien Searches                                                   59
                     7.2c     Termination Statements, Etc                                     59
                     7.2d     Title Insurance                                                 59
                     7.2e     Surveys                                                         60
                     7.2f     Site Assessments                                                60
                     7.2g     Environmental Agreement                                         60
                     7.2h     Appraisals                                                      60
                     7.2i     Audit of Accounts and Inventory                                 60
                     7.2j     Hazard and Liability Insurance                                  60
                     7.2k     Flood Insurance                                                 60
                     7.2l     Termination of Existing Bank Credit Agreement                   60
                     7.2m     Corporate Documents                                             61
                     7.2n     Corporate Documents for First Thoroughbred and Best Access      61
                     7.2o     Opinion of Counsel                                              61
                     7.2p     Governmental Approvals                                          61
                     7.2q     Performance of Agreements                                       61
                     7.2r     Request for Initial Loans                                       62
                     7.2s     Assignment of Life Insurance Policy                             62
                     7.2t     Landlord Waivers and Consents                                   62
                     7.2u     Restructuring Transaction                                       62
                     7.2v     Fairness Opinion                                                62
                     7.2w     Tax Opinion                                                     62
                     7.2x     Financial Report                                                62
                     7.2y     Solvency Certificate                                            62
                     7.2z     September 30, 1997                                              62
                     7.2aa    No Litigation                                                   63
                     7.2bb    Closing Date Applicable Margin Statement                        63
                     7.2cc    Payment of Fees                                                 63

    ARTICLE 8.  EVENTS OF DEFAULT; REMEDIES                                                   63
             8.1     Events of Default63
                     8.1a     Nonpayment of the Borrower's Obligations                        63
                     8.1b     Violations Under Other Indebtedness and Obligations             63
                     8.1c     Insolvency, Etc.                                                63
                              (i)     Involuntary Proceedings                                 63
                              (ii)    Voluntary Proceedings                                   64
                     8.1d     Dissolution; Cessation of Business                              64
                     8.1e     ERISA                                                           64
                     8.1f     Change of Control                                               64

                     8.1g     Adverse Judgments                                                         64
                     8.1h     Failure to Comply with Loan Documents64
                              (i)     Failure to Comply with Negative Covenants                         65
                              (ii)    Failure to Comply with Other Covenants                            65
                              (iii)   Defaults under or Failure to Comply with Other Loan Documents     65
                     8.1i     Misrepresentation                                                         65
                     8.1j     Invalidity, Etc. of Loan Documents                                        65
                     8.1k     Material Adverse Change                                                   65
                     8.1l     Agent's Lien                                                              65
             8.2     Remedies                                                                           66
                     8.2a     Events of Default Under Sections 8.1c and 8.1d                            66
                     8.2b     Remaining Events of Default                                               66
                     8.2c     Additional Remedies                                                       66
                     8.2d     Exercise of Remedies; Remedies Cumulative                                 66

    ARTICLE 9.  AGREEMENT AMONG LENDERS                                                                 67
             9.1     General; No Third Party Beneficiary                                                67
             9.2     Appointment and Grant of Authority                                                 67
             9.3     Non-Reliance on the Agent                                                          67
             9.4     Responsibility of the Agent and Other Matters                                      67
                     9.4a     Ministerial Nature of Duties                                              67
                     9.4b     Limitation of Liability                                                   68
                     9.4c     Reliance                                                                  68
             9.5     Action on Instructions                                                             69
             9.6     Action Upon Occurrence of a Default or Event of Default                            69
             9.7     Indemnification                                                                    69
             9.8     Agent's Rights as a Lender                                                         69
             9.9     Loan Advances by the Agent                                                         69
             9.10    Payment to Lenders                                                                 70
             9.11    Pro Rata Sharing                                                                   70
             9.12    Notice of Event of Default                                                         70
             9.13    Successor Agent                                                                    71

    ARTICLE 10.  GENERAL PROVISIONS                                                                     71
             10.1    Amendments and Waivers                                                             71
             10.2    Taxes                                                                              72
             10.3    Expenses                                                                           73
             10.4    Notices                                                                            73
                     10.4a    Notice to the Borrower                                                    73
                     10.4b    Notice to the Agent                                                       74
                     10.4c    Notice to the Lenders                                                     74
                     10.4d    Effectiveness of Notices                                                  74
             10.5    Assignments                                                                        75

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


                     10.5a    Assignments                                                                                75
                     10.5b    Assignment to Federal Reserve Bank                                                         76
                     10.5c    Assignment Register                                                                        76
             10.6    Participations                                                                                      76
                     10.6a    Sale of Participations                                                                     76
                     10.6b    Right of Setoff                                                                            77
             10.7    Indemnity                                                                                           77
             10.8    Successors and Assigns                                                                              78
             10.9    Confidentiality                                                                                     78
             10.10   Severability                                                                                        78
             10.11   Survival                                                                                            78
             10.12   Governing Law                                                                                       78
             10.13   Forum                                                                                               78
             10.14   Non-Business Days                                                                                   79
             10.15   Integration                                                                                         79
             10.16   Headings                                                                                            79
             10.17   Counterparts                                                                                        79
             10.18   Waiver of Jury Trial                                                                                79


                                CREDIT AGREEMENT


         This CREDIT AGREEMENT, dated as of March 24, 1998, is entered into by and among BEST LOCK CORPORATION, an Indiana corporation (the "BORROWER," as further defined below), the financial institutions which are or which become parties hereto (each a "LENDER" and collectively the "LENDERS," as further defined below), LASALLE NATIONAL BANK, a national banking association, as the issuer of Letters of Credit (in such capacity the "ISSUING BANK") and LASALLE NATIONAL BANK, a national banking association, for itself as a Lender and as the agent for the Lenders (in such capacity the "AGENT").

                                  WITNESSETH:

         WHEREAS, the Borrower has requested that the Lenders make available to it (i) a revolving credit facility in the maximum principal amount of $28,000,000, with a $5,000,000 sublimit for the issuance of commercial documentary or standby letters of credit, and a six-year term loan in the maximum principal amount of $22,000,000, and the Lenders have agreed to do so, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 DEFINED TERMS. As used in this Agreement, including the preamble and recitals hereto, and in the other Loan Documents, the following terms shall have the meanings set forth below or in the Section or Subsection of this Agreement referred to, unless the context otherwise requires:

ACCOUNT: An account, as that term is defined in the Uniform Commercial Code, due the Borrower, whether now in existence or hereafter created or acquired.

ACCOUNT DEBTOR: Any Person who is or become obligated under or with respect to an Account.

ADJUSTED NET INCOME: Net income of Borrower on a consolidated basis determined in accordance with GAAP, less any gain on the sale of any asset not in the ordinary course of business and/or any extraordinary income.

AFFILIATE: As to any Person, any other person directly or indirectly through one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person.

AFFILIATED ENTITIES: Frank E. Best, Inc., a Delaware corporation, Best Universal Lock Company, a Delaware corporation, and Best Lock Corporation, a Delaware corporation.

AGENT: LaSalle National Bank, a national banking association, in its capacity as agent for the Lenders hereunder, and its successors and assigns, and any Person that becomes a successor agent hereunder.

AGREEMENT: This Credit Agreement, together with all exhibits and schedules hereto and all extensions, renewals, amendments, restatements, substitutions, and replacements hereto and hereof.

APPLICABLE MARGIN: As to each (i) Revolving Borrowing Tranche and Term Loan Tranche, an incremental amount in excess of the Base Rate or the LIBOR-Rate which will fluctuate as a function of the Funded Debt to EBITDA Ratio, pursuant to Section 2.4a.

ASSIGNMENT AND ASSUMPTION AGREEMENT: An Assignment and Assumption Agreement entered into by and between a Purchasing Lender, and a Transferor Lender, substantially in the form of Exhibit "N" hereto, with appropriate insertions, and all exhibits, schedules, extensions, renewals, amendments, substitutions, and replacements thereto and thereof.

AUTHORIZED OFFICER: Russell C. Best, Stephen J. Cooper, Mark G. Ahearn or Paula J. Tinkey. The Agent and the Lenders shall be entitled to rely on the incumbency certificates delivered pursuant to Section 7.2 for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent a revised, fully-executed incumbency certificate.

BASE RATE: The per annum rate of interest equal to the higher of (i) the Prime Rate and (ii) the Fed Funds Rate plus 0.5% per annum.

BASE RATE LOAN: A Revolving Borrowing Tranche or Term Loan Tranche bearing interest under the Base Rate Option, as set forth in Subsection 2.4a.

BASE RATE OPTION: The ability of the Borrower to elect Base Rate Loans, as set forth in Subsection 2.4a.

BENEFIT ARRANGEMENT: An "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

BEST ACCESS: Best Access Systems Co., a Nova Scotia unlimited liability company.

BLC: Best Lock Corporation, a Delaware corporation.

BORROWER: Best Lock Corporation, an Indiana corporation formerly known as Walter E. Best Company, Inc., and the corporation surviving the mergers of Frank E. Best, Inc., a Delaware corporation, Best Universal Lock Company, a Delaware corporation, and BLC, effective immediately prior to the consummation of the transactions contemplated by this Agreement.

BORROWING BASE: The sum of (i) 85% of the book value of the Qualified Accounts and (ii) 40% of the book value of the Qualified Inventory; provided, however, that the aggregate outstanding principal amount of Revolving Credit Loans advanced against Qualified Inventory of the Borrower shall not at any time exceed Ten Million and 00/100 Dollars ($10,000,000).

BORROWING BASE CERTIFICATE: A borrowing base certificate substantially in the form of Exhibit "K" which has been executed by an Authorized Officer and delivered to the Agent.

BULLC: Best Universal Locks Limited, an Ontario corporation wholly owned by First Thoroughbred, and its successors, including, without limitation, Best Access into and with which it is being amalgamated.

BUSINESS: The manufacture or sourcing, distribution and sale of access and security products, systems, solutions and related services conducted by Borrower and the Subsidiary Entities.

BUSINESS DAY: Any day other than a Saturday or a Sunday or a legal holiday on which the offices of the Agent (currently located in Chicago, Illinois) or offices of financial institutions in the State of Indiana are authorized or required to be closed for business, and if the applicable Business Day related to any LIBOR-Rate Loan, such day must also be a day on which dealings are carried on in the London interbank market.

CAPITAL EXPENDITURE: Any expenditure which would be classified as a capital expenditure in accordance with GAAP.

CAPITALIZED LEASE: Any lease of property which would be capitalized on a balance sheet prepared in accordance with GAAP.

CAPITALIZED LEASE OBLIGATIONS: The amount of the obligations under Capitalized Leases which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

CHANGE OF CONTROL: Either (i) any transaction or series of transactions or occurrences which results at any time in Russell C. Best owning less than one hundred percent (100%) of the outstanding shares of voting capital stock of the Borrower, except that Mr. Best may transfer up to 20% of such shares to a trust or trusts which may be established for the benefit of the members of his immediate family provided that he maintains voting control of such shares, and
(ii) the death or total disability of Russell C. Best.

CHATTEL PAPER: Any chattel paper, as that term is defined in the Uniform Commercial Code, of the Borrower, whether now owned or hereafter created or acquired.

CLOSING CERTIFICATE: A certificate substantially in the form of Exhibit "L" which has been executed by the Borrower and delivered to the Agent.

CLOSING DATE: A date mutually agreed to by the parties hereto upon the satisfaction or fulfillment of the conditions precedent set forth in Article 7.

CLOSING DATE APPLICABLE MARGIN STATEMENT: A proforma financial statement showing Funded Debt of Borrower to the EBITDA of BLC for the twelve months ended September 30, 1997 (or the twelve months ended December 31, 1997 if statements for the last Fiscal Quarter of 1997 are available at the time of calculation), which reflects the Funded Debt as of the Closing Date, the Restructuring Transaction and costs and expenses of the Restructuring Transaction and those hereunder.

COLLATERAL: Collectively, all of the property (whether real, personal or mixed, and whether tangible or intangible), rights, titles and interests subject to any Lien in favor of the Agent for the benefit of the Lenders pursuant to this Agreement or any other Loan Document.

COMMITMENT: With respect to each Lender, the commitment of such Lender to make Revolving Credit Loans, and the Term Loan pursuant to Article 2 in the aggregate Dollar amounts not to exceed at any one time outstanding: (i) as to any Lender which is an original signatory to this Agreement, the Dollar amounts for such Lender set forth on Annex A hereto or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender, as the case may be, or (ii) as to any Lender which is not an original signatory to this Agreement but which becomes a Lender by executing an Assignment and Assumption Agreement as a Purchasing Lender, the Dollar amounts for such Lender set forth on Schedule I to such Assignment and Assumption Agreement, or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender.

COMMITMENT FEE:  The fee described in Subsection 2.9a.

COMMITMENT PERCENTAGE: With respect to each Lender, its percentage commitment of the Revolving Credit Commitment and Term Loan, which shall be (i) as to any Lender which is an original signatory to this Agreement, the percentage set forth on Annex A hereto or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender, as the case may be, or (ii) as to any Lender which is not an original signatory to this Agreement but which becomes a Lender by executing an Assignment and Assumption Agreement as a Purchasing Lender, the percentage set forth on Schedule I to such Assignment and Assumption Agreement, or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender.

COMPLIANCE CERTIFICATE: A certificate substantially in the form of Exhibit "J", as the case may be, which has been executed by an Authorized Officer and delivered to the Agent.

CONTROL (AND ITS DERIVATIVES): Either (i) the ownership of twenty percent (20%) or more of any class of voting securities, limited liability company membership interests, partnership interests or other equity interest of a Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether as a general partner of a limited partnership, manager of a limited liability company or through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise, including without limitation the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

DEBT SERVICE: As of any date of determination, the sum of (i) interest expense on Indebtedness and (ii) scheduled payments of principal on Indebtedness (other than on the Revolving Credit Loans or any voluntary prepayments of principal), all determined in accordance with GAAP consistently applied.

DEFAULT: Any condition, event, omission or act which with the giving of notice, the passage of time or the occurrence of any condition, event or act would constitute an Event of Default.

DEFAULT RATE:  The rate of interest described in Section 2.4b(iv).

DOCUMENT: Any document, as that term is defined in the Uniform Commercial Code, of the Borrower, whether now owned or in existence or hereafter created or acquired.

DOLLARS OR $:  The legal tender of the United States of America.

EBITDA: The sum of (i) Adjusted Net Income, (ii) interest expense, (iii) depreciation, (iv) amortization, and (v) income taxes paid by Borrower, on a consolidated basis, all determined in accordance with GAAP consistently applied (and limited, in the cases of (ii) through (v) above, to the extent such items are deducted from such Adjusted Net Income).

ENVIRONMENTAL AGREEMENT: The environmental Indemnity Agreement substantially in the form of Exhibit "G", together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

ENVIRONMENTAL LAW: This term shall have the meaning given it in the Environmental Agreement.

EQUIPMENT: Any equipment, as that term is defined in the Uniform Commercial Code, owned by the Borrower, whether now owned or hereafter acquired and wherever located.

ERISA: The Employee Retirement Income Security Act of 1974, as it may from time to time be amended, supplemented, or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.

ERISA AFFILIATE: At any time any member of a controlled group of corporations under Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Section 414(m) or 414(o) of the Internal Revenue Code.

EVENT OF DEFAULT:  Any of the events specified in Section 8.1.

EXISTING BANK CREDIT AGREEMENT: Collectively, the Amended and Restated Credit Agreement dated as of December 31, 1995 entered into by and between BLC and Huntington, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof and the loan from Huntington to Borrower, evidenced by a Promissory Note dated August 25, 1997 in the principal amount of $1,233,030, together with all extensions, renewals, substitutions and replacements thereto and thereof.

EXISTING BANK INDEBTEDNESS: All outstanding principal, accrued and unpaid interest and fees, and all other unpaid amounts owed to Huntington pursuant to the Existing Bank Credit Agreement.

FED FUNDS RATE: For any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

FEE: Any of the Commitment Fee, any Letter of Credit Fee, or any other fee payable by the Borrower to the Agent, the Issuing Bank, or the Lenders hereunder, under the Fee Letter or under any of the other Loan Documents.

FEE LETTER: The letter agreement dated March 24, 1998, by and between Agent and Borrower regarding certain fees to be paid by Borrower to Agent.

FIRST THOROUGHBRED:  First Thoroughbred Ltd., an Indiana corporation.

FIRST THOROUGHBRED PLEDGE AGREEMENT: The pledge by First Thoroughbred of 65% of the capital stock of Best Access, NSC and BULLC owned by First Thoroughbred pursuant to the terms of a Pledge Agreement dated of even date executed by First Thoroughbred in the form of Exhibit "E-1", together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

FISCAL QUARTER: Each three-month fiscal period of the Borrower beginning respectively on each successive January 1, April 1, July 1 and October 1 during the term thereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

FISCAL YEAR: Each annual fiscal period of the Borrower beginning January 1 and ending on the immediately succeeding December 31.

FIXTURE: Any fixture, as that term is defined in the Uniform Commercial Code, owned by the Borrower, whether now owned or hereafter acquired and wherever located.

FUNDED DEBT: As of any date of determination, the total amount of Borrower's outstanding Indebtedness, less Borrower's outstanding Mezzanine Indebtedness.

FUNDED DEBT TO EBITDA RATIO: The ratio of Funded Debt of Borrower as of the end of a Fiscal Quarter to EBITDA of Borrower for such Fiscal Quarter, on a rolling four quarter basis, calculated on a consolidated basis; provided that for periods prior to the Closing Date the ratio shall be determined on the basis of the Funded Debt as of the Closing Date and the EBITDA of BLC for the relevant period.

FUNDING BREAKAGE FEE:  The prepayment fee described in Section 2.1c(v).

GAAP: Generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

GENERAL INTANGIBLE: Any general intangible, as that term is defined in the Uniform Commercial Code, of the Borrower, whether now owned or in existence or hereafter created or acquired, including without limitation any cause of action, business records, deposit account, invention, design, patent, patent application, trademark, trademark application, service mark, service mark application, trade name, trade name application, trade secret, goodwill, copyright, copyright application, registration, license, franchise, customer guaranties, security interests, rights to indemnification or any other intangible property of any kind or nature (other than an Account).

GOODS: All goods, as that term is defined in the Uniform Commercial Code, of the Borrower, whether now owned or hereafter acquired and wherever located.

GOVERNMENTAL APPROVAL: Any order, consent, authorization, license, validation, approval or permit required to be issued to or obtained by the Borrower from any Governmental Authority in connection with (i) the ownership, construction, erection, installation, operation, use and maintenance by it of its properties,
(ii) the conduct of its present and proposed businesses and (iii) the execution, delivery and performance by it of and under the Loan Documents.

GOVERNMENTAL AUTHORITY: The government of the United States or the government of any state or locality therein, the government of Canada or any of its provinces or territories, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or Canada or any state, province, territory or municipality or locality therein, including but not limited to the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Canadian Deposit Insurance Corporation, the Bank of Canada or any central bank or any comparable authority, and any successor to any of the foregoing.

GOVERNMENTAL RULE: Any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including without limitation Environmental Laws, whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

GUARANTY: As to any Person, any obligation, direct or indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to (i) endorsements or negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

HUNTINGTON:  The Huntington National Bank, a national banking association.

INDEBTEDNESS: Individually and collectively, (i) all obligations and indebtedness for borrowed money, including but not limited to the Obligations and mezzanine or subordinated financing (to the extent such financing shall be treated as indebtedness (or debt) under GAAP); (ii) all obligations evidenced by bonds, debentures, notes, including but not limited to the Notes, or similar instruments; (iii) all obligations under conditional sale or other title retention agreements relating to property purchased by the Borrower; (iv) all obligations issued or assumed as the deferred purchase price of property or services; (v) all Capitalized Lease Obligations; (vi) all obligations with respect to letters of credit (including without limitation Letters of Credit issued hereunder), whether matured or contingent; (vii) all obligations of others secured by any Lien or property or assets owned or acquired, whether or not the obligations secured thereby have been assumed; (viii) any Guaranty;
(ix) all obligations with respect to any interest hedge agreement (i.e. any type of agreement or arrangement designed to provide protection against fluctuations in interest rates); and (x) any other transaction which shall be treated as indebtedness (or debt) in accordance with GAAP; provided, however, that Indebtedness shall not include accounts payable incurred in the ordinary course of business and not more than 90 days old, unless disputed in good faith, if those accounts payable do not constitute obligations to repay borrowed money.

INDEMNIFIED PERSON:  This term shall have the meaning given it in Section 10.7.

INSTRUMENT: Any instrument, as that term is defined in the Uniform Commercial Code, owned or held by the Borrower, whether now owned or in existence or hereafter created or acquired.

INTEREST RATE OPTION: Either the Base Rate Option or the LIBOR-Rate Option.

INTERNAL REVENUE CODE: The Internal Revenue Code of 1986 or any successor legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

INVENTORY: All inventory, as that term is defined in the Uniform Commercial Code, owned by the Borrower, including but not limited to any and all new or used goods, merchandise or other personal property, including but not limited to goods in transit, of the Borrower, and which is or may at any time be held as finished goods, raw materials, work-in-process, supplies or materials used or consumed in the business of the Borrower or held for sale or lease or furnished under a contract of service in the ordinary course of the business of the Borrower, including but not limited to all returned and repossessed goods and all supplementary items, packing and shipping supplies and advertising materials, all of the foregoing whether now owned or hereafter acquired and wherever located.

INVESTMENT PROPERTY: Any investment property, as that term is defined in the Uniform Commercial Code, of the Borrower, whether now owned or in existence as hereinafter created or acquired.

ISSUING BANK: LaSalle National Bank, a national banking association, as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit.

LENDER: Each financial institution listed on Annex A, and any financial institution which becomes a party hereto in the future, and its successors and permitted assigns.

LETTER OF CREDIT: Any commercial documentary or standby letter of credit issued by the Issuing Bank for the account of the Borrower upon the application of the Borrower pursuant to this Agreement, and all extensions, renewals amendments, substitutions and replacements to or of any of the foregoing.

LETTER OF CREDIT FEE:  Any Fee relating to Letters of Credit described in
Section 2.9b.

LEVEL I-V: The term "Level" in the row captioned "Funded Debt/EBITDA" in the Pricing Matrix set forth in Annex B refers to the Funded Debt to EBITDA Ratio which shall be used to determine the Applicable Margin and certain fees.

LIBOR-RATE: With respect to each Revolving Borrowing Tranche and each Term Loan Tranche to which the LIBOR-Rate Option applies for any LIBOR-Rate
Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward or downward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be quoted on the Reuters screen ISDA page to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market (or, if such Reuters quotation is not available, determined in good faith by the Agent, after inquiry to three reference banks selected by the Agent from among the Lenders, in accordance with its usual procedures when reference banks are consulted), at approximately 11:00 a.m., London time, two Business Days prior to the first day of such LIBOR-Rate Interest Period for delivery on the first day of such LIBOR-Rate Interest period and in an amount comparable to such Revolving Borrowing Tranche or Term Loan Tranche and having a borrowing date and a maturity comparable to such LIBOR-Rate Interest Period by (ii) a number equal to 1.00 minus the LIBOR-Rate Reserve Percentage.

LIBOR-RATE INTEREST PERIOD: (i) With respect to any Revolving Borrowing Tranche or Term Loan Tranche, any individual period of one, two, three or six months commencing on the date a LIBOR-Rate Option is effective; provided, however, that (A) any LIBOR-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such LIBOR-Rate Interest Period shall end on the next preceding Business Day,
(B) any LIBOR-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such LIBOR-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (C) no LIBOR-Rate Interest Period for any Revolving Borrowing Tranche may end after the Revolving Credit Termination Date, and no LIBOR-Rate interest period for any Term Loan Tranche may end after the Term Loan Maturity Date.

LIBOR-RATE LOAN: A Revolving Borrowing Tranche or Term Loan Tranche bearing interest under the LIBOR-Rate Option, as set forth in Subsection 2.4a.

LIBOR-RATE OPTION: The ability of the Borrower to elect LIBOR-Rate Loans, as set forth in Subsection 2.4a.

LIBOR-RATE RESERVE PERCENTAGE: The maximum percentage (expressed as a decimal rounded upward to the nearest 1/16 of 1%), as determined by the Agent (which determination shall be conclusive, absent manifest error) which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System. The LIBOR-Rate shall be adjusted automatically as of the effective date of each change in the LIBOR-Rate Reserve Percentage. The LIBOR-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "LIBOR-Rate Reserve Percentage" as herein defined.

LIEN: Any security interest, mortgage, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code evidencing any of the foregoing), in, upon or against any asset of the Borrower or any Subsidiary, whether or not voluntarily given.

LOAN: A Revolving Credit Loan or the Term Loan, and collectively, all Revolving Credit Loans and the Term Loan, the "LOANS."

LOAN ACCOUNT:  Any loan account referred to in Section 2.8.

LOAN DOCUMENT: Any of this Agreement, any Revolving Credit Note, any Term Note, any Security Document, any Letter of Credit, any application for Letter of Credit, the Environmental Agreement, the Pledge Agreement, the Fee Letter and all other agreements, documents and instruments executed and delivered to govern, evidence or secure the Obligations, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

LOAN REQUEST: Each Loan Request executed by the Borrower and delivered to the Agent, substantially in the form of Exhibit "C".

MATERIAL ADVERSE CHANGE: Any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity of enforceability of this Agreement or any of the other Loan Documents, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and the Subsidiary Entities, taken as a whole, (iii) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform the Obligations, or (iv) impairs materially or could reasonably be expected to impair materially the ability of the Agent, the Issuing Bank or any Lender, to the extent permitted, to enforce their respective legal remedies pursuant to this Agreement and the other Loan Documents.

MATERIAL ADVERSE EFFECT: An effect that results in or causes a Material Adverse Change.

MEZZANINE INDEBTEDNESS: Indebtedness for borrowed money from a financial institution or fund which (i) is unsecured, (ii) does not provide for the payment in cash of principal or interest prior to the date that is 30 days after the Term Loan Maturity Date, (iii) has a maturity date at least 30 days after the Term Loan Maturity Date, (iv) contains covenants no more restrictive than those hereunder or under any of the other Loan Documents, and (v) is subordinated to the Obligations hereunder either by virtue of its place in the capital structure of Borrower and its Affiliates or, if an obligation of Borrower, by a subordination agreement in form and substance reasonably acceptable to Lenders.

MONEY: Any money, as that term is defined in the Uniform Commercial Code, of the Borrower, whether now owned or hereafter acquired.

MORTGAGE: Any mortgage or deed of trust delivered pursuant to this Agreement, substantially in the form of Exhibit "F", for the Mortgaged Parcels, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

MORTGAGED PARCEL OR MORTGAGED PARCELS: The parcels of real estate and all improvements and appurtenances owned by the Borrower, identified on Schedule 4.14, which are to be mortgaged by the Borrower pursuant to this Agreement.

MULTIEMPLOYER PLAN: A "Multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

NOTE: Individually, any Revolving Credit Note and any Term Loan Note, and collectively, all of the Revolving Credit Notes and Term Loan Notes, the "NOTES".

NSC:  3016297 Nova Scotia Company, a Nova Scotia company.

OBLIGATIONS: Collectively, (i) all unpaid principal and accrued and unpaid interest with respect to the Loans, (ii) all accrued and unpaid Fees, (iii) all obligations (contingent or matured) due the Agent or the Issuing Bank pursuant to draws on Letters of Credit, (iv) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, costs, expenses, prepayment premiums, yield protection obligations, the Funding Breakage Fee and other obligations of the Borrower to the Agent, the Issuing Bank, any Lender or any Indemnified Person hereunder and thereunder, and (v) all out-of-pocket costs and expenses incurred by the Agent and any Lender in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Agent's, the Issuing Bank's and the Lender's counsel which the Borrower is responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

OUTSTANDING REVOLVING CREDIT AMOUNT: The sum of (i) the aggregate principal amount of outstanding Revolving Credit Loans plus (ii) the aggregate Stated Amounts of all outstanding Letters of Credit, including any unreimbursed draws on Letters of Credit which have not yet been converted to Revolving Credit Loans.

PARTICIPANT: Any bank or financial institution which acquires from any Lender an undivided interest in such Lender's Revolving Credit Commitment and Loans, pursuant to Section 10.6.

PARTICIPATION: The sale, made in accordance with the provisions of Section 2.2e and 10.6, by a Lender to any Participant of an undivided interest in such Lender's Revolving Credit Commitment and Loans.

PBGC: The Pension Benefit Guaranty Corporation established pursuant to ERISA, or any entity succeeding to any or all of its functions under ERISA.

PERMITTED ENCUMBRANCES: Certain permitted liens, easements and encumbrances described in Section 7.2d.

PERMITTED LIEN:  Any of the following:

         (i) The security interests in the Collateral granted to the Agent for the benefit of the Lenders as security for the Obligations;

         (ii) Liens to secure Indebtedness permitted to exist pursuant to items (ii) and (iii) of Section 6.1, including, without limitation, purchase money security interests granted in favor of sellers of personal property;

         (iii) Good faith deposits made in the ordinary course of business in connection with bids, tenders, contracts or leases to which the Borrower is a party, or deposits made to secure public or statutory obligations;

         (iv) Deposits to secure replevin, surety, attachment or appeal bonds relating to legal proceedings to which the Borrower is a party;

         (v) Liens for taxes, assessments, governmental charges or levies on the Borrower's properties, including any such liens made pursuant to any Environmental Law, if such taxes, assessments, governmental charges or levies are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves;

         (vi) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

         (vii) Liens arising out of judgments or awards against the Borrower with respect to which enforcement has been stayed and the Borrower at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which Borrower has created adequate reserves or has adequate insurance protection;

         (viii) Mechanics', carriers', workmen's, repairmen's and other similar statutory Liens incurred in the ordinary course of the business of the Borrower, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and as to which the Borrower or the Subsidiary Entities have created adequate reserves;

         (ix) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and the Borrower;

         (x) Landlord liens arising under leases in effect on the date hereof for which Borrower has not obtained and is not required to obtain a landlord waiver pursuant to Section 7.1d hereof; and

         (xi)    Liens existing on the Closing Date which are listed on
Schedule 6.3.

PERMITTED QUARTER LOSS: Any loss as of the end of a Fiscal Quarter which, after giving effect thereto, does not cause the Borrower to be in violation of any financial covenant set forth in Section 6.4, including but not limited to the covenant set forth in Section 6.4d.

PERSON: Any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, unincorporated organization or enterprise, entity or Governmental Authority.

PLAN: As to any Person, any employee pension benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Person and/or any ERISA Affiliate of such Person for employees of such Person and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by such Person and/or any entity which was an ERISA Affiliate at such time for their respective employees.

PLEDGE AGREEMENT: The pledge by the Borrower of 100% of the capital stock of First Thoroughbred owned by the Borrower pursuant to the terms of a Pledge Agreement dated of even date executed by the Borrower in the form of Exhibit "E", together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

PRIME RATE: For any day, a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Agent as its Prime Rate, such rate to change contemporaneously with each change in the established and quoted rate. In the event that the

Agent, during the term of the Loans, shall abolish or abandon the practice of publishing the Prime Rate, the Prime Rate hereunder shall be the lowest published prime rate announced by one of the other Lenders under this Agreement. The Prime rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to a customer by Agent.

PROHIBITED TRANSACTION: A "prohibited transaction" as defined under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

PURCHASING LENDER: A Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

QUALIFIED ACCOUNT: Any Account of the Borrower which the Agent, in its sole discretion exercised in good faith, determines to have met all of the following minimum requirements:

         (i) The Account represents a complete bona fide transaction for goods sold and delivered or services rendered (excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Borrower to make such Account payable by the Account Debtor;

         (ii) The Account arises from an arm's-length transaction in the ordinary course of the business of the Borrower between the Borrower and an Account Debtor which (unless the Agent otherwise agrees in writing) is not (A) an Affiliate or Subsidiary of the Borrower, (B) a Person Controlled by a Subsidiary or Affiliate of the Borrower, (C) an officer, director, stockholder or employee of the Borrower or any Affiliate or Subsidiary of Borrower, or (D) a member of the family of an officer, director, stockholder or employee of the Borrower or a Subsidiary or Affiliate of the Borrower;

         (iii) The Account shall not (A) be or have been unpaid more than ninety (90) days from the original due date of the invoice or (B) be payable by an Account Debtor (1) more than 10% of whose Accounts are not deemed Qualified Accounts or (2) whose Accounts constitute 20% or more of the aggregate amount of all outstanding Accounts, provided, however, as to such (B)(2) Account Debtors, only the amount of such Accounts in excess of 20% shall not be a Qualified Account;

         (iv) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill-and-hold, consignment sale, guaranteed sale or sale-or-return basis or on the basis of any other similar understanding, and no part of such goods have been returned or rejected;

         (v) The Account is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment;

         (vi)    The Account Debtor with respect to the Account (A) is Solvent,
(B) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on his or its business, operations or properties, (C) has not made an assignment for the benefit of his or its creditors, (D) has not failed, suspended business, ceased to be Solvent, dissolved or consented to or suffered the appointment of a receiver, trustee, liquidator or custodian for him or it or for all or a significant portion of his or its assets or affairs,
(E) is not, in the sole discretion of the Agent exercised in good faith, deemed ineligible for credit for other reasons (including, without limitations, unsatisfactory past experience of the Borrower or any of the Subsidiary Entities, respectively, or the Agent with such Account Debtor or the unsatisfactory reputation of such account Debtor), and (F) is not located in Indiana, Minnesota, New Jersey or any other jurisdiction which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either (i) to receive a certificate of authority to do business and be in good standing in that jurisdiction, or (ii) to file a Notice of Business Activities Report or similar report with such jurisdiction's taxing authority, unless (X) Borrower has taken one of the actions described in clause (i) or (ii), (Y) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by Borrower at its election, or (Z) Borrower has proven, to the Agent's reasonable satisfaction, that it is exempt from any such requirements under any such jurisdiction's laws for all required periods;

         (vii) The Account Debtor is not located outside of the United States of America or Canada, unless the Borrower has delivered to the Bank any or all letters of credit and/or cash against documents relating to such Account or evidence of credit insurance, as requested by the Agent and deemed adequate and acceptable by the Agent;

         (viii) If an Event of Default exists, the Account Debtor is not the government of the United States of America, or any department, agency or instrumentality of the United States of America, unless the Borrower assigns its right to payment of such Account to the Agent, in form and substance satisfactory to the Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq.), as amended from time to time, or applicable similar or successor legislation has been fully complied with to the Agent's satisfaction with respect to such Account within a period of sixty (60) days from the date the Agent advises the Borrower that such compliance is required.

         (ix) The Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is only that portion of an Account which is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and the Account is not otherwise subject to any right of setoff to the extent of any of the foregoing.

         (x) The Account is subject to a valid, perfected, first priority Lien in favor of the Agent (other than the governmental accounts described in (viii) above), subject only to the Permitted Liens;

         (xi) The Account is evidenced by an invoice or other reasonably appropriate documentation;

         (xii) The Account is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

         (xiii) The goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien except a Lien in favor of the Agent;

         (xiv)   The Account is payable in freely transferable Dollars;

         (xv) The Borrower has not made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

         (xvi) The Borrower has not made any agreement with the Account Debtor to extend the time of payment of such Account beyond the ninety (90) day period referred to in (iii) unless the Account is supported by an irrevocable letter of credit issued by a Bank acceptable to Agent without prior written consent of the Lenders; and

         (xvii) No covenant, representation or warranty contained in this Agreement or any of the other Loan Documents with respect to such Account has been breached.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise Qualified Accounts shall be reduced to the extent of any accounts payable (including, without limitation, the Agent's good faith estimate of any contingent liabilities) owing by the Borrower or any of the Subsidiary Entities to such Account Debtor, which accounts payable are known as "contras".

QUALIFIED INVENTORY: Any Inventory of the Borrower which the Agent, in its sole discretion exercised in good faith, determines to have met all of the following minimum requirements:

         (i) The Inventory is finished goods, work in process or raw materials of the Borrower;

         (ii) The Inventory (A) is located in the United States or Canada at the premises listed on Schedule 4.14 and the Agent's Lien has been perfected at such location, unless the Borrower has complied with the terms of Section 5.14 and the Agent's Lien has been perfected in any new location for Inventory and
(B) is not in transit;

         (iii) The Inventory is not stored with a bailee, warehouseman, consignee or similar party;

         (iv) The Inventory is not located on the premises of an outside processor or an independent sales office;

         (v) The Inventory is new and of good and merchantable quality, is not obsolete and represents no more than an 18-month supply of such finished goods or raw materials;

         (vi) The Inventory is not packaging material or packaging supplies unless such materials or supplies have already been incorporated into the finished goods;

         (vii) The Inventory is subject to a valid, perfected, first priority Lien in favor of the Agent and is not subject to any other Lien whatsoever, other than the Permitted Liens;

         (viii) No covenant, representation or warranty contained in this Agreement or any of the other Loan Documents with respect to such Inventory has been breached; and

         (ix) The Inventory has not been manufactured in violation of any Federal minimum wage or overtime laws, including the Fair Labor Standards Act, 29 U.S.C. 215(a)(1) or any similar or successor legislation.

QUALIFIED LENDER: Either (i) the Agent or any Lender or (ii) any other bank or trust company organized under the laws of the United States of America or any state thereof, having total assets in excess of $5,000,000,000 and whose long-term certificates of deposit are rated "A" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., or "A" or better by Moody's Investors Service, Inc.

REGISTER:  This term shall have the meaning given it in Section 10.5c.

REGULATIONS D,G,T,U AND X: Regulations D, G, T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq., 12 C.F.R. Part 207 et. seq., 12 C.F.R. Part 220 et. seq., 12 C.F.R. Part 221 et. seq. and 12 C.F.R. Part 224 et. seq., respectively), as such regulations are now in effect and as may hereafter be amended.

REPORTABLE EVENT: A "reportable event" described in Section 4043 of ERISA and in 29 C.F.R. Part 2615.

REQUIRED LENDERS: Prior to the termination of the Revolving Credit Commitment, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Commitment Percentages of all the Lenders, and after the termination of the Revolving Credit Commitment, whether on the stated Revolving Credit Termination Date, by acceleration or otherwise, the Lenders whose outstanding principal amounts of the Loans aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the outstanding Loans.

RESTRUCTURING TRANSACTION: A series of transactions which have been consummated prior to the funding of the Loans on the Closing Date involving (i) the simultaneous mergers of the Affiliated Entities with and into the Borrower (known as Walter E. Best Company, Inc., immediately prior to such mergers) and
(ii) an amendment to the Articles of Incorporation of the Borrower to change its corporate name from Walter E. Best Company, Inc., to Best Lock Corporation.

REVOLVING BORROWING TRANCHE: A specified portion of a Revolving Credit Advance as follows: (i) any Revolving Credit Advance to which the LIBOR-Rate Option applies which becomes subject to the same LIBOR-Rate Option under the same Loan Request and for election of or conversion to an Interest Rate Option by the Borrower and which has the same LIBOR-Rate Interest Period shall constitute one Revolving Borrowing Tranche and (ii) any Revolving Credit Advance to which the Base Rate Option applies shall constitute one Revolving Borrowing Tranche.

REVOLVING CREDIT ADVANCE: Any individual borrowing by the Borrower under the Revolving Credit Loan which is extended by the Lenders and collectively, such advances the "REVOLVING CREDIT ADVANCES".

REVOLVING CREDIT COMMITMENT: The obligation of the Lenders to make available to the Borrower Revolving Credit Loans in a maximum aggregate principal amount not to exceed $28,000,000.

REVOLVING CREDIT LOAN: An individual borrowing by the Borrower under the Revolving Credit Commitment including any increases, extensions or renewals thereto or thereof and collectively, such loans the "REVOLVING CREDIT LOANS".

REVOLVING CREDIT NOTE: Any promissory note of the Borrower evidencing Indebtedness of the Borrower under the Revolving Credit Commitment and in substantially the form of Exhibit "A", together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

REVOLVING CREDIT TERMINATION DATE:  March 31, 2003.

SECURITY AGREEMENT: The Security Agreement executed by the Borrower and substantially in the form of Exhibit "D", together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof.

SECURITY DOCUMENTS: Any and all of (i) the Security Agreement, (ii) the Mortgages, (iii) the Pledge Agreement, (iv) the Thoroughbred Pledge Agreement,
(v) all additional documents and instruments entered into from time to time for the purpose of securing the Obligations, (vi) any and all ancillary documents and instruments relating to any of the foregoing, such as Uniform Commercial Code financing statements, and (vii) all extensions, renewals, amendments, substitutions, replacements and continuations to and of any of the foregoing.

SHAREHOLDER DISTRIBUTION: Any dividend, redemption or other acquisition for value of capital stock now or hereafter outstanding, return of capital or any distribution of assets to any shareholder.

SOLVENT: As to any Person, the condition which exists when such Person (i) owns assets whose value (both at fair market value and present fair saleable value) is, on the date of determination, greater than the amount of such Person's liabilities (including without limitation contingent and unliquidated liabilities), (ii) is able to pay all of its obligations as they mature and
(iii) has capital that is not unreasonably small and is sufficient in relation to its present business and transactions and all business and transactions in which it is about to engage.

STATED AMOUNT: As to any Letter of Credit, the lower of (i) the face amount thereof or (ii) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

SUBSIDIARY: Either (i) any corporation more than 50% of the outstanding voting securities of which is at the time owned or Controlled, directly or indirectly, by the Borrower or one or more Subsidiaries, or by the Borrower and one or more Subsidiaries, or (ii) any other Person which is so owned or Controlled.

SUBSIDIARY ENTITIES: First Thoroughbred, BULLC, NSC and Best Access and their respective successors.

TANGIBLE NET WORTH: An amount equal to (i) the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in accordance with GAAP, less intangible assets, whether or not in accordance with GAAP, including, without limitation, unamortized covenants not to compete, prepayments, deferred charges, unamortized debt discount and expense, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, all obligations owed to the Borrower or any of the Subsidiary Entities by any Affiliate or Subsidiary, and all loans by the Borrower or any of the Subsidiary Entities to its officers, shareholders, subsidiaries or employees.

TERM LOAN: The term loan made by the Lenders to the Borrower in the aggregate principal amount of $22,000,000, including any increases, extension or renewals thereto or thereof.

TERM LOAN MATURITY DATE:  March 31, 2004.

TERM LOAN NOTE: A promissory note of the Borrower evidencing indebtedness of the Borrower under the Term Loan, in substantially the form of Exhibit "B" or Exhibit "B-1", together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof, and collectively with each other Term Loan Note, the "TERM NOTES".

TERM LOAN TRANCHE: A specified portion of the principal amount of the Term Loan as follows: (i) any portion of the principal of the Term Loan to which the LIBOR-Rate Option applies which becomes subject to the same LIBOR-Rate Option under the same election of or conversion to an Interest Rate Option by the Borrower and which has the same LIBOR-Rate Interest Period shall constitute one Term Loan Tranche and (ii) the entire portion of the principal of the Term Loan to which the Base Rate Option applies shall constitute one Term Loan Tranche.

TRANSFER EFFECTIVE DATE: For each Assignment and Assumption Agreement, the date upon which such Assignment and Assumption Agreement is effective.

TRANSFEROR LENDER: The selling Lender pursuant to an Assignment and Assumption Agreement as permitted by Section 10.5.

TREASURY RATE APPLICABLE TO LIBOR-RATE LOAN PREPAYMENT: The rate per annum as of any "Funding Breakage Date" referenced in Subsection 2.1c(v) determined by the applicable Lender (which determination shall be conclusive absent manifest error) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding treasury rate maturity date and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date.)

UNIFORM COMMERCIAL CODE: The Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

1.2 ACCOUNTING TERMS. Each accounting term not defined herein and each accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

1.3 RULES OF CONSTRUCTION. (i) Except as otherwise specified herein, all references in any Loan Document (A) to any Person shall be deemed to include such Person=s heirs, executors, administrators, successors and assigns, (B) to any applicable Governmental Rule shall be deemed references to such Governmental Rule as the same may have been or may be amended, supplemented or replaced from time to time and (C) to any Loan Document defined or referred to herein shall be deemed references to such Loan Document (and, in the case of any Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

         (ii) When used in any Loan Document, the words "herein," and "hereunder" and words of similar import shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and the words "Article," "Section," "Subsection," "Schedule," "Exhibit," and "Annex" shall refer to Articles, Sections and

Subsections of, and Schedules, Exhibits and Annexes to, such Loan Document, unless otherwise specified.

         (iii) Whenever the context so requires, in all Loan Documents the use of or reference to any gender includes the masculine, feminine and neuter genders; "or" has the inclusive meaning represented by the phrase "and/or"; "including" has the meaning represented by the phrase "including without limitation"; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

ARTICLE 2.  THE LOANS

2.1      REVOLVING CREDIT COMMITMENT.

         2.1a    REVOLVING CREDIT LOANS.  The Lenders agree, severally and not jointly, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow, from the date hereof until the Revolving Credit Termination Date, an aggregate principal amount which, together with the aggregate Stated Amounts of all outstanding Letters of Credit, including any unreimbursed draws thereunder which have not been converted to Revolving Credit Loans, shall not exceed in the aggregate at any one time outstanding the lesser of (i) $28,000,000 or (ii) the Borrowing Base.

         2.1b    COMMITMENTS OF THE LENDERS.  Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower from time to time not to exceed an aggregate principal amount at any time equal to such Lender=s Commitment Percentage of the Revolving Credit Commitment; provided, however, that in no event shall any Lender be required to advance an amount in excess of its Commitment with respect to the Revolving Credit Loans; and provided, further, that if any Lender fails to advance to the Borrower its commitment Percentage of any Revolving Credit Loan, the remaining Lenders shall not be required to advance to the Borrower the defaulting Lender=s share of such Revolving Credit Loan.

         2.1c    MANDATORY AND VOLUNTARY REDUCTIONS OF REVOLVING CREDIT
COMMITMENT; MANDATORY AND VOLUNTARY PRINCIPAL PAYMENTS.

         (i) BORROWING BASE AMOUNT. In the event that at any time either any Loan Account or the Borrowing Base Certificate most recently delivered by the Borrower to the Agent shows that the Outstanding Revolving Credit Amount exceeds the Borrowing Base, the Borrower shall repay, simultaneously with the delivery of any such Borrowing Base Certificate to the Agent or upon demand by the Agent, whichever is earlier, an amount which is sufficient to reduce the Outstanding Revolving Credit Amount so that, after such repayment, the Borrowing Base has not been exceeded. Until such repayment occurs, the Lenders shall not be required to make additional Revolving Credit Loans to the Borrower, and the Issuing Bank shall not be required to issue any Letters of Credit.

         (ii) VOLUNTARY PERMANENT REDUCTIONS. Upon two Business Days' written notice to the Agent, the Borrower may from time to time voluntarily permanently reduce the Revolving Credit Commitment. Each voluntary reduction shall be in a minimum amount of $1,000,000 or, if greater than $1,000,000, in integral multiples of $500,000.

         (iii) EFFECT OF REDUCTIONS. The portion of the Revolving Credit Commitment so terminated pursuant to the preceding item (ii) shall no longer be available for borrowing. Simultaneously with each voluntary permanent reduction, the Borrower shall make a payment of the outstanding Revolving Credit Loans equal to the excess, if any, of (A) the aggregate principal amount of the Outstanding Revolving Credit Amount over (B) the Revolving Credit Commitment, as so reduced, and all accrued and unpaid interest thereon. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Section 2.1c(v) and Section 2.4e, if any).

         (iv) APPLICATION OF REDUCTIONS AND PREPAYMENTS. Any and all Revolving Credit Commitment reductions or prepayments (mandatory or voluntary) made pursuant to any particular item of this Section 2.1c shall be made in addition to, and not in lieu of, any and all Revolving Credit Commitment reductions and prepayments (mandatory or voluntary) to be made pursuant to any other item of this Section 2.1c. All such mandatory and voluntary prepayments of Revolving Credit Loans shall be accompanied by all accrued and unpaid interest thereon and all amounts due pursuant to Section 2.1c(v) and Section 2.4e, if any, and, in the case of a permanent reduction of the Revolving Credit Commitment to zero, any other outstanding Obligations relating to the Revolving Credit Commitment which are then due and payable. All such mandatory and voluntary prepayments shall be applied by the Agent to repay Base Rate Loans first, and then to repay LIBOR-Rate Loans.

         (v) FUNDING BREAKAGE FEE. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Revolving Borrowing Tranche or Term Loan Tranche of any LIBOR-Rate Loan becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another Interest Rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due) on a day other than the last day of the corresponding LIBOR-Rate Interest Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Fee") determined by such Lender as follows:

                 (A) first, calculate the following amount (w) the principal amount of such Revolving Borrowing Tranche or Term Loan Tranche of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (x) the greater of (1) zero or (2) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Treasury Rate Applicable to LIBOR-Rate Loan Prepayment as of the Funding Breakage Date, times (y) the number of days from and including the Funding Breakage Date to but not including the last day of such LIBOR-Rate Interest Period, times (z) l/360; and

                 (B) the Funding Breakage Fee to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate Applicable to LIBOR-Rate Loan Prepayment as of such Funding Breakage Date, and calculated on the basis of a year of 360 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (A) (which amount described in the preceding clause (A) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding LIBOR-Rate Interest Period).

Such Funding Breakage Fee shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Fee, pay to such Lender an additional amount equal to interest on such Funding Breakage Fee from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this Subsection shall be determined in good faith by such Lender, and such determination shall be conclusive.

         2.1d    AMOUNT OF REVOLVING CREDIT LOANS.  Except as required by
Section 2.4d, each Revolving Credit Loan shall be in a minimum amount of $500,000, or if in excess of $500,000, in integral multiples of $100,000; provided, however, that if the entire amount of Revolving Credit Loans available to the Borrower is less than $500,000, then such Revolving Credit Loan shall be for such entire amount.

         2.1e    REPAYMENTS.  Except for prepayments or repayments required (i)
pursuant to Section 2.1c and (ii) as otherwise provided herein, each repayment of Revolving Credit Loans made by the Borrower shall be in a minimum principal amount and an integral multiple of $50,000; provided, however, that if the entire amount of Revolving Credit Loans then outstanding is less than $50,000, then the Borrower shall repay such entire lesser amount. On the Revolving Credit Termination Date the entire Outstanding Revolving Credit Amount, plus all accrued and unpaid interest thereon, any unpaid Fees relating thereto and any other outstanding Obligations relating to the Revolving Credit Commitment shall be due and payable in immediately available funds.

         2.1f    REVOLVING CREDIT NOTE.  The obligation of the Borrower to
repay, on or before the Revolving Credit Termination Date, the aggregate unpaid principal amount of Revolving Credit Loans shall be evidenced by Revolving Credit Notes, each substantially in the form of Exhibit "A", (i) drawn by the Borrower to the order of a Lender in the maximum amount of that Lender's Commitment Percentage of the Revolving Credit Commitment, (ii) duly executed by the Borrower and (iii) delivered to the Agent for redelivery to such Lender. The principal amount actually due and owing each Lender under the Revolving Credit Note payable to it shall be the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender, all as shown on the Loan Accounts established pursuant to Section 2.8.

2.2      LETTERS OF CREDIT.

         2.2a    ISSUANCE OF LETTERS OF CREDIT.  From time to time during the term of the Revolving Credit Commitment and subject to the terms and conditions hereof, the Issuing Bank hereby agrees to issue Letters of Credit for the account of the Borrower. Each such Letter of Credit shall be in form and substance satisfactory to the Issuing Bank. The issuance of all Letters of Credit shall be subject to the following terms and conditions:

         (i) STATED AMOUNT. The aggregate Stated Amount of all Letters of Credit shall not exceed at any one time $5,000,000.

         (ii) TERMS OF LETTER OF CREDIT. The Borrower shall not request any Letter of Credit to be issued except within the following limitations: (A) each Letter of Credit shall have an expiration date no later than the earlier of (x) three hundred sixty-five (365) days after the date of issuance for any commercial documentary Letter of Credit and (y) the date which is twenty (20) Business Days prior to the Revolving Credit Termination Date, and (B) shall be denominated in Dollars. Each Letter of Credit shall be satisfactory in form, substance and beneficiary to the Issuing Bank in its discretion.

         (iii) NO VIOLATION OF BORROWING BASE. At no time may a Letter of Credit be issued if such issuance would cause the Borrower to be in violation of the Borrowing Base restriction set forth in Section 2.1a.

         (iv) APPLICATION. Each Letter of Credit shall be issued in accordance with the Issuing Bank's then current practices relating to the issuance by the Issuing Bank of commercial documentary or standby letters of credit, including but not limited to the payment by the Borrower of all Letter of Credit Fees and other charges, as set forth in Subsection 2.9b. Each Letter of Credit shall be issued only after receipt by the Issuing Bank of its then current application and agreement for commercial documentary or standby letters of credit, properly completed and executed by the Borrower and delivered to the Issuing Bank at least three (3) Business Days prior to the requested issuance date.

         (v)     REQUESTS FOR LETTERS OF CREDIT; CONDITIONS PRECEDENT.
Letters of Credit may by requested by the Borrower at any time during which the Revolving Credit Commitment is in place. Once requested, Letters of Credit will be issued only after all conditions precedent to the issuance thereof, as set forth in Section 7.1 have been satisfied, and all Letter of Credit Fees described in Section 2.9b have been paid.

         2.2b    SUSPENSION OF COMMITMENT TO ISSUE LETTERS OF CREDIT.

         (i) SUSPENSION OF COMMITMENT. In the event any restrictions are imposed by any Governmental Rule which would prevent the Issuing Bank from issuing any Letter of Credit, the commitment of the Issuing Bank to issue Letters of Credit hereunder shall be immediately suspended. In the event of any such suspension, the Borrower may continue to borrow under the Revolving Credit Commitment, subject to the terms and conditions of this Agreement.

         (ii) ACTION UPON SUSPENSION OF COMMITMENT. The Issuing Bank shall notify the Agent, the Lenders and the Borrower as soon as practicable of the existence and nature of any Governmental Rule which would cause or has caused the suspension of its commitment to issue Letters of Credit hereunder. Such suspension shall continue until the Issuing Bank notifies the Agent, the Lenders and the Borrower that the Issuing Bank is no longer prevented from issuing Letters of Credit.

         2.2c    PAYMENTS UNDER LETTERS OF CREDIT.

         (i) PAYMENTS UPON DRAW. Upon the occurrence of any draw under any Letter of Credit, the Borrower hereby agrees to repay immediately to the Issuing Bank on the same day such draw is honored by the Issuing Bank, in immediately available funds in Dollars, the amount of such draw or draft, together with any and all costs or expenses which the Issuing Bank may incur in connection with such Letter of Credit, without any requirement of notice, presentment or demand by the Issuing Bank, all of which are hereby waived by the Borrower. In order to implement the foregoing, upon the occurrence of draw under any Letter of Credit, unless the Issuing Bank is immediately so reimbursed by the Borrower with other funds, the Borrower irrevocably authorizes the Agent to treat such draw as a request for a Revolving Credit Loan in the amount of such draw, and the Borrower irrevocably authorizes the Agent and the Lenders to make Revolving Credit Loans in the aggregate amount of such draw. The Borrower further authorizes the Agent to retain the proceeds of any such Revolving Credit Loan and credit such proceeds so as to immediately eliminate the liability of the Borrower to the Issuing Bank pertaining to such draw on such Letter of Credit. The Agent shall promptly notify each Lender (which notice may be by telephone promptly confirmed in writing) of such Revolving Credit Loans. No later than the Agent's close of business on the date such notice is given if such notice is given prior to 12:00 p.m., Chicago time, otherwise on the next succeeding Business Day, each Lender will pay to the Agent, in immediately available funds, an amount equal to such Lender's Commitment Percentage.

         (ii) PAYMENT UPON BANKRUPTCY, ETC. In the event that an Event of Default pursuant to Subsections 8.lc or 8.1d occurs and at such time there are outstanding unexpired Letters of Credit, the Borrower hereby authorizes the Agent and the Lenders to make a Revolving Credit Loan in the amount of the aggregate Stated Amount of such unexpired Letters of Credit, the proceeds of which Revolving Credit Loan shall be placed in a deposit account for the sole benefit of and under the sole dominion and control of the Issuing Bank and which shall be used to reimburse the Issuing Bank for draws upon any such unexpired Letters of Credit. If from time to time as draws on outstanding Letters of Credit have been honored and as outstanding Letters of Credit expire, funds remain in such deposit account in excess of the then aggregate Stated Amount of the remaining Letters of Credit, those funds shall be returned to the Agent and shall be applied by the Agent to reduce the outstanding Obligations.





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





         (iii) PAYMENTS AFTER TERMINATION OF REVOLVING CREDIT COMMITMENT. If all Revolving Credit Loans have been paid and the Revolving Credit Commitment terminated for any reason, whether on or prior to the Revolving Credit Termination Date, the Borrower shall immediately upon demand by the Issuing Bank or the Agent deposit into, and keep on deposit in, a deposit account, for the sole benefit of and under the sole dominion and control of the Issuing Bank, an amount equal to at least 100% of the aggregate Stated Amounts of all outstanding Letters of Credit, from time to time, for the purpose of providing the Issuing Bank with a means of repayment of draws or drafts under or against the Letters of Credit. At such time as the Issuing Bank shall have no further obligations under and pursuant to any Letter of Credit, the Issuing Bank, after reimbursing itself for all draws and expenses against all Letters of Credit, shall promptly remit the balance of such deposit account, if any, to the order of the Borrower.

         (iv)    CONDITIONS PRECEDENT TO REVOLVING CREDIT LOAN PURSUANT TO
SECTION 2.2C. All Revolving Credit Loans which the Borrower authorizes the Agent and the Lenders to make pursuant to this Section 2.2c shall be made whether or not at the time of any such Revolving Credit Loan all conditions precedent to the making of such Revolving Credit Loan, as set forth in Article 7, have been met. For the sole purpose of implementing this Section 2.2c, any provisions of this Agreement which are inconsistent with this Section 2.2c are superseded.

         (v) INTEREST RATES. Any Revolving Credit Loans made pursuant to this Section 2.2c shall initially bear interest at the Base Rate Option until converted by the Borrower to another Interest Rate Option as provided in
Section 2.4a, unless the Default Rate is in effect at the time such Revolving Credit Loan is made, in which case such Revolving Credit Loans shall bear interest at the Default Rate until the Default Rate becomes inapplicable.

         2.2d    AUTHORITY OF ISSUING BANK.  Each Lender irrevocably authorizes the Issuing Bank to issue, reconfirm, renew, reissue, amend and extend Letters of Credit in accordance with the Terms of this Agreement. Upon issuing any Letter of Credit, the Issuing Bank shall promptly notify the Agent (by telephone or otherwise), which notice shall specify the stated amount and term of the Letter of Credit. The Agent shall, promptly upon receiving such notice, notify each Lender of the issuance of a Letter of Credit and of its Commitment Percentage.

         2.2e    PARTICIPATION IN LETTERS OF CREDIT.  The Issuing Bank hereby sells, and each Lender hereby purchases, on a continuing basis, a Participation and an undivided interest in (i) the obligations of the Issuing Bank to honor any drawing under any Letter of Credit issued pursuant to this Agreement, and any drawing under any Letter of Credit and (ii) the Indebtedness of the Borrower to the Issuing Bank under this Agreement in respect of each Letter of Credit, such Participation being in the amount of such Lender's Commitment Percentage of such obligations and Indebtedness. Concurrently with the issuance of each Letter of Credit, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each Lender, and each

Lender automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in the amount of each Lenders' Commitment Percentage, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit.

2.3      TERM LOAN.

         2.3a    Term Loan: Term Loan Notes.  The Lenders agree, severally and not jointly, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, to make the Term Loan to the Borrower in an aggregate principal amount of $22,000,000. The Term Loan shall be funded in one drawing and amounts borrowed thereunder and repaid may not be reborrowed. The obligation of the Borrower to repay, on or before the Term Loan Maturity Date shall be evidenced by the Term Loan Notes, each substantially in the form of Exhibit "B," (except that $770,000 of the principal amount due at the Term Loan Maturity Date shall be evidenced by Term Loan Notes in the form of Exhibit "B-1" secured in part by Mortgage Parcel(s) located in the State of New York) (i) drawn by the Borrower to the order of a Lender in the amount of that Lender's Commitment Percentage of the Term Loan,
(ii) duly executed by the Borrower and (iii) delivered to the Agent for redelivery to such Lender.

         2.3b    COMMITMENTS OF THE LENDERS.  Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make the Term Loan to the Borrower in an amount not to exceed the principal amount equal to such Lender's Commitment Percentage of the Term Loan. If any Lender fails to advance to the Borrower its Commitment Percentage of the Term Loan, the remaining Lenders shall not be required to advance to the Borrower the defaulting Lender's share of the Term Loan.

         2.3c    TERM LOAN SCHEDULED PAYMENTS.  Principal payments under the
Term Loan Notes shall be due and payable in consecutive quarterly installments beginning on June 30, 1998 and continuing thereafter on the last day of each September, December, March and June, in the amounts set forth in the chart below, and otherwise in accordance with the terms set forth in the Term Loan Notes.

                                                               REQUIRED
                       DATE                                PRINCIPAL PAYMENT

        6/30, 9/30, 12/31/1998 and 3/31/99                   $  625,000.00
        6/30, 9/30, 12/31/1999 and 3/31/00                      750,000.00
        6/30, 9/30, 12/31/2000 and 3/31/01                      875,000.00
        6/30, 9/30, 12/31/2001 and 3/31/02                    1,000,000.00
        6/30, 9/30, 12/31/2002 and 3/31/03                    1,125,000.00
              6/30, 9/30, 12/31/2003                          1,125,000.00

On the Term Loan Maturity Date, any outstanding Obligations relating to the Term Loan shall be due and payable.

         2.3d    PREPAYMENT OF TERM LOAN

                 (i) MANDATORY PREPAYMENTS. Mandatory prepayments of the Term Loan shall be due and payable upon the occurrence of any of the following events in the amounts described below.

                 (A) Upon the issuance of any Indebtedness of the Borrower or any Subsidiary superior to or on a parity with the Loans (other than Indebtedness permitted pursuant to Section 6.1 hereof), a prepayment of the outstanding principal of the Term Loan in an amount equal to 100% of the proceeds of such issuance shall be and become immediately due and payable.

                 (B) Upon the issuance of equity securities by the Borrower or any Subsidiary, a prepayment of the outstanding principal of the Term Loan in an amount equal to 50% of the proceeds of such issuance (net of usual and customary costs and expenses) shall be and become immediately due and payable.

         (ii) VOLUNTARY PREPAYMENTS. The Borrower may prepay the outstanding principal of the Term Loan in amounts of $50,000 and any integral multiple thereof (subject to the requirements of Section 2.4d) upon ten (10) days prior without notice to the Agent specifying the proposed date of prepayment and the amount to be prepaid ( a "Term Loan Prepayment Notice"). Each Term Loan Prepayment Notice shall be irrevocable and upon delivery thereof to the Agent the amount specified therein shall be and become due and payable on the date specified therein.

         (iii) PAYMENT OF INTEREST AND FEES ON PREPAYMENT. Each prepayment of principal of the Term Loan pursuant to the Subsection 2.3d shall be accompanied by payment of all accrued and unpaid interest on the amount prepaid. Prepayment shall be without premium or penalty, provided that prepayment of any Term Loan Tranche bearing interest under the LIBOR-Rate Option shall be accompanied by the Funding Breakage Fee calculated pursuant to Subsection 2.1c(v) and all amounts owed pursuant to Section 2.4e, if any.

         2.3e    INTEREST RATE.  The Term Loan shall bear interest at the rate or rates set forth in Section 2.4 hereof, unless the Default Rate is in effect at that time, in which case the Term Loan shall bear interest at the Default Rate until the Default Rate becomes inapplicable.

2.4      INTEREST.

         2.4a    INTEREST RATES.  During the term hereof the interest
applicable to the Loans outstanding may fluctuate in accordance with the terms and provisions of this Section 2.4a.

         (i) BASE RATE AND LIBOR-RATE OPTIONS. Subject to the limitations set forth in Subsection 2.4b(i), interest (A) under the Base Rate Option shall accrue at a rate per annum equal to the sum of the Base Rate plus the Applicable Margins as set forth on Annex B, and (B) under the LIBOR-Rate Option shall accrue at a rate per annum equal to the sum of the LIBOR-Rate plus the Applicable Margins as set forth on Annex B, and in all cases the Applicable Margin shall fluctuate in accordance with the Funded Debt to EBITDA Ratio as set forth on Annex B. The Applicable Margin for the Base Rate Loans and the LIBOR-Rate Loans effective as of the Closing Date will be at the Level on Annex B which corresponds to the Funded Debt to EBITDA Ratio to be determined by the Lenders from the Closing Date Applicable Margin Statements delivered to the Lenders by the Borrower.

         2.4b    ADJUSTMENTS TO INTEREST RATES AND FEES.

         (i) CHANGES IN FUNDED DEBT TO EBITDA RATIO. Interest rate and Fee adjustments resulting from changes in the Funded Debt to EBITDA Ratio shall be made without notice to the Borrower, based on such ratio as of the end of a Fiscal Quarter. The applicable interest rate or Fee shall be reduced to a specified Level only in the event that (A) no Default or Event of Default exists as of the date of determination and (B) the required Funded Debt to EBITDA Ratio has been satisfied; provided, however, that if a Default or Event of Default has been remedied as provided in Section 8.1 within any applicable cure period set forth therein or waived by the Lenders in writing, the applicable interest rate or Fee shall be reduced effective as of the applicable date contemplated by Subsections (A) through (C) below. All adjustments shall be determined by the Agent and shall be effective as follows:

                 (A) the Agent shall make its interest rate determination within five (5) Business Days of the receipt by the Lenders (the "Review Period") of the Borrower's quarterly or annual financial statements and Compliance Certificate indicating that an adjustment in the Applicable Margin or Fee is warranted;

                 (B) any reduction or increase in the Applicable Margin after the Review Period with respect to a Revolving Borrowing Tranche or a Term Loan Tranche for a LIBOR-Rate Loan shall be effective on the first day following the maturity of a LIBOR-Rate Interest Period; provided that if Funded Debt to EBITDA Ratio which warranted an adjustment to the Applicable Margin has not been maintained for any Fiscal Quarter pending maturity of such LIBOR-Rate Interest Period the Applicable Margin shall not be reduced;

                 (C) any reduction or increase in the Applicable Margin with respect to a Revolving Borrowing Tranche or a Term Loan Tranche for a Base Rate Loan or any Fee shall be effective one (1) Business Day following the Review Period; and

                 (D) if any financial statements necessary for calculation of the Funded Debt to EBITDA Ratio provided for in this Section 2.4b are not delivered to the Agent within the time periods specified in Section 5.2, and such statements when ultimately delivered give rise to an increase in the Applicable Margin or Fees, such increase shall be retroactive to the date such financial statements were required to be delivered pursuant to Section 5.2.

         (ii) CHANGES IN BASE RATE. The Base Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate or the Fed Funds Rate, which adjustments shall be automatically effective on the day of any such change.

         (iii) CHANGES IN LIBOR-RATE RESERVE PERCENTAGE. The LIBOR-Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the LIBOR-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

         (iv) DEFAULT RATE. Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to two percent (2%) in excess of the rate then in effect (e.g. the Base Rate plus the Applicable Margin plus 2%, or the LIBOR-Rate plus the Applicable Margin plus 2%); provided that with respect to any sum other than principal of the Loans which bears interest at the Default Rate pursuant to this Agreement or any of the other Loan Documents, Default Rate shall mean the Base Rate plus the Applicable Margin plus 2%.

         2.4c    INTEREST RATE OPTION ELECTIONS RENEWALS AND CONVERSIONS.
Subject to the remaining provisions of this Agreement, the Borrower shall have the option to elect to have all or any Revolving Borrowing Tranche or Term Loan Tranche bear interest at either of the

Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Borrowing Tranches or Term Loan Tranches to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with Section 2.5. Elections of, conversions to or renewals of the Base Rate Option shall continue in effect until converted to the LIBOR-Rate Option. Elections of, conversions to or renewals of the LIBOR-Rate Option shall expire as to each such LIBOR-Rate Option at the expiration of the applicable LIBOR-Rate Interest Period. Any Revolving Borrowing Tranche or Term Loan Tranche outstanding for which no elections have been made shall bear interest under the Base Rate Option.

         2.4d    LIMITATION ON ELECTION OF LIBOR-RATE OPTIONS.  Each election of the LIBOR-Rate Option or the prepayment of all or any LIBOR-Rate Loans shall be in the minimum principal amount of $1,000,000 or, if in excess of $1,000,000, in integral multiples of $500,000. At no time during the term hereof may there be more than (i) a total of six (6) separate Revolving Borrowing Tranches in effect, no more than five (5) of which may bear interest at the LIBOR-Rate Option, and (ii) a total of six (6) separate Term Loan Tranches in effect, no more than five (5) of which may bear interest at the LIBOR-Rate Option. Upon the occurrence and during the continuance of an Event of Default, the Borrower's right to elect, renew or convert to LIBOR-Rate Loans shall be suspended.

         2.4e    SPECIAL PROVISIONS RELATING TO LIBOR-RATE OPTION.

         (i) LIBOR-RATE UNASCERTAINABLE. In the event that on any date on which a LIBOR-Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR-Rate, the Agent shall give prompt notice of such determination to the Borrower and the other Lenders, and until the Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the LIBOR-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

         (ii) ILLEGALITY OF OFFERING LIBOR-RATE. If the Agent shall determine in good faith, which determination shall be final and conclusive, that compliance by the Agent or any Lender with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for such Lender to make or maintain LIBOR-Rate Loans, the Agent shall give notice of such determination to the Borrower and the Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the Agent shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

                 (A) with respect to any LIBOR-Rate Interest Periods thereafter commencing, interest on the corresponding LIBOR-Rate Loans shall be computed and payable under the Base Rate Option; and

                 (B) on such date, if any, as shall be required by law, any LIBOR-Rate Loans then outstanding shall be automatically renewed at the Base Rate Option: and the Borrower shall pay to the Lenders the accrued and unpaid interest on such LIBOR-Rate Loans to (but not including) such renewal date. The Borrower shall pay the Lenders any additional amounts reasonably necessary to compensate the Lenders (on an after-tax basis) for any out-of-pocket costs incurred by the Lenders as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant LIBOR-Rate Interest Period, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them to loan or maintain the Loans so converted. The Lenders shall furnish to the Borrower a certificate showing the calculation of the amount necessary to compensate the Lenders (on an after-tax basis) for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrower shall pay such amount to the Lenders, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

         (iii) INABILITY TO OFFER LIBOR-RATE. In the event that a Lender shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to the LIBOR-Rate Loans which would enable such Lender to fund such LIBOR-Rate Loans, then such Lender shall immediately notify the Agent. The Agent shall then notify the Borrower that the right of the Borrower to borrow under, convert to or renew the LIBOR-Rate Option shall be suspended. Following notification of the suspension of the LIBOR-Rate Option, the Borrower agrees to negotiate with the affected Lender for a modified LIBOR-Rate which will allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and the affected Lender cannot agree on a modified LIBOR-Rate, any notice of borrowing under, conversion to or renewal of the LIBOR-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein.

         (iv)    INDEMNITY.  In addition to the other provisions of this
Section 2.4e, the Borrower hereby agrees to indemnify the Agent and the Lenders against any loss or expense which the Agent or any Lender may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the LIBOR-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any LIBOR-Rate Loan or in making any payment or prepayment of any LIBOR-Rate Loan or any part thereof on any day other than the last day of the relevant LIBOR-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by the Agent or any Lender in respect of funds borrowed by it for the purpose of making or maintaining any LIBOR-Rate Loan as determined in good faith by the Agent or any Lender in the exercise of its sole but reasonable discretion. The affected Lender shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to the affected Lender within ten days of the Borrower's receipt of such certificate.

         2.4f    YIELD PROTECTION.  If any Governmental Rule or the
interpretation or application thereof by any court, any Governmental Authority charged with the administration thereof or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

         (i) subjects the Agent or any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Agent or such Lender and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Agent or any Lender with respect to payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Agent or such Lender); or

         (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by the Agent or any Lender (other than such requirements which are included in the determination of the LIBOR-Rate hereunder); or

         (iii) imposes upon the Agent or any Lender any other condition with respect to this Agreement; and the result of any of the foregoing is to increase the cost to the Agent or the affected Lender, reduce the income receivable by the Agent or such Lender, reduce the rate of return on the Agent's or such Lender's capital or impose any expense upon the Agent or such Lender by an amount which the Agent or such Lender in its sole but reasonable discretion deems to be material (each, a "Yield Protection Event"), the Agent or the affected Lender shall from time to time notify the Agent of the amount determined by such Lender (which determination absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Agent or such Lender (on an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, and setting forth the calculations therefor, and the Agent shall thereupon notify the Borrower. The affected Lender shall notify the Borrower of any Yield Protection Event as promptly as possible. The Borrower shall pay such amount to the Agent or the affected Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such notice from the Agent.

         2.4g    METHOD OF CALCULATION.  In determining the amount due the
Agent and the Lenders hereunder by reason of the application of this Section 2.4, the Agent and the Lenders may use any reasonable averaging or attribution method; provided, however, that the Agent and each Lender must use reasonable efforts to minimize such losses and costs.

         2.4h    INTEREST PAYMENT DATES.  Interest due on all outstanding Base
Rate Loans shall be payable quarterly in arrears on the last day of each calendar quarter for the period just ended, with the first such payment due on June 30, 1998. Interest due on all outstanding LIBOR-Rate Loans shall be payable on the last day of each LIBOR-Rate Interest Period and, for LIBOR-Rate Interest Periods of six months, also on the 90th day of such LIBOR-Rate Interest Period. All accrued and unpaid interest on the Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date and all accrued and unpaid interest on the Term Loan shall be due and payable on the Term Loan Maturity Date. After any maturity of any Note or the Obligations, whether on a scheduled maturity date, by acceleration or otherwise, all accrued and unpaid interest shall be due and payable on demand until all amounts due hereunder are paid in full.

         2.4i    CALCULATION OF INTEREST.  Interest under the Loans shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

2.5 REQUESTS FOR LOANS, INTEREST RATE OPTIONS AND CONVERSIONS. Each request for a Revolving Credit Loan (other than in connection with Letters of Credit as to which Section 2.2c shall apply), and for the election or renewal of or conversion to an Interest Rate Option for any Loan shall be made to the Agent orally or in writing by an Authorized Officer no later than 11:00 a.m. (Chicago time) (i) on the Business Day of such Loan or Interest Rate Option election, renewal or conversion, with respect to Base Rate Loans and (ii) at least three (3) Business Days prior thereto, with respect to LIBOR-Rate Loans. Any oral request for a Loan or an Interest Rate Option shall be followed immediately by the Borrower's written confirmation of such request executed by an Authorized Officer, which confirmation must set forth the amount and date of the Loan, if applicable, the Interest Rate Option selected and, if applicable, the LIBOR-Rate Interest Period being selected and the proposed effective date thereof. All written requests and confirmations shall be made pursuant to a Loan Request in the form of Exhibit "C." A request from the Borrower pursuant to this Section 2.5 with respect to a LIBOR-Rate Loan shall irrevocably commit the Borrower to accept such LIBOR-Rate Loan on the date specified in such request. The Agent shall promptly notify the Lenders of each request for a Loan no later than by 12:00 p.m. (Chicago time) on the Business Days referred to in clause (i) or (ii) above. Each Lender shall make its Commitment Percentage of any Loan available to the Borrower in immediately available funds at the principal office of the Agent prior to 2:00 p.m. (Chicago time) on the date such Loan is to be made.

2.6 METHOD OF DISBURSEMENTS AND PAYMENTS. All Loans shall be made by the Agent funding the account of the Borrower maintained at the Agent. All payments of principal, interest, Fees, costs and other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Agent at the Agent's principal office at 135 South LaSalle Street, Chicago, Illinois 60603 not later than 11:00 a.m. (Chicago time) on the due date, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. All such Loans and payments shall be made in cash or shall be immediately good funds when either transferred by the Agent into the Borrower's account with the Agent, or when delivered by the Borrower to the Agent, as the case may be.

2.7 CAPITAL ADEQUACY. If (i) any adoption of, change in or interpretation of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A) 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix A) or any court requires that the commitments of any Lender hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on such Lenders capital as a consequence of such commitments to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Agent and the Borrower a certificate of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to such commitments (the ACapital Compensation Amount"), calculated in good faith, using reasonable attribution and averaging methods, which certificate, absent manifest error, shall be presumed to be correct. Such amount shall be due and payable by the Borrower to the affected Lender ten (10) days after such notice is given.

2.8 LOAN ACCOUNTS. Each Lender shall open and maintain on its books a Loan Account in the Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest, Fees and other amounts due and sums paid to such Lender hereunder and under the other Loan Documents. Except in the case of manifest error in computation, such records shall be conclusive and binding on the Borrower as to the amount at any time due to such Lender from the Borrower.

2.9 FEES. The Borrower shall pay the following Fees, all of which shall be fully earned when due and nonrefundable:

         2.9a    COMMITMENT/AGENCY FEES.  The Borrower shall pay a commitment fee and agency fees to the Agent, as set forth in the Fee Letter.

         2.9b    LETTER OF CREDIT FEES.  The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a per annum fee (A) for the issuance of each standby Letter of Credit equal to the applicable fee for standby Letters of Credit in the Pricing Matrix set forth in Annex B hereto, multiplied by the daily stated amount of all such outstanding standby Letters of Credit for the number of days outstanding, payable on the last day of each Calendar Quarter and (B) for the issuance of each commercial documentary Letter of Credit, equal to the applicable fee for commercial Letters of Credit (determined on the date each payment is due) in the Pricing Matrix set forth in Annex B hereto, multiplied by the stated amount of each such Letter of Credit, and payable on the day of issuance of each Letter of Credit and annually thereafter on each anniversary of such date of issuance. In addition, the Borrower shall pay to the Issuing Bank, for its own account, a fronting fee for each standby Letter of





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Credit issued hereunder in an amount equal to .125% of the stated amount of each such Letter of Credit payable on the date of issuance thereof, and the Issuing Bank's customary transaction charges, as from time to time in effect, for the documentation, administration, amendment and transfer of all Letters of Credit (both commercial and standby), including but not limited to any amendment, renewal or assignment thereof, along with any telecommunications costs and other incidental expenses incurred by the Issuing Bank in connection therewith.

         2.9c    UNUSED LINE FEE.  The Borrower shall pay to the Agent, for the pro rata benefit of Lenders, a fee in an amount equal to the Revolving Credit Commitment less the sum of the average daily balance of the Revolving Credit Loans and the average daily face amount of the outstanding Letters of Credits during the preceding Fiscal Quarter multiplied by the applicable Commitment Fee (determined on the date such payment is due) in the Pricing Matrix set for in Annex B hereto, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable quarterly in arrears on the last day of the first Fiscal Quarter following the Closing Date and the last day of each Fiscal Quarter thereafter.

         2.9d FEES FULLY EARNED.  All Fees payable to the Agent, the
          Lenders or the Issuing Bank pursuant to any Loan Document shall be fully earned when due and shall be non-refundable.

2.10 ALL OBLIGATIONS TO CONSTITUTE ONE OBLIGATION. All Obligations shall constitute one general obligation of the Borrower, and shall be secured by the Agent's Lien on the Collateral for the benefit of the Lenders and by all other Liens heretofore, now or at any time or times hereafter granted by the Borrower to the Agent.

2.11 PAYMENT FROM ACCOUNTS MAINTAINED BY THE BORROWER. The Agent is hereby authorized to effect payment of principal, interest, the fees described in the Fee Letter, and cash management fees by debiting a demand deposit account of the Borrower now or in the future maintained with the Agent with appropriate debits to the Loan Accounts for such amounts, provided that the Agent shall give immediate notice thereof to the Borrower.


ARTICLE 3.  SET-OFF AND SECURITY INTERESTS

3.1 SET-OFF. To secure the repayment of the Obligations, the Borrower hereby gives to each Lender and any Participant a Lien and security interest upon and in any of the Borrower's property, credits, securities and Money which may at any time be delivered to, or be in the possession of, or owed by such Lender and any Participant in any capacity whatever, including the balance of any deposit account maintained by the Borrower with such Lender or the Participant, as the case may be. The Borrower hereby authorizes each Lender and each Participant, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at such Lender's or the Participant's option, to apply (through debit, set-off or otherwise), at the discretion of such Lender or the Participant, to the payment of the





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Obligations any and all such property, credits, securities or Money now or hereafter in the hands of the Lender or the Participant or belonging or owed to the Borrower.

3.2 PERSONAL PROPERTY INTERESTS. To secure the repayment of the Obligations, the Borrower hereby grants to the Agent for and on behalf of the Lenders, a Lien, subject only to Permitted Liens, in all of its now owned or hereafter acquired Equipment, Fixtures, Goods, Inventory, Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Investment Property, all as more fully described in the Security Documents. To further evidence the grant of such Liens, on or prior to the Closing Date and from time to time thereafter the Borrower shall execute and deliver to the Agent (i) a Security Agreement substantially in the form of Exhibit "D," (ii) the Pledge Agreement and the First Thoroughbred Pledge Agreement substantially in the forms of Exhibit "E" and Exhibit "E-1", respectively, (iii) a collateral assignment of Patents and Trademarks substantially in the form of Exhibit "H" and (iv) all Uniform Commercial Code financing statements reasonably requested by the Agent, so that all times during the Term hereof the Borrower has granted to the Agent a valid, first priority perfected Lien in and to all personal property owned by it, subject only to the Permitted Liens.

3.3 REAL PROPERTY INTERESTS. To secure the repayment of the Obligations, the Borrower hereby agrees to grant to the Agent for and on behalf of the Lenders, a Lien, subject only to Permitted Encumbrances and Permitted Liens, in all of its now owned or hereafter acquired interests in the Mortgaged Parcels. To further evidence the grant of such Liens, on or prior to the Closing Date and from time to time thereafter, the Borrower shall execute and deliver to the agent a Mortgage or Deed of trust for each Mortgaged Parcel, in recordable form, substantially in the form of Exhibit AF.@

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower makes the following representations and warranties to the Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the
Loans:

4.1 ORGANIZATION AND POWERS. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and is qualified to do business in all states in which it owns Mortgaged Parcels and in the States listed on Schedule 4.1, which represent all of the States in which the leasing of its property or the operation of its business requires the Borrower to be qualified, except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. The Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

4.2 CAPITALIZATION. The authorized capital stock of the Borrower and its Subsidiaries is as set forth on Schedule 4.2. All issued and outstanding shares of capital stock of each of the Borrower and its Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of the Borrower and its Subsidiaries are owned by the stockholders and in the amounts set forth on Schedule 4.2. No shares of the capital stock of the Borrower or any Subsidiary, other than those described above, are issued and outstanding. Except as set forth on Schedule 4.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Borrower or any Subsidiary, of any shares of capital stock or other securities of any such entity. Except as set forth in Schedule 4.2, Borrower has no Subsidiaries.

4.3 POWER AND AUTHORITY. The Borrower is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of this Agreement and the other Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary corporate action required to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party has been properly taken by the Borrower.

4.4 VALIDITY; BINDING EFFECT AND ENFORCEABILITY. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, excerpt as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

4.5 NO CONFLICT. Neither the execution and delivery of this Agreement and the other Loan Documents by the Borrower, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower, will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Borrower's Articles of Incorporation, as amended or By-Laws, as amended, (ii) any agreement or instrument which could reasonably be expected to have a Material Adverse Effect, or (iii) any order, writ, judgment, injunction or decree, to which the Borrower is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of the Borrower, except for Permitted Liens and Permitted Encumbrances.

4.6      FINANCIAL MATTERS.

         4.6a    HISTORICAL FINANCIAL STATEMENTS.  The Borrower has delivered to the Lenders the audited financial statements for the Fiscal Year ended December 31, 1996 for each of the

Affiliated Entities and the unaudited consolidated quarterly financial statements of BLC, for the period ended September 30, 1997 (the "September 30, 1997 Balance Sheet"). Such financial statements are complete and correct in all material respects (the September 30, 1997 Balance Sheet being without notes and subject to year-end adjustments), and fairly present the financial condition of the Affiliated Entities and BULLC on a consolidated basis, respectively, in all material respects and the results of their operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP consistently applied throughout the periods involved (except for the aforesaid lack of notes and year-end adjustment). The Borrower, the Affiliated Entities and BULLC have no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of September 30, 1997 which are not reflected in the September 30, 1997 Balance Sheet.

         4.6b    FINANCIAL PRO-FORMA AND PROJECTIONS.  The pro-forma unaudited consolidated balance sheet of the Borrower dated as of the Closing Date and delivered to the Lenders (the "Pro-Forma Balance Sheet") was based upon the unaudited consolidated balance sheets of Borrower and the Affiliated Entities as of September 30, 1997 and reflects the financial condition of the Borrower after giving effect to the transactions contemplated by this Agreement and the Restructuring Transaction. The Borrower has delivered to the Lenders financial projections of the Borrower and its Subsidiaries for the five-year period beginning with the Fiscal Year ending December 31, 1997, including detailed assumptions and updated operating statements. Such projections set forth a reasonable estimate of possible results in light of the history of the Borrower's and the Affiliated Entities= business, present and foreseeable conditions and the intentions of the Borrower's management, and were prepared in good faith and on a basis determined by the Borrower to be reasonable based on the assumptions set forth therein, which Borrower believes to be reasonable, and three years of which were reviewed by the Borrower's independent certified public accountants. Such projections accurately reflect the liabilities of the Borrower owed to the Lenders upon consummation of the transactions contemplated hereby as of the Closing Date.

4.7 MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no Material Adverse Change and there have been no events or developments that individually or in the aggregate have had a Material Adverse Effect.

4.8 LITIGATION. There are no judgments outstanding against Borrower, any of the Affiliated Entities or the Subsidiary Entities as of the date hereof, and, except as set forth on Schedule 4.8, there are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened against the Borrower, any of the Affiliated Entities or any of the Subsidiary Entities, or any of their respective businesses, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Agent and the Lenders pursuant to this Agreement or any other Loan Document or which purport to restrain or enjoin (either temporarily, preliminarily or





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





permanently) the performance by the Borrower, any of the Affiliated Entities or any of the Subsidiary Entities of any action contemplated by any of the Loan Documents.

4.9 COMPLIANCE WITH LAWS. The Borrower has duly complied with, and its properties, business operations and leaseholds are in compliance with, all Governmental Rules applicable to the Borrower, its respective properties and the conduct of its business, except where the failure to comply will not have a Material Adverse Effect.

4.10 MATERIAL CONTRACTS. All contracts material to the business of the Borrower are valid, binding and enforceable upon the Borrower and, to the best of the Borrower's knowledge, each of the other parties thereto in accordance with their respective terms, except to the extent that such invalidity, non-binding effect or unenforceability would not cause a Material Adverse Change. The Borrower is not in default of any material provision of any such material contract to which it is a party.

4.11 LABOR MATTERS. Except as set forth on Schedule 4.11, neither Borrower nor any of the Subsidiary Entities is a party to any collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization or known threats of strikes, work stoppages or slowdowns, or any asserted pending demands for collective bargaining by any union or organization or other union organization effort. Except as set forth on Schedule 4.11, the Borrower and the Affiliated Entities have not, within the two-year period preceding the date hereof, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Governmental Rule. Any action taken by the Borrower or any of the Affiliated Entities which constituted or resulted in such a Aplant closing@ or "mass layoff" has complied in all material respects with the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Governmental Rule. The procedures by which the Borrower, any of the Affiliated Entities or any of the Subsidiary Entities has hired or will hire its employees comply and will comply in all respects with each collective bargaining agreement to which the Borrower, any of the Affiliated Entities or any of the Subsidiary Entities is a party and all applicable Governmental Rules, except to the extent that such failure to comply would not cause a Material Adverse Change as to the Borrower.

4.12 ACCOUNT WARRANTIES. The Borrower represents, warrants and covenants as to each Qualified Account that, to the best knowledge of the Borrower in the exercise of its normal credit procedures, as of the date of the initial Borrowing Base Certificate and each subsequent Borrowing Base Certificate (i) the Qualified Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; (ii) there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Qualified Account, except as taken into account in subsection (ix) of the definition of Qualified Account; (iii) the Qualified Account does not represent a sale to an Affiliate (except as permitted by this Agreement) or a consignment, sale or return or a bill and hold transaction: (iv) no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); (v) the Borrower is the lawful owner of the Qualified Account and has the right to assign the same to agent, for the benefit of Lenders; (vi) the Account is free of all security interests, liens and encumbrances other than those in favor of the Agent, on behalf of Lenders, and the Permitted Liens; (vii) the Qualified Account is due and payable in accordance with its terms; (viii) there are no facts, events or occurrences which in any material respect impair the validity or enforcement of any Qualified Account; (ix) all Account Debtors have the ability to contract and are solvent; and (x) there are no proceedings or actions which are pending or threatened against any Account Debtor which are reasonably expected to result in any material adverse change in such Account Debtor=s financial condition.

4.13 NAMES. Schedule 4.13 sets forth all names, trade names, fictitious names and business names under which the Borrower, the Affiliated Entities or the Subsidiary Entities currently conducts business or has at any time during the past Fiscal Year has conducted business.

4.14 LOCATIONS: MORTGAGED PARCELS. Schedule 4.14 sets forth the location of the Borrower's chief executive and principal place of business, the location of the Borrower's books and records, the location of all other offices of the Borrower, a list of the Mortgaged Parcels, and all Collateral locations, and such locations are the Borrower's sole locations for its business and the Collateral. The Borrower=s federal employer identification number is set forth on the signatures page hereof. Schedule 4.14 also sets forth similar information for the Subsidiary Entities.

4.15 CONDITION OF AND TITLE TO ASSETS. The Borrower has good, sufficient and legal title to its properties and assets, except for defects in title which, taken as a whole, are not material to the Borrower. As of the date hereof, none of the assets of the Borrower is subject to any Liens, except for Permitted Liens and Permitted Encumbrances in existence on the Closing Date. All of the assets and properties of the Borrower that are necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used.

4.16 TAX RETURNS AND PAYMENTS. Each of Borrower, the Affiliated Entities and the Subsidiary Entities (i) has filed all Federal, state, local and other tax returns required by law to be filed and (ii) has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than
(A) those presently payable without penalty or interest, (B) those which are being contested in good faith by appropriate proceedings and (C) those which, if not paid, would not, in the aggregate, have a Material Adverse Effect; and as to each of items (A), (B) and (C) the Borrower, the Affiliated Entities and/or the Subsidiary Entities has set aside on its books reserves for such claim as are determined to be adequate by application of GAAP consistently applied. The charges, accruals, and reserves on the books of the Borrower or the Subsidiary Entities in respect of Federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional

Federal, state, local or other taxes for any such fiscal period or any basis therefor relating to the Borrower.

4.17 INTELLECTUAL PROPERTY. The Borrower and the Subsidiary Entities, respectively, own or license all the material patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights that are necessary for the operations of its business, without infringement upon or conflict with the rights of any other Person with respect thereto. To the best knowledge of the Borrower, no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by the Borrower or any of the Subsidiary Entities infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. No patent, invention, device, application, and no statute, law, rule, regulation, standard or code involving the Borrower's intellectual property is pending or, to the knowledge of the Borrower, proposed, except where the consequences in the aggregate have no Material Adverse Effect as to the Borrower. All of the Borrower's material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and authorizations are listed on Schedule 4.17.

4.18 INSURANCE. The Borrower and the Subsidiary Entities currently maintain insurance which meets or exceeds the requirements of Section 5.8 hereof and the applicable insurance requirements set forth in the other Loan Documents, and such insurance is provided by insurers meeting the requirements of Section 5.8 and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower or any of the Subsidiary Entities. All of such insurance policies, which are listed on Schedule 4.18, are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

4.19 CONSENTS AND APPROVALS. Except as listed on Schedule 4.19, no order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents, (ii) the legality binding effect or enforceability of any Loan Document or (iii) the Restructuring Transaction.

4.20 PLANS AND BENEFIT ARRANGEMENTS. Each Plan and Benefit Arrangement has been maintained and administered in all material respects in compliance with ERISA and the Internal Revenue Code and all rules, orders and regulations issued thereunder. The Internal Revenue Service has determined that each Plan and Benefit Arrangement which constitutes an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to qualify under Section 401(a) of the Internal Revenue Code so qualifies under Section 401(a) of the Internal Revenue Code, and that the trusts related thereto are exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code. Nothing has occurred with respect to any such Plan or Benefit Arrangement or to the related trusts since the date of the most recent favorable determination letter issued by the Internal Revenue Service which has adversely affected or may reasonably be expected to affect adversely such qualification or exemption. Except in connection with the Restructuring Transaction, no Reportable Event for which notice is not waived under applicable regulation, has occurred with respect to any Plan. Neither the Borrower nor any ERISA Affiliate currently contributes to, or is obligated to contribute to, or is a member of, any Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

4.21 SOLVENCY. After giving effect to the transactions contemplated by the Restructuring Transaction and the Loan Documents, the Borrower is, and at all times until the Obligations are satisfied in full, shall be Solvent.

4.22 MARGIN STOCK. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

4.23 INVESTMENT COMPANY ACT. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company," as those terms are defined in such Act, and shall not become such an "investment company" or under such "control."

4.24 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

4.25 RESTRUCTURING TRANSACTION. Each of the Affiliated Entities has filed an information statement and the Borrower has filed a Rule 13e-3 transaction statement with the United States Securities and Exchange Commission pursuant to Regulation 14C and Rule 13e-3 under the Securities and Exchange Act of 1934, respectively. Each of such information statements and transaction statement complied as to form in all material respects with the requirements of the Securities and Exchange Act of 1934, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. As of the Closing Date, the Restructuring Transaction has been completed, the Affiliated Entities have been merged with and into Walter E. Best Company, Inc., an Indiana corporation, which has changed its name to Best Lock

Corporation, and the Borrower has succeeded to all of the assets and liabilities of the Affiliated Entities including, without limitation, ownership of 100% of the issued and outstanding capital stock of First Thoroughbred. First Thoroughbred is the owner and holder of all of the issued and outstanding capital stock of BULLC, NSC and Best Access.

4.26 FULL DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Agent or any Lender by or on behalf of the Borrower prior to or on the date hereof in connection with the transactions contemplated hereby.

ARTICLE 5.  AFFIRMATIVE COVENANTS

         From the date hereof and thereafter until the termination of the Revolving Credit Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees, for the benefit of the Agent and the Lenders, that it will comply, and shall cause the Subsidiary Entities to comply, with each of the following affirmative covenants:

5.1 USE OF PROCEEDS. The Loans shall be used by the Borrower only for the following purposes:

         (i) The Revolving Credit Loans shall be used (A) to repay on the Closing Date all outstanding Existing Bank Indebtedness, (B) to provide funds for the Restructuring Transaction, and (C) for working capital.

         (ii) The Term Loans shall be used (A) to repay on the Closing Date all outstanding Existing Bank Indebtedness, (B) to provide funds for the Restructuring Transaction, and (C) until all of the shares of the Affiliated Entities have been redeemed, to provide working capital.

5.2 DELIVERY OF FINANCIAL STATEMENTS AND OTHER INFORMATION. During the term hereof, the Borrower shall deliver or cause to be delivered to the Agent and each Lender the following financial statements and other information:

         5.2a    ANNUAL FINANCIAL STATEMENTS.  As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, (i) a consolidated balance sheet of Borrower as of the end of such Fiscal Year and the related consolidated statements of income, retained earnings and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared on a consolidated basis in accordance with GAAP consistently applied and presenting fairly the financial condition of the Borrower and its Subsidiaries in such reasonable detail and scope as the Agent may request from time to time, all of the foregoing to be audited and certified by a recognized certified public accounting firm reasonably acceptable to the Agent, whose opinion shall be unqualified, accompanied by a reliance letter from such accountants permitting the Lender to rely on the contents thereof as if prepared specifically for use by Lenders, and, (ii) a balance sheet of the Subsidiary Entities as of the end of such Fiscal Year and the related statements of income, retained earnings and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared in accordance with GAAP consistently applied and presenting fairly the financial condition of the Subsidiary Entities in such reasonable detail and scope as the Agent may request from time to time, all of the foregoing to be reviewed by a recognized certified public accounting firm reasonably acceptable to the Agent, whose opinion shall be unqualified, accompanied by a reliance letter from such accountants permitting the Lender to rely on the contents thereof as if prepared specifically for use by Lenders.

         5.2b    MONTHLY STATEMENT OF OPERATIONS.  As soon as possible and in any event within thirty (30) days of the end of each month, a consolidated balance sheet of Borrower as at the end of such month and the related consolidated statements of income and retained earnings for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, with related cash flow statements at the end of each Fiscal Quarter setting forth in each case in comparative form, figures for (a) the corresponding periods in the preceding fiscal year and as of a date one year earlier and (b) the budget for such month of Borrower, all prepared on a consolidated basis in accordance with GAAP consistent with Fiscal Year financial statements but omitting notes and subject to year-end adjustments, accompanied by the same statements for the Subsidiary Entities, each presenting fairly the financial condition of the Borrower and its Subsidiaries and the Subsidiary Entities in such reasonable detail as the Agent may request from time to time and each certified as accurate by an Authorized Officer;

         5.2c    COMPLIANCE CERTIFICATE.  Simultaneously with the delivery of each set of annual financial statements and of each monthly financial statement referred to in Sections 5.2a and 5.2b, respectively an executed, completed Compliance Certificate substantially in the form of Exhibit "J," executed by an Authorized Officer and, in the case of the Compliance Certificate submitted with the financial statements at the end of each Fiscal Quarter, containing calculations with respect to Borrower's compliance with each of the financial covenants contained in this Agreement and such additional information as the Agent may reasonably request from time to time;

         5.2d    BORROWING BASE CERTIFICATE.  Within ten (10) Business Days
following the end of each calendar month, a completed, executed Borrowing Base Certificate substantially in the form of Exhibit "K" for the calendar month just ended, executed by an Authorized Officer and containing such additional information as may be requested by the Agent from time to time;

         5.2e    MANAGEMENT LETTERS.  Within ten (10) Business Days after
receipt by the Borrower of any management or similar letters or reports from such certified public accounts, a copy of each management letter or report;

         5.2f    OTHER REPORTS, INFORMATION AND NOTICES.  Within the time
periods set forth below, the following other reports, information and notices:

         (i) NOTICE OF DEFAULTS AND MATERIAL ADVERSE CHANGES. Promptly after any officer of the Borrower has learned of the occurrence or existence of a Default or Event of Default or an event or set of circumstances which has had or which may reasonably be expected to have a Material Adverse Effect or which has caused or which may reasonably be expected to cause a Material Adverse Change, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five days by an Authorized Officer;

         (ii) NOTICE OF LITIGATION. (A) Promptly after the commencement or threat thereof, written notice of any action, suit, proceeding or investigation by, against or which is reasonably likely to have a Material Adverse Change and is before any Governmental Authority, court or arbitrator and, in any event, of any action, suit, proceeding or investigation against the Borrower has a reasonable possibility of incurring damages in excess of $1,000,000 and (B) promptly after any Authorized Officer has notice thereof, written notice of any decision, ruling, judgment, appeal, reversal or other significant action in connection with any existing action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator which would or could reasonably be expected to result in a Material Adverse Change;

         (iii)   ERISA REPORTS.

                 (A) as soon as possible, and in any event not later than the date notice is sent to the PBGC, notice of any Reportable Event for which notice is not waived under applicable regulation, regarding any Plan and an explanation of any action which has been or which is proposed to be taken with respect thereto;

                 (B) promptly after receipt thereof, a copy of any notice which the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan, or to appoint a trustee to administer any Plan, or to assert any liability under Title IV of ERISA against the Borrower or any ERISA Affiliate; and

                 (C) concurrent with the filing thereof, a copy of any Notice of Intent to Terminate any Plan filed under Section 4041(c) of ERISA.

         (iv)    NOTICES OF TAX AUDITS.  Promptly, and in any event within five
(5) Business Days after receipt thereof by the Borrower, a copy of each notice from any Governmental

Authority received by the Borrower of such Governmental Authority's intention to audit any Federal tax return of the Borrower, any of the Subsidiary Entities or any Subsidiary and a copy of each subsequent notice with respect thereto from any such Governmental Authority;

         (v) NOTICE OF NAME CHANGE. As soon as possible, and in any event at least thirty (30) Business Days prior to the effective date thereof, written notice of any change of the Borrower's or any Subsidiary Entity's name; and

         (vi) LABOR MATTERS. Within two (2) Business Days after any Authorized Officer of the Borrower has knowledge thereof, written notice of (A) any demand for collective bargaining by any union or organization, (B) any other union organizing effort, (C) any actual or threatened strike, work stoppage or slowdown, or (D) any material grievance, dispute or controversy involving any labor union or other organization.

         (vii) ANNUAL FORECAST. Within sixty (60) days following the end of each Fiscal Year of Borrower, an annual forecast for the forthcoming fiscal year, which shall include, without limitation, (i) a projected consolidated balance sheet and statements of income, retained earnings and cash flows of Borrower, and (ii) a projected balance sheet and statements of income, retained earnings and cash flows of the Subsidiary Entities, each accompanied by a written explanation of material changes to or variances from prior projections.

         5.2g    ADDITIONAL INFORMATION; VISITATION. The Borrower shall deliver to the Agent and each Lender such additional financial statements, reports, financial projections, and other information, whether or not financial in nature, as the Agent and the Lenders may reasonably request from time to time. The Borrower will permit the Agent, the Lenders and their respective designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of the Borrower or the Subsidiary Entities, to examine and make copies of its books of record and account and such reports and returns as the Borrower or any of the Subsidiary Entities may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's accountants; provided, however, that no notice of a visitation need be given when a Default or Event of Default exists.

5.3 PRESERVATION OF EXISTENCE; QUALIFICATION. At its own cost and expense, the Borrower will to do all things necessary to preserve and keep in full force and effect its and First Thoroughbred's corporate existence and qualification under the laws of the State of Indiana (or other applicable State of incorporation) and be and remain and cause First Thoroughbred to be and remain qualified to transact business in each state where due to the nature of its activities or the ownership of its properties, qualification to transact business is required, except where the failure to be so qualified not reasonably likely to have a Material Adverse Effect.

5.4 COMPLIANCE WITH LAWS, CONTRACTS AND LICENSES. The Borrower and the Subsidiary Entities shall each (i) comply with all applicable material Governmental Rules, (ii) comply with all material provisions of each material contract and agreement to which it is a party, and (iii) shall maintain in full force and effect all material Governmental Approvals and other material contracts and agreements which are necessary or advisable for the operation of their respective businesses as now conducted and in compliance with all applicable material Governmental Rules.

5.5 CONTINUANCE OF BUSINESS. The Borrower and the Subsidiary Entities shall each (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect all of its material permits, rights and privileges necessary for the proper conduct of its businesses and (ii) continue to engage in the Business.

5.6 ACCOUNTING SYSTEM: BOOKS AND RECORDS. The Borrower shall maintain a system of accounting established and administered in accordance with GAAP consistently applied and will set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower shall maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of its properties, assets, dealings and business affairs.

5.7 PAYMENT OF TAXES AND OTHER LIABILITIES. The Borrower shall promptly pay and discharge all obligations, accounts and liabilities which are owned by it, to which it is subject or which are asserted against it, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property prior to the date on which penalties attach thereto; provided, however, that for purposes of this Agreement, the Borrower shall not be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claim as are determined to be adequate by the application of GAAP consistently applied, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect; and provided, further, that the Borrower shall pay all such contested liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

5.8 INSURANCE. Each of Borrower and the Subsidiary Entities shall maintain at all times adequate insurance to the reasonable satisfaction of the Agent with the insurers shown on Schedule 4.18 or other financially sound and reputable insurers acceptable to the Agent against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owning, leasing or operating similar properties, including, but not limited to
(i) fire and theft and extended coverage insurance in an amount at least equal to the total full insurable value of their respective insurable property, (ii) liability insurance on account of injury to persons or property, (iii) insurance which complies with all applicable workers compensation, unemployment and similar laws: (iv) business interruption insurance; (v) flood insurance, for any real property of the Borrower designated by any Governmental Authority to be in an area of special flood hazard, and (vi) product liability, larceny embezzlement or other criminal misappropriation, all of the foregoing to be acceptable to the Agent at all times during the term hereof. All policies of insurance shall provide for thirty (30) day written minimum cancellation notice to the Agent. Prior to the first borrowing under this Agreement and thereafter within ninety (90) days of the close of each Fiscal Year, the Borrower shall deliver to the Agent a schedule indicating all insurance coverage then in effect for the Borrower, in such detail as the Agent may reasonably request from time to time, along with evidence satisfactory to the Agent showing that Agent is the named mortgagee and loss payee for the insurance described in this Section 5.8 pursuant to standard long-term mortgagee and loss payee clauses.

5.9 MAINTENANCE OF PROPERTIES. The Borrower shall maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times.

5.10 PLANS AND BENEFIT ARRANGEMENTS. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other applicable laws which are applicable to Plans and Benefit Arrangements, except where the failure to do so, alone or in conjunction with any other failure, should not result in a Material Adverse Change.

5.11 ACCESS TO ACCOUNTANTS AND MANAGEMENT. The Borrower authorizes the Agent and the Lenders to discuss the financial condition and financial statements of the Borrower with the Borrower's independent public accountants upon reasonable notice to the Borrower of its intention to do so, and authorizes such accountants with an Authorized Officer present if requested by Borrower to respond to all of the Agent's inquiries and to provide the Agent with copies of or access to books, records or documents made available by the accountants to the Borrower; provided, however, that when a Default or Event of Default exists, Borrower shall not have the right to have an Authorized Officer present and 24 hours shall be deemed reasonable notice to Borrower. Each Lender may with the consent of the Agent, which will not be unreasonably denied, confer with each Authorized Officer directly regarding the Borrower's business, operations and financial condition.

5.12 AUDIT. The Agent shall conduct one audit of Collateral each Fiscal Year at the Borrower's expense, not to exceed $5,000 per audit, which audit process shall generate a report of ineligible accounts and ineligible inventory of the Borrower for Borrowing Base purposes. Agent may conduct additional audits, inventory analyses or business analyses as it sees fit, provided that fees for such audits or analyses shall not be charged to Borrower unless a Default or Event of Default exists at the time of any such audit or analysis. The costs of any audits or analyses not paid by Borrower in excess of $5,000 in any Fiscal Year, shall be shared by Lenders pro rata.

5.13 STOCK BONUS PLAN. The Borrower will (i) cause the termination of the Best Lock Corporation Stock Bonus Plan as promptly as possible after the Closing Date, and (ii) not authorize, declare or pay any contribution to such plan after the Closing Date.

5.14 COLLATERAL LOCATIONS. The Borrower will keep the Collateral consisting of personal property at the locations specified on Schedule 5.14 (except for Collateral in transit in the ordinary course of business), unless the Borrower complies with the terms and provisions of this Section. The Borrower will give the Agent at least thirty (30) day's advance written notice of any change in the Borrower's principal place of business, any change in the location of its books and records or the personal property Collateral or any new location for its books and records or other personal property Collateral. With respect to any new location (which in any event shall be within the continental United States), the Borrower will execute such documents and take such actions as the Agent deems necessary to perfect and protect the security interests of the Agent, on behalf of the Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location.

5.15 UPDATES TO REPRESENTATIONS, WARRANTIES AND SCHEDULES. Should any of the representations and warranties set forth herein or in any of the other Loan Documents, or any of the Information or disclosures provided on any of the Schedules hereto or to any of the other Loan Documents, become outdated or incorrect in any material respect at any time during the term of this Agreement, the Borrower shall promptly provide the Agent in writing with such revisions or updates as may be necessary or appropriate to update or correct same; divided, however, that no such representation, warranty or Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from such inaccuracy or incompleteness be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates.

5.16 FURTHER ASSURANCES: POWER OF ATTORNEY. At any time and from time to time, upon the Agent's reasonable request, the Borrower shall make, execute and deliver to the Agent, and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by the Agent any and all such further Security Documents, certificates and other documents and instruments as the Agent may reasonably consider necessary or desirable in order to effectuate, complete, perfect, continue or preserve the Obligations of the Borrower hereunder or under the other Loan Documents and the Liens created thereby including, without limitation, (i) any documents or assignments the Agent deems necessary to perfect its Liens in any intellectual property rights of the Borrower, and (ii) upon the occurrence of an Event of Default, any documentation required by the Federal Assignment of Claims Act for U.S. Government accounts. The Borrower hereby appoints the Agent, and any of its officers, directors, employees and authorized agents, as its attorney-in-fact, with full power of substitution, upon any failure by the Borrower to take or cause to be taken any action described in the preceding sentence, to make, execute, record, file, re-record or refile any and each such Security Document, instrument certificate and document for and in he name of the

Borrower. The power of attorney granted pursuant to this Section is coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and the Revolving Credit Commitment is terminated.

5.17 KEY MAN LIFE INSURANCE POLICY. The Borrower shall deliver or cause to be delivered to Agent an assignment of a term life insurance policy in the amount of Twenty-Two Million and 00/100 Dollars ($22,000,000) insuring the life of Russell C. Best, said assignment to be in substantially the form attached hereto as Exhibit I, and shall maintain or cause to be maintained said policy in full force and effect and assigned to Agent throughout the term of this Agreement; provided that the Borrower shall hold the policy and be entitled to receive the proceeds thereof (and the Agent shall promptly pay over to the Borrower any of such proceeds received by the Agent) so long as no Event of Default has occurred.

5.18 PRIMARY BANKING RELATIONSHIP. Throughout the term of this Agreement, the Borrower shall maintain its primary banking relationship and substantially all of its demand deposit accounts with the Agent, so long as the Agent's prices and other charges with respect thereto are reasonably competitive with the prices and charges for such services of comparable banks.

5.19 OWNERSHIP OF SUBSIDIARY ENTITIES. Throughout the term of this Agreement, the Borrower shall be and remain the Owner and holder of 100% of the issued and outstanding stock of First Thoroughbred, and shall cause First Thoroughbred to be and remain the owner and holder of 100% of the issued and outstanding shares of BULLC, NSC and Best Access, it being understood that upon the amalgamation of BULLC with and into NSC, Best Access will be and become the surviving entity.

ARTICLE 6.  NEGATIVE COVENANTS

         From the date hereof and thereafter until the termination of the Revolving Credit Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees to comply and agrees to cause the Subsidiary Entities to comply, for the benefit of the Agent and the Lenders, with the following negative covenants:

6.1 INDEBTEDNESS. Neither the Borrower nor any of the Subsidiary Entities shall create, incur, assume or permit to exist or remain outstanding any Indebtedness, except for:

         (i)     The Obligations owed by the Borrower to the Lenders hereunder;

         (ii) Indebtedness existing as of the Closing Date which shall continue to be outstanding after the Closing Date, all as shown on Schedule 6.1 hereto;

         (iii) Indebtedness consisting of Capitalized Lease Obligations up to the aggregate principal amount outstanding not to exceed $2,500,000 at any time;

         (iv) Mezzanine Indebtedness (in addition to the Indebtedness contemplated by Section 6.1(iii));

         (v) Indebtedness related to the matter or matters described in Subsection (v), (vi) or (vii) within the definition of Permitted Liens; and

         (vi) Indebtedness incurred in connection with any interest rate hedge agreement (i.e., any type of agreement or arrangement designed to provide protection against fluctuations in interest rates) entered into with respect to Indebtedness described in Subsection (i) or (ii).

6.2 GUARANTEES. Neither the Borrower nor any of the Subsidiary Entities shall enter into any Guaranty, except endorsements of negotiable instruments for deposit and collection and similar transactions in the ordinary course of business, the guaranty described as item 3 on Schedule 6.1, and guaranties approved by the Lenders in writing.

6.3 LIENS: NEGATIVE PLEDGE. Neither the Borrower nor any of the Subsidiary Entities shall create, assume, incur, suffer or permit to exist any Lien upon any of its assets and properties, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to any Lien except for Permitted Liens (including without limitation the Liens described on Schedule 6.3) and Permitted Encumbrances. Neither the Borrower nor any of the Subsidiary Entities shall make or enter into any agreement to grant Liens for the benefit of any Person.

6.4      FINANCIAL COVENANTS.

         6.4a    LEVERAGE RATIO.  As of the last day of each Fiscal Quarter and the three immediately preceding Fiscal Quarters treated as a single accounting period, calculated on a consolidated basis, the ratio of (i) Funded Debt to
(ii) EBITDA during the periods set forth below shall not exceed the ratios set forth below:

                          Fiscal Quarter Periods                                       Ratio
                          ----------------------                                     ---------

         From Closing Date to and including September 30, 1998                       3.25:1.0

         From October 1, 1998 to and including September 30, 1999                    3.00:1.0

         From October 1, 1999 to and including September 30, 2000                    2.75:1.0

         From October 1, 2000 and at all times thereafter                            2.50:1.0

         6.4b    ADJUSTED DEBT SERVICE RATIO.  As of the last day of each
Fiscal Quarter and the three immediately preceding Fiscal Quarters treated as a single accounting period, calculated on a consolidated basis, the ratio of (i) EBITDA less Shareholder Distributions less Capital Expenditures (provided that all payments to shareholders of the Affiliated Entities made to consummate the Restructuring Transaction which in the aggregate exceed $28,328,041 shall be included in the definition of Capital Expenditures, solely for purposes of this Section 6.4b.) and less contributions (not reflected as an expense in Borrower's statements of income) to any Plan or Multiemployer Plan to (ii) Debt Service during the periods set forth below shall not be less than the ratios set forth below:

                          Fiscal Quarter Periods                                       Ratio
                          ----------------------                                     ---------

         From December 31, 1998 to and including December 31, 1999                   1.10:1.0

         From January 1, 2000 to and including December 31, 2000                     1.15:1.0

         From January 1, 2001 to and including December 31, 2001                     1.20:1.0

         From January 1, 2002 and at all times thereafter                            1.25:1.0

         6.4c    MINIMUM TANGIBLE NET WORTH.  As of the last day of each Fiscal
Quarter, Tangible Net Worth shall be not less than Tangible Net Worth as of March 23, 1998, as determined on the basis of the audited balance sheet of Borrower as of that date less $1,000,000, and confirmed in a letter agreement executed by the Borrower and the Agent, increased in each Fiscal Quarter as compared to the previous Fiscal Quarter by an amount equal to 25% of Borrower's net income prior to Shareholder Distributions for the Fiscal Quarter then ended.

         6.4d    QUARTERLY LOSSES.  There shall not occur, on a consolidated basis (i) two consecutive Fiscal Quarter losses in the aggregate in excess of $2,000,000, or (ii) an aggregate loss of $750,000 or more for any period of four consecutive Fiscal Quarters.

         6.4e    OPERATING LEASE EXPENSE.  Operating lease expenses, determined and calculated in accordance with GAAP on a consolidated basis, shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate in any given Fiscal Year.

6.5 DISTRIBUTION RESTRICTION. Neither the Borrower nor any of the Subsidiary Entities shall declare or make any Shareholder Distribution; provided, however, BULLC and Best Access may declare and make Shareholder Distributions to First Thoroughbred, and First Thoroughbred may declare Shareholder Distributions to the Borrower; provided further, the Borrower may declare and make Shareholder Distributions (i) in a maximum amount not to exceed in any Fiscal Year an amount equal to the federal, state and/or other income tax which is payable by the shareholders of the Borrower in such Fiscal Year in respect to the taxable income of the Borrower for either the Borrower's immediately preceding Fiscal Year or as estimated payments for the Borrower's current Fiscal Year so long as the Borrower continuously maintains its status as a corporation recognized for federal income tax purposes as an "S" Corporation under the Internal Revenue Code, as amended.

6.6 LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS, ETC. Neither the Borrower nor any of the Subsidiary Entities shall dissolve, liquidate or wind up its affairs, recapitalize or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets, or any capital stock or other equity or ownership interest of any other Person, or permit a majority of its capital stock to be acquired by any Person except as permitted by Section 6.13.

6.7 SUBSIDIARIES. Neither the Borrower nor any of the Subsidiary Entities shall form or acquire any new Subsidiary, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld.

6.8 LOANS AND OTHER ADVANCES AND PAYMENTS. Neither the Borrower nor any of the Subsidiary Entities shall make loans, payments or other advances of funds to any Person, except for:

         (i) payments in the ordinary course of business for goods and services, taxes and other assessments, and other ordinary course payments; and

         (ii) advances for expenses made to the Borrower's employees in reasonable amounts and in the ordinary course of business.

6.9 INVESTMENTS. Neither the Borrower nor any of the Subsidiary Entities shall at any time purchase, acquire or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or repurchase any of its stock or partnership interests, or enter into any interest hedge agreement for purposes of speculation, or agree, become or remain liable to do any of the foregoing, except for:

         (i) debt securities having a maturity of not more than one year issued or guaranteed by the United States (or, in the case of BULLC and Best Access, the Canadian) government or by an agency or instrumentality thereof;

         (ii) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Qualified Lender;

         (iii) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by a Borrower either (A) is accorded the highest rating by Standard and Poor's Rating Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. or (B) is issued by a Qualified Lender;

         (iv) direct obligations of the United States of America or any agency or instrumentality of the United States of America (or, with respect to BULLC and Best Access,

Canada or any agency or instrumentality of Canada), the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America (or, with respect to BULLC and Best Access, Canada) in each case maturing in 12 months or less from the date of acquisition;

         (v) cash management "sweep accounts" made available to the Borrower by the Agent which invest directly or indirectly through common investment funds, repurchase agreement or otherwise in securities of the type described in items (i) through (iv) above; and

         (vi) mutual funds made available by the Agent or its affiliates which are invested in the types of investments described in items (i) through and including (iv) above.

6.10 AFFILIATE TRANSACTIONS. Neither the Borrower nor any of the Subsidiary Entities shall enter into or carry out any transaction with an Affiliate (including, without limitation, purchasing or leasing property or services from or selling or leasing property or services to any Affiliate) unless such transaction (i) is not otherwise prohibited by this Agreement (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Lenders and
(iii) is in accordance with all applicable Governmental Rules.

6.11 CHANGE OF BUSINESS. Neither the Borrower nor any of the Subsidiary Entities shall engage in any business other than the Business.

6.12     ERISA.  The Borrower shall not:

         (i)     (A)      with respect to any Plan, incur any material
liability for failure to make timely payment of any contribution or installment required under Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, or otherwise materially fail to comply with the funding provisions set forth therein (B) with respect to any Plan or suffer to exist any lien under Section 302(f) of ERISA or Section 41 2(n) of the Internal Revenue Code against the property and rights to property of the Borrower or any ERISA Affiliate or (C) Terminate, or permit any ERISA Affiliate to terminate, any such Plan in a manner which could reasonably be expected to result in the imposition of a lien upon the property or rights to property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; and

         (ii) engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Aemployee benefit plan@ (as defined in Section 3(3) of ERISA) for which a statutory or administrative exemption is not available under Section 408 of ERISA or Section 4975 of the Internal Revenue Code.

6.13 ACQUISITIONS. Neither the Borrower nor any of the Subsidiary Entities shall, without the prior written approval of the Lenders, engage in any acquisition or acquisitions except for (i) acquisition or acquisitions of companies which operate as independent sales offices involving payments not to exceed $2,500,000 in the aggregate per Fiscal Year, or in the





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





aggregate amount of $5,000,000 during the term of the Loans or (ii) other additional acquisition or acquisitions involving payments not to exceed $1,000,000 in the aggregate per Fiscal Year, or in the aggregate amount of $3,000,000 during the term of the Loans; provided, however, that prior to the consummation of any such acquisition (A) the Borrower shall furnish the Agent with a proforma balance sheet and projections which demonstrate that after giving effect to the acquisition no Default or Event of Default exists, and (B) the acquired company had a positive net worth and cash flow.

6.14 CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed the amounts specified below for Fiscal Years set forth below:

                 Fiscal Year                                Amount
                 -----------                                ------

                 1998                                       $5,000,000

                 1999                                       $5,500,000

                 2000                                       $6,000,000

                 2001 and thereafter                        $6,500,000 and increasing by $500,000 for each
                                                            Fiscal Year thereafter

         In the event that the Borrower enters into a Capitalized Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section only, the amount of the Capitalized Lease or contract initially capitalized on the Borrower's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that the Borrower enters into such Capitalized Lease or contract.

6.15 ASSET DISPOSITIONS. Neither the Borrower nor any of the Subsidiary Entities shall sell, lease, assign transfer or otherwise dispose of any of their respective rights, title or interest in and to the Collateral, excepting only sales of inventory in the ordinary course of business and sales or other dispositions of obsolete equipment or equipment being replaced in the ordinary course of the business of the Borrower or the Subsidiary Entities.

ARTICLE 7.  CONDITIONS TO EXTENSIONS OF CREDIT

7.1 ALL LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make each Loan and the obligation of the Issuing Bank to issue each Letter of Credit, is subject to the satisfaction of each of the following conditions precedent:

         7.1a    REQUEST FOR LOAN OR APPLICATION FOR LETTER OF CREDIT.  Receipt
by the Agent of a Loan Request satisfying the requirements of Section 2.5, and with respect to a Letter of





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Credit, receipt by the Issuing Bank of an application for Letter of Credit satisfying the requirements of Section 2.2.

         7.1b    NO DEFAULT OR EVENT OF DEFAULT.  The Borrower shall have
performed and complied with all agreements and conditions in the Loan Documents required to be performed or complied with by it prior to any Loan being made or any Letter of Credit being issued and, at the time such Loan is made or such Letter of Credit is issued or as a result of making such Loan or issuing such Letter of Credit, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan or the issuance of such Letter of Credit.

         7.1c    REPRESENTATIONS CORRECT.  The representations and warranties contained in Article 4 hereof and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be (i) correct when made and (ii) correct in all material respects at the time of the making of each Loan and the issuance of each Letter of Credit (except as to any representation or warranty which was made as of a specific date).

         Each request for a Loan or a Letter of Credit, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrower as to the accuracy of the matters set forth in Sections 7.1b and 7.1c.

         7.1d    LANDLORD WAIVERS AND CONSENT.  With respect to existing
landlords, Lenders and the Borrower have agreed that no landlord shall be contacted until the date on which (the "LANDLORD WAIVER DATE") notice of the Restructuring Transaction has been mailed to the public shareholders of the Affiliated Entitles. The Borrower shall thereafter exercise its good faith reasonable efforts to obtain the Landlord Waivers and Consents substantially in the form of Exhibit "M" attached hereto and reasonably satisfactory to the Agent within the sixty (60) day period following the Landlord Waiver Date. At the end of such sixty (60) day period, Borrower shall furnish Agent with copies of the leases and the names, addresses and telephone numbers of landlords from whom no Landlord Waiver and Consent shall have been obtained. With respect to leases of real property entered into after the date hereof, and each renewal of any lease of real property or (whether existing or entered into after the date hereof), Borrower shall deliver to Agent a Landlord Waiver and Consent substantially in the form of Exhibit "M" hereto and reasonably satisfactory to Agent prior to occupying the premises subject to any such leases or the commencement of the renewal term, as applicable.

7.2 INITIAL EXTENSION OF CREDIT. The obligation of the Lenders and/or the Issuing Bank to make the first Loan or issue the first Letter of Credit hereunder is subject to the satisfaction of each of the following conditions precedent, in addition to the applicable conditions precedent set forth in
Section 7.1, all of which must be in form and substance satisfactory to the Agent, the Lenders and the Issuing Bank:





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         7.2a    CLOSING DOCUMENTS.  Receipt by the Agent of the following
fully and duly executed documents:

         (i)     this Agreement;

         (ii)    all schedules to this Agreement and the other Loan Documents;

         (iii) the Revolving Credit Notes executed by the Borrower and payable to each Lender for redelivery to each Lender;

         (iv) the Term Notes executed by the Borrower and payable to each Lender for redelivery to each Lender;

         (v) the Security Agreement, the Pledge Agreement and an Assignment of Patents and Trademarks;

         (vi) UCC-1 financing statements requested by it, signed by the Borrower, and the filing of such financing statements by the Agent in the appropriate filing offices;

         (vii) a Mortgage or Deed of Trust for each Mortgaged Parcel in recordable form and the recordation thereof in the appropriate recording office;

         (viii)  a Borrowing Base Certificate; and

         (ix)     the Closing Certificate.

         7.2b    LIEN SEARCHES.  Receipt by the Agent of Lien and judgment
searches with results reasonably satisfactory to the Lenders.

         7.2c    TERMINATION STATEMENTS, ETC.  Receipt by the Agent of all
Uniform Commercial Code termination statements, mortgage satisfactions, releases of pledge agreements and other documents and instruments of termination and release necessary so that the security interests granted to the Agent for the benefit of the Lenders pursuant to the Security Documents are first priority Liens, subject only to Permitted Liens or Permitted Encumbrances.

         7.2d    TITLE INSURANCE.  The Borrower shall deliver or cause to be delivered to the Agent on the Closing Date at an insured "New York Style" closing, ALTA loan title insurance policies issued by title insurers reasonably satisfactory to the Agent (the "Mortgage Policies") and in amounts reasonably satisfactory to the Agent insuring the Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Parcel, free and clear of all defects and encumbrances except the permitted encumbrances which are reasonably acceptable to the Agent and are listed or described in each Mortgage (the "Permitted Encumbrances"). The Mortgage Policies shall (i) have all standard preprinted





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general exceptions deleted, (ii) include an endorsement insuring against any gap, the effect of future advances under this Agreement, for mechanics' liens and for any other matter that the Agent may reasonably request, and (iii) provide for affirmative insurance as the Agent may reasonably request. All taxes with respect to each Mortgaged parcel must be paid to the Closing Date if due and payable.

         7.2e    SURVEYS.  Receipt by the Agent of a current survey meeting the
Minimum Standard Detail Requirements for Land Title Survey jointly established by ALTA and ACSM in 1992 (or similar requirements established under Canadian Law and reasonably acceptable to the Agent) for each Mortgaged Parcel prepared by a licensed registered surveyor and conforming to the Agent's standard survey guidelines previously delivered to the Borrower. All such surveys shall be sufficient to allow the title insurer of the Mortgage Policies to issue an ALTA loan policy for each Mortgage Parcel with the standard survey exceptions deleted.

         7.2f    SITE ASSESSMENTS.  Receipt by the Agent of a Phase I, and if
reasonably requested by the Agent, a Phase II Environmental Site Assessment, for each Mortgaged Parcel prepared by an environmental engineering firm acceptable to Bank which complies with the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process published by the American Society for Testing and Materials (or, for Canada, which complies with a comparable standard), and otherwise satisfactory to the Agent and revealing no environmental defects unacceptable to the Agent.

         7.2g    ENVIRONMENTAL AGREEMENT.  Receipt by the Agent of the
Environmental Agreement duly executed by the Borrower.

         7.2h    APPRAISALS.  Receipt by the Agent of (i) an appraisal by an independent valuation firm acceptable to the Agent of the machinery and equipment of Borrower and the Subsidiary Entities and (ii) a self-contained appraisal by a qualified and licensed appraiser of each Mortgaged Parcel, which in the case of the Indianapolis, Indiana Mortgaged Parcel shall be an M.A.I. appraisal, each satisfactory to the Lenders.

         7.2i    AUDIT OF ACCOUNTS AND INVENTORY.  Each Lender shall have
satisfactorily completed its audit of the Accounts and Inventory of the Borrower, and the results thereof shall be satisfactory to the Lenders in their sole discretion.

         7.2j    HAZARD AND LIABILITY INSURANCE.  Receipt by the Agent of (i) a
schedule of all of the current insurance coverage, and (ii) current insurance certificates, with long-form loss payee and mortgagee's endorsements, showing that the Borrower and the Subsidiary Entities, respectively, are in compliance with Section 5.8 and the insurance requirements set forth in the other Loan Documents.

         7.2k    FLOOD INSURANCE.  Receipt by the Agent of evidence
satisfactory to it of flood insurance for each Mortgaged Parcel or other plants or facilities of the Borrower which is located in a special flood hazard area or other similarly designated area.





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         7.2l    TERMINATION OF EXISTING BANK CREDIT AGREEMENT.  The Borrower
shall have authorized the Agent in writing to pay in full the Existing Bank Indebtedness on the Closing Date with proceeds of the first Loans made hereunder, including replacement of any letters of credit issued and outstanding thereunder.

         7.2m    CORPORATE DOCUMENTS.  Receipt by the Agent of the following documents for the Borrower: (i) a copy of its Articles of Incorporation and any amendments thereto, certified as of a recent date by the Secretary of State of the State of Indiana; (ii) a copy of its by-laws and any amendments thereto, certified by the Secretary or Assistant Secretary of the Borrower as being true, correct, complete and in effect; (iii) a certificate of existence issued by the Secretary of State of the State of Indiana; (iv) an incumbency certificate, showing the names of the Persons designated as officers of the Borrower, their respective titles and containing their true signatures; (v) the certificates of good standing or existence for the Borrower issued by the appropriate governmental agency from each State in which a Mortgaged Parcel is located and those listed on Schedule 4.1; (vi) a resolution authorizing the borrowing hereunder, execution of documents and the consummation of the transactions contemplated hereby; and (vii) a signature authorization certificate.

         7.2n    CORPORATE DOCUMENTS FOR FIRST THOROUGHBRED AND BEST ACCESS.
Receipt by the Agent of the following documents for First Thoroughbred: (i) a copy of its Articles of Incorporation and any amendments thereto; certified as of a recent date by the Secretary of State of Indiana; (ii) a copy of its by-laws and any amendments thereto, certified by the Secretary or Assistant Secretary of First Thoroughbred as being true, correct, complete and in effect;
(iii) a Certificate of Good Standing issued by the Secretary of State of Indiana; (iv) an incumbency certificate, showing the names of the Persons designated as officers of First Thoroughbred, their respective titles and containing their true signatures; and (v) a resolution authorizing execution of documents and the consummation of the transactions contemplated hereby.
Receipt by the Agent of copies of documents in form and substance satisfactory to the Agent evidencing the amalgamation of BULLC with and into Best Access; provided that a copy of the Certificate of Amalgamation certified and issued by the Registrar of Joint Stock Companies of Nova Scotia shall be delivered to the Agent as soon as possible, but in no event later than April 20, 1998.

         7.2o    OPINION OF COUNSEL.  Receipt by the Agent of opinion letters addressed to the Lenders from counsel to the Borrower and the Subsidiary Entities in all respects reasonably satisfactory to the Lenders.

         7.2p    GOVERNMENTAL APPROVALS.  All Governmental Approvals required in connection with the execution, delivery and performance of this Agreement shall have been obtained and be in full force and effect as of the Closing Date. Any consent, approval, order or authorization of, and any waiting period imposed by any Governmental Authority in connection with the Restructuring Transaction shall have been obtained or, in the case of any waiting period, shall have expired.





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         7.2q    PERFORMANCE OF AGREEMENTS.  The Borrower shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Closing Date.

         7.2r    REQUEST FOR INITIAL LOANS.  Receipt by the Agent of written instructions addressed to the Agent and executed by the Borrower, instructing the Agent as to the extensions of credit to be made hereunder on the Closing Date, and containing complete wire transfer instructions.

         7.2s    ASSIGNMENT OF LIFE INSURANCE POLICY.  Receipt by the Agent of
a collateral assignment of a term life insurance Policy in the amount of Twenty-Two Million and 00/100 Dollars ($22,000,000) insuring the life of Russell C. Best.

         7.2t    LANDLORD WAIVERS AND CONSENTS.  Compliance by Borrower with the provisions of Section 7.1d., relating to each parcel of real property leased by Borrower identified on Schedule 4.14.

         7.2u    RESTRUCTURING TRANSACTION.  The Restructuring Transaction
shall have been consummated to the satisfaction of the Lenders, and Agent shall have received certified copies of all documents related thereto resulting in the Borrower owning all of the assets of the Affiliated Entities and Russell C. Best owning 100% of the outstanding capital voting stock of the Borrower. The acquisition price for the Restructuring Transaction shall not have exceeded $30,000,000.

         7.2v    FAIRNESS OPINION.  Receipt by the Agent of copies of favorable fairness opinion letters issued by Piper Jaffray, Inc. to the Borrower or the Affiliated Entities, as the case may be, relating to the price paid in connection with the Restructuring Transaction.

         7.2w    TAX OPINION.  Receipt by the Agent of a copy of the favorable tax opinion letter issued by Arthur Andersen, LLP to the Borrower relating to the effect of the Restructuring Transaction.

         7.2x    FINANCIAL REPORT.  Receipt by the Agent of a report reviewed by Arthur Andersen providing detailed assumptions describing the Restructuring Transaction and providing updated operating projections through fiscal year ending December 31, 2000, and otherwise reasonably satisfactory to the Lenders.

         7.2y    SOLVENCY CERTIFICATE.  Receipt by the Agent of an acceptable
Financial Certificate of the Borrower, with the Pro-forma Balance Sheet referenced in Section 4.6b attached, and the Lenders shall be satisfied with the Borrower's financial condition and ability to meet its obligations.





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         7.2z    SEPTEMBER 30, 1997.  The Lenders shall have determined that there has been no material deterioration of the Borrower's, or Affiliated Entities' financial position since September 30, 1997.

         7.2aa   NO LITIGATION.  No litigation or other proceeding shall have been commenced or threatened which could have a Material Adverse Effect on the Restructuring Transaction, the Collateral or the Loans.

         7.2bb   CLOSING DATE APPLICABLE MARGIN STATEMENT.  The Lenders shall have received the Closing Date Applicable Margin Statements certified by the Borrower as being accurate and complete, accompanied by an initial Compliance Certificate.

         7.2cc   PAYMENT OF FEES.  Receipt by Agent of all fees due as of the
Closing Date hereunder, under the Fee Letter and under the other Loan
Documents.

ARTICLE 8.  EVENTS OF DEFAULT; REMEDIES

8.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

         8.1a    NONPAYMENT OF THE BORROWER'S OBLIGATIONS.  Nonpayment by the
Borrower (i) of any payment of principal of the Loans when due, or of the payment of interest on any Loans when due, and either default in payment shall have continued for a period of five (5) calendar days after such due date, or
(ii) in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of five (5) calendar days after notice of such due date has been given to the Borrower by the Agent.

         8.1b    VIOLATIONS UNDER OTHER INDEBTEDNESS AND OBLIGATIONS.  The
Borrower or any Subsidiary shall (i) default after any applicable grace periods in the payment of any other Indebtedness, which Indebtedness has an aggregate principal outstanding balance of $1,000,000 or more when such payment is due (whether by acceleration or otherwise), or (ii) default after any applicable grace periods in the performance of any other term of any agreement or instrument under which any other Indebtedness with an aggregate principal outstanding balance of $2,000,000 or more is created or by which it is governed or evidenced, if the effect of any such default described in this clause (ii) is to cause such Indebtedness to become, or if the holder or holders of such Indebtedness (or any Person on behalf of such holder) declares such Indebtedness, due prior to its expressed maturity.

         8.1c    INSOLVENCY, ETC.

         (i) INVOLUNTARY PROCEEDINGS. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower or of any of the Subsidiary Entities in an involuntary case under the Federal bankruptcy laws, or any other





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similar applicable Federal, Canadian provincial or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any of the Subsidiary Entities or for a substantial part of their respective property, or for the winding up or liquidation of its affairs, and such shall remain undismissed or unstayed and in effect for a period of sixty (60) days.

         (ii) VOLUNTARY PROCEEDINGS. The Borrower or any of the Subsidiary Entities shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal, Canadian provincial or state law now or hereafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any of the Subsidiary Entities or for a substantial part of their respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by the Borrower or any of the Subsidiary Entities in furtherance of any of the foregoing.

         8.1d    DISSOLUTION; CESSATION OF BUSINESS.  The Borrower or any of
the Subsidiary Entities shall terminate its existence, cease to exist, dissolve, permanently cease operations or abandon the operation of any of its material plants or facilities other than a merger, liquidation or other transfer of BULLC directly into Best Access.

         8.1e    ERISA.  One or more of the following events occur: (i) a
Notice of Intent to Terminate any Plan (including any Plan of an ERISA Affiliate) is filed under Section 4041(c) of ERISA; (ii) proceedings shall be instituted for the appointment of a trustee by the appropriate United States court to administer any Plan (including any Plan of an ERISA Affiliate); or
(iii) the PBGC shall institute proceedings to terminate any Plan (including any Plan of an ERISA Affiliate) or to appoint a trustee to administer any such Plan.

         8.1f    CHANGE OF CONTROL.  The occurrence of a Change of Control, provided that no Change of Control shall deem to exist upon the death or total disability of Russell C. Best if no other Event of Default exists and the Borrower presents a succession plan which is satisfactory to the Lenders within forty- five (45) days of the occurrence of either of such events; provided, further that if such succession plan is not satisfactory to the Lenders and for so long as no other Event of Default exists or shall occur, the Borrower shall have a period of six (6) months to refinance the Loans before the Change of Control shall be deemed an Event of Default or the Lenders shall be entitled to exercise their respective rights and remedies under this Agreement or under any other Loan Document.

         8.1g    ADVERSE JUDGMENTS.  The aggregate amount of unpaid final
judgments against the Borrower for which no further appellate review exists shall, at any one time, exceed for a period of thirty (30) calendar days, by $1,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.





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         8.1h    FAILURE TO COMPLY WITH LOAN DOCUMENTS.

         (i) FAILURE TO COMPLY WITH NEGATIVE COVENANTS. Any default shall occur or exist under a negative covenant contained in Section 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.11, 6.13, 6.14 or 6.15 of this Agreement.

         (ii) FAILURE TO COMPLY WITH OTHER COVENANTS. The Borrower shall default in the due performance or observance of any term, agreement, covenant, condition or provision set forth in this Agreement (other than occurrences described in other provisions of this Section 8.1) or any default thereunder shall occur or exist, and such default described in this item (ii) shall not be remedied to the satisfaction of the Agent for a period of twenty (20) Business Days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Agent to the Borrower.

         (iii)   DEFAULTS UNDER OR FAILURE TO COMPLY WITH OTHER LOAN DOCUMENTS.
(A) an "Event of Default" shall occur or exist as such term is defined in the Security Agreement, or in any Mortgage of a Mortgaged Parcel to which the Borrower is a party, or in the Pledge Agreement, or (B) the Borrower shall default in the due performance of any covenant, condition or provision set forth in any other Loan Document not listed in (A) to which the Borrower is a party, or any default thereunder shall occur or exist (other than occurrences described in other provisions of this Section 8.1h), and such default shall not be remedied to the satisfaction of the Agent (x) within the cure or grace period provided within any Loan Document, or (y) if no such cure or grace period is provided, for a period of twenty (20) Business Days after the earlier of (1) such default becoming known to any Authorized Officer or (2) notice of such default being delivered by the Agent to the Borrower.

         8.1i    MISREPRESENTATION.  Any representation or warranty made by the
Borrower or any of the Subsidiary Entities in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Agent or any Lender is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

         8.1j    INVALIDITY, ETC. OF LOAN DOCUMENTS.  The validity or
enforceability of any material provision of this Agreement or any other Loan Documents shall be contested by the Borrower or any Governmental Authority, or the Borrower or any of the Subsidiary Entities shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

         8.1k    MATERIAL ADVERSE CHANGE.  The occurrence of any Material
Adverse Change.

         8.1l    AGENT'S LIEN.  The Agent's Lien upon any material portion of the Collateral, through no fault or inaction on the part of the Agent, is or becomes unperfected or no longer constitutes, subject to Permitted Liens or to Permitted Encumbrances, a valid, first priority perfected Lien, and such failure is not remedied to the satisfaction of the Agent for a period of





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five (5) Business Days after the earlier of (i) such failure becomes known to any Authorized Officer or (ii) notice of such failure being delivered by the Agent to the Borrower.

8.2      REMEDIES.

         8.2a    EVENTS OF DEFAULT UNDER SECTIONS 8.1c AND 8.1d.  Upon the
occurrence of an Event of Default set forth in Sections 8.1c and 8.1d and upon the occurrence of any violation of Paragraph 14 of the Mortgages (Due on Sale Clause) executed by the Borrower, a Revolving Credit Loan shall automatically be made in accordance with the provisions of Sermon 2.2(c)(ii), the Revolving Credit Commitment shall automatically terminate and the Revolving Credit Notes, the Term Notes, interest accrued thereon and all other Obligations of the Borrower to the Lenders, the Issuing Bank and the Agent shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder, and the Issuing Bank shall have no further obligation to issue, amend, extend or renew any Letters of Credit hereunder.

         8.2b    REMAINING EVENTS OF DEFAULT.  Upon the occurrence and during the continuance of any Event of Default set forth in sections 8.1a, 8.1b, 8.1e, 8.1f, 8.lg, 8.1h, 8.1i, 8.1j, 8.1k, or 8.1l the Lenders may, at their option, declare the Revolving Credit Commitment terminated and the Revolving Credit Notes, the Term Notes, interest accrued thereon and all other Obligations of the Borrower to the Lenders, the Issuing Bank and the Agent to be due and payable, without the necessity of demand, presentation, protests notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder and the Issuing Bank shall have no further obligation to issue, amend extend or renew any Letters of Credit hereunder. In addition, the Lenders may, at their option, require that a Revolving Credit Loan shall be made in accordance with the provisions of Section 2.2(c)(ii).

         8.2c ADDITIONAL REMEDIES. In addition to the remedies set forth above, upon the occurrence of any Event of Default, the Lenders, the Issuing Bank and the Agent shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

         8.2d    EXERCISE OF REMEDIES; REMEDIES CUMULATIVE.  No delay on the part of the Agent, the Lenders or the Issuing Bank, and no failure by the Agent, the Lenders or the Issuing Bank to exercise any power, right or remedy under this Agreement or are other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other powers right or remedy No waiver of any Event of Default shall extend to any other or future Event of Default. No forbearance on the part of the Agent in enforcing the Agent's or any of





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the Lender's rights shall constitute a waiver of any of their respective rights. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Agent, the Lenders and the Issuing Bank would otherwise have.

ARTICLE 9.  AGREEMENT AMONG LENDERS

9.1 GENERAL; NO THIRD PARTY BENEFICIARY. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third-party beneficiary to any provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

9.2 APPOINTMENT AND GRANT OF AUTHORITY. Each Lender hereby irrevocably appoints and authorizes LaSalle National Bank and LaSalle National Bank hereby agrees to act as the Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to it by the terms hereof or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) for and on behalf of the Lenders and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

9.3 NON-RELIANCE ON THE AGENT. Each Lender agrees that it has, independently and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or any other Loan Document referred to or provided for herein or to inspect the properties or books of the Borrower; provided, however, that the Agent shall notify each Lender of any request received from the Borrower for a waiver of any material term of, or any amendment to, any Loan Document, and shall furnish to the Lenders upon request copies of results of any field exams or audits of the Borrower's business or the Collateral conducted by the Agent. The agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information.

9.4      RESPONSIBILITY OF THE AGENT AND OTHER MATTERS.

         9.4a    MINISTERIAL NATURE OF DUTIES.  As between the Lenders and
itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement





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or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article 9. The duties of the Agent shall be ministerial and administrative in nature.

         9.4b    LIMITATION OF LIABILITY.  As between the Lenders and itself, neither the Agent nor any of its directors, officers, employees or agents shall be liable, in the absence of gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, any other Loan Document, or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees or agents shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement or any of the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement; (ii) the collectibility of any amounts owed by the Borrower to the Lenders; (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreements the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement; (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, radiogram or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument, paper or communication entrusted to the mails or to a delivery service; or (v) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of the Borrower or any of its properties.

         9.4c    RELIANCE.  The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire, cable or radiogram or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter, other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower. The Agent may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 10.5 have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee at that Note or of any Note or Notes issued in exchange therefor or replacement thereof.





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9.5      ACTION ON INSTRUCTIONS.  The Agent shall be entitled to act or refrain from acting, and shall be fully protected in acting or refraining from acting, under this Agreement, the other Loan Documents or any other instrument or document in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in Section 10.1, from all of the Lenders. For purposes of this Agreement and the other Loan Documents, unless expressly stated otherwise, all determinations by, requests by, or other references to "Lenders" shall mean the Required Lenders.

9.6 ACTION UPON OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT. If a Default or Event of Default has occurred, the Lenders shall immediately consult with one another in an attempt to agree upon a mutually acceptable course of conduct.

9.7 INDEMNIFICATION. To the extent the Borrower does not reimburse and save harmless the Agent according to the terms hereof for and from all out-of-pocket costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitments. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such out-of-pocket costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the out-of-pocket costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or on connection with any of the foregoing.

9.8 AGENT'S RIGHTS AS A LENDER. With respect to the Commitments of the Agent as a Lender hereunder, and any Loans of the Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, the Agent shall have the same rights, powers, duties and obligations under this Agreement, the other Loan Documents or other agreements, instruments or documents as any Lender, and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage in any kind of business with the Borrower and its Affiliates as if it were not the Agent.

9.9 LOAN ADVANCES BY THE AGENT. Unless the officers of the Agent responsible for administering this Agreement shall have been notified in writing by a Lender prior to the date and time specified herein of any Loan that such Lender will not make the amount which





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would constitute its pro rata share of such Loan available to the Agent on or prior to the date of such Loan, the Agent may (but shall not be required to) assume that such Lender has made such amount available to the Agent on the date of such Loan and the Agent may, in reliance upon such assumption make available to the Borrower a corresponding amount. If such pro rata share is made available to the Agent by a Lender on a date after the date of such Loan, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate for federal funds as determined by the Agent during each day included in such period, times (ii) the amount of such Lender's pro rata share of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapsed from and including the date of such Loan, to the date on which such pro rata share of such Loan became immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section
9.9 shall be prima facie evidence as to the amount owed by that Lender to the Agent. If such Lender's pro rata share is not in fact made available to the Agent by such Lender within three (3) Business Days of the date of any Loan, such Lender shall pay such amount, with interest thereon at the rate per annum then applicable under the Base Rate Option during such period, on demand, to the Agent.

9.10 PAYMENT TO LENDERS. Promptly after receipt from the Borrower of any principal repayment of the Loans, interest due on the Loans, and any Fees or other amounts due under any of the Loan Documents which are for the benefit of all the Lenders, the Agent shall distribute to each Lender that Lender's Commitment Percentage of the funds so received. Such delivery shall be accomplished in such a manner as to allow each Lender to receive its share of such payment in immediately available funds on the same day that the funds representing payment due from the Borrower are collected funds in the possession of the Agent. If the Agent fails to make such a payment to a Lender on the same day that the funds are received, such Lender shall be entitled to receive a premium based upon such Lender's calculations made in accordance with the same formula set forth in Section 9.9.

9.11 PRO RATA SHARING. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of setoff or banker's lien shall be shared pro rata among the Lenders. Nothing in this Section 9.11 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of collateral which is not subject to or contemplated by the Security Documents specifically securing, any other Indebtedness of the Borrower to any Lender.

9.12 NOTICE OF EVENT OF DEFAULT. Each Lender shall use its best efforts to notify the Agent immediately in writing of any Default or Event of Default of which it becomes aware. Upon receipt of any such notice, the Agent shall use its best efforts to notify the Lenders immediately in writing of such Default or Event of Default. The Agent shall notify each Lender of any Default or Event of Default as soon as practicable after obtaining knowledge thereof.





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9.13     SUCCESSOR AGENT.  The Agent may resign as the Agent upon thirty (30)
calendar days' notice to the Lenders and the Borrower only in the event that an Event of Default shall occur, be continuing and declared by the Lenders. If such notice shall be given, the Lender shall appoint from among the Lenders a successor agent for the Lenders, during such thirty (30) day period, which successor agent shall be reasonable satisfactory to the Borrower, to serve as agent under the Loan Documents. If at the end of such thirty (30) day period the Lenders have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders under the Loan Documents, any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such thirty (30) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

ARTICLE 10.  GENERAL PROVISIONS

10.1     AMENDMENTS AND WAIVERS.

         (i) Subject to the remaining provisions of this Section 10.1, the Required Lenders, or the Agent with the consent of the Required Lenders, and the Borrower may from time to time enter into amendments, extensions, supplements and replacements to and of this Agreement and the other Loan Documents to which they are parties, and the Required Lenders may from time to time waive compliance with a provision of any of the Loan Documents or consent to action taken by the Borrower. Subject to the remaining provisions of this
Section 10.1, no amendment, extension, supplement, replacements waiver or consent shall be effective unless it is in writing and is signed by the Required Lenders and the Borrower. Each waiver and consent shall be effective only for the specific instance and for the specific purpose for which it is given.

         (ii) The foregoing notwithstanding, no such amendment, extensions, supplement, replacement or waiver shall, without the consent of all the
Lenders:

                 (A) increase the Revolving Credit Commitment or the maximum principal amount of the Revolving Credit Loans or the Term Loans which may be outstanding hereunder;

                 (B) reduce any of the Interest Rate Options hereunder or any of the Fees due hereunder or under any of the other Loan Documents;

                 (C) extend the Revolving Credit Termination Date, the Term Loan Maturity Date, or postpone any scheduled payment date of principal (including any scheduled date tor a





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mandatory or voluntary principal prepayment), interest or Fees hereunder or under any of the other Loan Documents;

                 (D) release any obliger under any Loan Document or all or any part of the Collateral;

                 (E) amend the percentages set forth in the definition of "Borrowing Base," or amend in any material respect the definitions of "Qualified Account" or "Qualified Inventory";

                 (F) determine the rights or remedies to be exercised after the declaration of an Event of Default by the Required Lenders, provided that any consent or waiver to be obtained from the Lenders after the declaration of an Event of Default (other than matters described in other provisions of this Subsection 10.1(ii)) shall be effective if it is in writing and is signed by only the Required Lenders;

                 (G) change, amend or waive any financial covenant set forth in Section 6.4;

                 (H) forgive or reduce any principal or interest of any Loans which are outstanding;

                 (I) change, amend or waive any of the covenants set forth in Section 6.1(iii) or (iv) or 6.3;

                 (J)    change, amend or waive the covenants set forth in
Section 6.13 only to the extent that an acquisition or acquisitions in any given Fiscal Year or in the aggregate exceed twenty-five percent (25%) of the payment amounts provided in such Section;

                 (K)    change the definition of "Required Lenders"; or

                 (L)    amend this Section 10.1.

10.2 TAXES. The Borrower shall pay any and all stamp, document, transfer and recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. The Borrower agrees to save the Agent and the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions. The obligations of the Borrower pursuant to this Section 10.2 shall survive the termination of this Agreement and the repayment of the Obligations.





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10.3     EXPENSES.  The Borrower shall pay:

         (i) All (A) out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Agent's reasonable legal fees and expenses in connection therewith; provided, however, that the fees (but not the costs and expenses) of Seyfarth, Shaw, Fairweather and Geraldson, counsel to Agent, shall not exceed $75,000; and provided further that the foregoing fee cap shall not apply to local counsel retained by Agent; and (B) all reasonable costs and expenses of the Agent (including but not limited to reasonable fees and expenses of the Agent's counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

         (ii) All reasonable costs and expenses of the Agent, the Lenders and the Issuing Bank (including without limitation the reasonable fees and disbursements of the Lenders' counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by any Person of any of the terms, conditions, representations, warranties or covenants of any Loan Document or the occurrence of a Default or an Event of Default; (B) the sale or other action taken with respect to any of the Collateral; and (C) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

         All of such costs and expenses shall be payable by the Borrower to the Agent, for the benefit of the Lenders where appropriate, upon demand or as otherwise agreed upon by the Agent and the Borrower, shall constitute Obligations under this Agreement, and shall bear interest at the Default Rate if not paid when due. The Borrower's obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

10.4     NOTICES.

         10.4a   NOTICE TO THE BORROWER.  All notices required to be delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication:

                 Best Lock Corporation
                 8900 Keystone Crossing
                 Indianapolis, Indiana 46240
                 Attention: Stephen J. Cooper
                 Fax: (317) 817-9217





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         With copies to:

                 Jenner & Block
                 One IBM Plaza
                 Suite 4000
                 Chicago, Illinois 60611
                 Attention: Craig R. Culbertson
                 Fax: 312/923-2637


         10.4b   NOTICE TO THE AGENT.  All notices required to be delivered to the Agent pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication:

                 LaSalle National Bank
                 135 South LaSalle Street
                 Chicago, Illinois  60603
                 Attention:  Todd J. Lanscioni
                 Fax: 312/904-6225

         With copies to:

                 Seyfarth, Shaw, Fairweather & Geraldson
                 55 East Monroe Street
                 Suite 4200
                 Chicago, Illinois 60603
                 Attention: Theodore E. Cornell III
                 Fax: 312/269-8869

         10.4c   NOTICE TO THE LENDERS.  All notices required to be delivered to any Lender pursuant to this Agreement shall be in writing and shall be sent to the address set forth on Annex A hereto or to the Assignment and Assumption Agreement to which such Lender is a party, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication.

         10.4d   EFFECTIVENESS OF NOTICES.  All such notices shall be effective on the date of telecopy transmission or when received, whichever is earlier. The parties hereto may each change the address for service of notice upon it by a notice in writing to the other party hereto.





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10.5     ASSIGNMENTS.

         10.5a   ASSIGNMENTS.  Subject to the remaining provisions of this
Subsection 10.5a, any Lender may at any time, in the ordinary course of its commercial banking business, in accordance with applicable law, sell to one or more Purchasing Lenders (which Purchasing Lenders may be affiliates of the Transferor Lender), a portion of its rights and obligations under this Agreement, the Notes then held by it and the other Loan Documents pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "N" and satisfactory to the Agent, executed by the Transferor Lender, such Purchasing Lender, the Agent and the Borrower: subject, however to the following requirements:

         (i) Agent may sell any portion of its rights and obligations under this Agreement pursuant to this Section 10.5 so long as its Commitment Percentage remains not less than 50%;

         (ii) The Borrower and the Agent must give their prior consent to any such assignment, which consents shall not be unreasonably withheld;

         (iii) Following an assignment permitted under this Section there shall be no more than three (3) Lenders unless approved in writing by the Borrower and the Agent in their sole discretion;

         (iv) Each assignment to a Purchasing Lender which is not a Lender immediately prior to such assignment must be in a minimum amount of $5,000,000, and each assignment to a Purchasing Lender which is a Lender immediately period to such assignment may be in any amount; and

         (v) Each Transferor Lender shall pay to the Agent a $3,500 service fee, for its sole benefit, in connection with each assignment made by it;

provided, however, that (A) if an Event of Default shall have occurred, be continuing and declared by the Lenders the restrictions set forth in item (i) above shall not be applicable, and (B) after the occurrence of and during the continuance of an Event of Default (1) the restrictions set forth in item (iv) above shall not be applicable and (2) the consents or agreements of the Borrower contemplated in items (ii) and (iii) above shall not be required.

         Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, (i) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Lender. Such Assignment and Assumption Agreement shall be deemed to





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amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustments of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Notes held by the Transferor Lender, new Notes to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

         10.5b   ASSIGNMENT TO FEDERAL RESERVE BANK.  In addition to the
assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder or under the other Loan Documents.

         10.5c   ASSIGNMENT REGISTER.  The Agent shall maintain at its address referred to in Section 10.4 a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent, the Lenders and the Issuing Bank may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement.
The Register shall be available at the office of the Agent set forth in Section
10.4 for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

10.6     PARTICIPATIONS.

         10.6a   SALE OF PARTICIPATIONS.  The Lenders may, in the ordinary
course of their commercial banking business and in accordance with applicable law, and after first obtaining the consent of the Agent, which consent shall not be unreasonably withheld, at any time sell to one or more Participants (which Participants may be Affiliates of a Lender) Participations in the Revolving Credit Commitment, the Loans, the Notes and the other interests of the Lenders hereunder. In the event of any such sale of a Participation, the selling Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Notes made payable to it for all purposes under this Agreement, the Borrower shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and Participants shall not be permitted to have any voting rights.





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         10.6b   RIGHT OF SETOFF.  The Borrower agrees that if amounts
outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its Participation in amounts owing under this Agreement and the Notes to the same extent as if the amount of its Participation were owing directly to it as a lender under this Agreement or the Notes.

10.7 INDEMNITY. The Borrower hereby agrees to indemnify the Agent, the Lenders, the Issuing Bank, each of their respective Controlling Persons, if any, and the directors, officers, employees, attorneys, agents and Affiliates or all of the foregoing (each of the foregoing an "INDEMNIFIED PERSON") against and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any Indemnified Person arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Obligations and any and all transactions related to or consummated in connection with the Obligations, other than as a consequence of the gross negligence or willful misconduct on the part of any Indemnified Person including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Indemnified Person arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation administrative proceeding or investigation under any Federal securities law or any other Governmental Rule of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of the Borrower or any of its respective directors, officers, employees, attorneys, agents or Affiliates, related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this Section 10.7 shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Lenders or the Issuing Bank, or at common law or otherwise. The provisions of this Section 10.7 shall survive the payment of the Obligations and the termination of this Agreement and the other Loan Documents.





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10.8     SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the
Borrower, the Agent, the Lenders, the Issuing Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders, the Issuing Bank and their respective successors and assigns; provided however, that the Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders and the Agent and the Lenders may only assign as permitted in this Agreement.

10.9 CONFIDENTIALITY. The Agent, the Lenders and the Issuing Bank shall keep confidential and not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders and Participants, all non-public information concerning the Borrower and the Borrower's Affiliates which comes into the possession of the Agent, the Lenders or the Issuing Bank during the term hereof. Notwithstanding the foregoing, the Agent, the Lenders and the Issuing Bank may disclose information concerning the Borrower (i) in accordance with normal banking practices and the Agent's, such Lender's or the Issuing Bank's policies concerning disclosure of such information, (ii) pursuant to what the Agent, such Lender or the Issuing Bank believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by Governmental Rule, judicial process or subpoena and (iv) to their respective attorneys, accountants and auditors who shall also be bound by the terms of this Section.

10.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.11 SURVIVAL. All representations, warranties, covenants and agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of the Notes and the Obligations is made.

10.12 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles thereof regarding conflict of laws, excepting applicable federal law, except only to the extent precluded by the mandatory application of the law of another jurisdiction and except as expressly set forth in any of the other loan documents.

10.13 FORUM. THE PARTIES HERETO AGREE THAT THE COURTS OF THE STATE OF ILLINOIS LOCATED IN CHICAGO, ILLINOIS, AND THE FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, COOK COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH

THE BORROWER IS A PARTY AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

10.14 NON-BUSINESS DAYS. Whenever any payment of principal, interest, Fees or any other amounts hereunder or under any of the other Loan Documents is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest, Fees or other amounts in connection with such payment.

10.15 INTEGRATION. This Agreement is the entire agreement among the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

10.16 HEADINGS. Article, Section, Subsection and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

10.17 COUNTERPARTS. This Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

10.18 WAIVER OF JURY TRIAL. THE BORROWER, EACH LENDER, THE AGENT AND THE ISSUING BANK EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE LENDERS, THE AGENT, THE ISSUING BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS AGREEMENTS, THE NOTES OR THE OTHER LOAN DOCUMENTS, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


BEST LOCK CORPORATION, an Indiana corporation


By:
   ---------------------------------
Name:
      ------------------------------
Title:
       -----------------------------
FEIN:
      ------------------------------

                                                  LA SALLE NATIONAL BANK, a
                                                  national banking association


                                                  By:
                                                     --------------------------
                                                  Name: Todd J. Lanscioni
                                                  Title: First Vice President

                                                  BANK ONE INDIANA, N.A.


                                                  By:
                                                     --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------

                                                  NATIONAL CITY BANK OF INDIANA


                                                  By:
                                                     --------------------------
                                                  Name:
                                                        -----------------------
                                                  Title:
                                                        -----------------------

                                    ANNEX A

                             Commitments of Lenders
                                 and Addresses
                             for Notices to Lenders

===============================================================================================================================
                                            Amount of
                                          Commitment for       Amount of
                                            Revolving         Commitment                        Commitment
                                           Credit Loans      for Term Loan    Commitment        Percentage
                                                                   A
-------------------------------------------------------------------------------------------------------------------------------

Name:      LaSalle National Bank

Address:   135 South LaSalle Street
           Chicago, Illinois  60603

Attention: Todd J. Lanscioni
           First Vice President
           Telephone: 312/904-2786
           Telecopy:  312/904-6225           $14,000,000       $11,000,000      $25,000,000           50%
-------------------------------------------------------------------------------------------------------------------------------
Name:      Bank One Indiana, N.A.

Address:   Bank One Center Tower
           111 Monument Circle
           Indianapolis, IN 46277-0119

Attention: William S. Denton, Jr.
           Vice President
Telephone: 317/321-8354
Telecopy:  312/592-5269                      $7,000,000        $5,500,000       $12,500,000           25%
-------------------------------------------------------------------------------------------------------------------------------
Name:      National City Bank of Indiana

Address:   1 National City Center
           Suite 2006
           Indianapolis, IN  46255

Attention: Randy J. Collier
           Vice President, Senior Lending
              Officer, Metro Lending
Telephone: 317/267-7921
Telecopy:  317/267-8899                      $7,000,000        $5,500,000       $12,500,000           25%
===============================================================================================================================

                                    ANNEX B

                                 PRICING MATRIX



--------------------------------------------------------------------------------------------------------
   Funded
 Debt/EBITDA                  Level I        Level II        Level III         Level IV          Level V
                               <1.5          1.5-2.0         >2.0-2.5          >2.5-3.0            >3.0
--------------------------------------------------------------------------------------------------------
      LIBOR Margin             1.0%           1.25%            1.50%            1.75%             2.0%
     Commitment Fee            .20%            .25%             .25%             .25%             .25%
--------------------------------------------------------------------------------------------------------
    Base Rate Margin           0.0%            0.0%             0.0%             .25%             .50%
--------------------------------------------------------------------------------------------------------
  Commercial Letters of        .50%           .625%             .75%            .875%             1.0%
         Credit
--------------------------------------------------------------------------------------------------------
   Standby Letters of          1.0%           1.25%            1.50%            1.75%             2.0%
         Credit
--------------------------------------------------------------------------------------------------------

                                    EXHIBITS


------------------------------------------------------------------------------------------------------------------
      EXHIBIT DESIGNATION                             EXHIBIT                               PRINCIPAL SECTION
                                                                                                REFERENCE
------------------------------------------------------------------------------------------------------------------
               A             Form of Revolving Credit Note                                         2.1f
------------------------------------------------------------------------------------------------------------------
               B             Form of Term Loan Note                                                2.3a
------------------------------------------------------------------------------------------------------------------
              B-1            Form of New York Term Loan Note                                       2.3a
------------------------------------------------------------------------------------------------------------------
               C             Form of Loan Request                                                  2.5
------------------------------------------------------------------------------------------------------------------
               D             Form of Security Agreement                                            3.2
------------------------------------------------------------------------------------------------------------------
               E             Form of Pledge Agreement (First Thoroughbred Shares)                  3.2
------------------------------------------------------------------------------------------------------------------
              E-1            Form of First Thoroughbred Pledge Agreement                           3.2
------------------------------------------------------------------------------------------------------------------
               F             Form of Mortgage                                                      3.3
------------------------------------------------------------------------------------------------------------------
               G             Form of Environmental Agreement                                       7.2g
------------------------------------------------------------------------------------------------------------------
               H             Form of Assignment of Patents and Trademarks                          3.2
------------------------------------------------------------------------------------------------------------------
               I             Assignment of Term Life Insurance Policy                              5.17
------------------------------------------------------------------------------------------------------------------
               J             Compliance Certificate                                                5.2c
------------------------------------------------------------------------------------------------------------------
               K             Form of Borrowing Base Certificate                                    5.2d
------------------------------------------------------------------------------------------------------------------
               L             Closing Certificate                                                   7.2a
------------------------------------------------------------------------------------------------------------------
               M             Form of Landlord Waiver and Consent                                   7.1d
------------------------------------------------------------------------------------------------------------------
               N             Assignment and Assumption Agreement                                  10.5a
------------------------------------------------------------------------------------------------------------------





                             ANNEXES AND SCHEDULES


--------------------------------------------------------------------------------
         ANNEX DESIGNATION              ANNEX
--------------------------------------------------------------------------------
                     A                  Lenders; Commitments; Notice Addresses
--------------------------------------------------------------------------------
                     B                  Pricing Matrix
--------------------------------------------------------------------------------



            SCHEDULE DESIGNATION        SCHEDULE
--------------------------------------------------------------------------------
                    4.1                 Organization and Powers
--------------------------------------------------------------------------------
                    4.2                 Capitalization
--------------------------------------------------------------------------------
                    4.8                 Litigation
--------------------------------------------------------------------------------
                    4.11                Labor Matters
--------------------------------------------------------------------------------
                    4.13                Names
--------------------------------------------------------------------------------
                    4.14                Locations; Mortgaged Parcels
--------------------------------------------------------------------------------
                    4.17                Intellectual Property
--------------------------------------------------------------------------------
                    4.18                Insurance
--------------------------------------------------------------------------------
                    4.19                Consents and Approvals
--------------------------------------------------------------------------------
                    6.1                 Indebtedness
--------------------------------------------------------------------------------
                    6.3                 Permitted Liens
--------------------------------------------------------------------------------


                          EXHIBIT A TO CREDIT AGREEMENT

                              REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
$_____________________                                              [DATE]


         This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of March __, 1998 entered into by and among Best Lock Corporation, an Indiana corporation, its successors and assigns (the "Borrower"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Issuing Bank and as the Agent (in such capacity the "Agent"), together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement").

         FOR VALUE RECEIVED, on or before the Revolving Credit Termination Date, the Borrower promises to pay to the order of___________________________________ _______________________________, its successors and assigns (the "Lender") at the office of the Agent at 135 South LaSalle Street, Chicago, Illinois 60603 the principal sum of DOLLARS ($ ) or so much of the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower which are outstanding pursuant to the Credit Agreement, together with per annum interest on the outstanding principal balance existing from time to time in accordance with the terms of the Credit Agreement.

         This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement and evidences Revolving Credit Loans which may be advanced and repaid and readvanced from time to time as Revolving Credit Advances as provided in the Credit Agreement. All capitalized terms used in this Revolving Credit Note as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the meanings given them in the Credit Agreement. Reference is made to the Credit Agreement for provisions requiring prepayment of principal and for the acceleration of the maturity of this Revolving Credit Note. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if such terms, conditions, covenants, representations and warranties were fully set forth herein. This Revolving Credit Note is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents.

         The sums advanced under this Revolving Credit Note shall bear interest commencing on the date hereof until maturity at the applicable Interest Rate Option as provided in the Credit Agreement. Interest on the unpaid principal balance hereof shall be due and payable and shall be calculated in accordance with the terms of the Credit Agreement, including, without limitation, at the Default Rate, whether or not judgment has been entered on this Revolving Credit Note. The interest rate accruing hereunder will be adjusted, when necessary and if appropriate, in accordance with the terms of the Credit Agreement.

         All outstanding principal hereunder, together with all accrued and unpaid interest hereon and all outstanding Obligations relating to the Revolving Credit Loans, shall be due and payable on the Revolving Credit Termination Date.

         All payments of principal and interest shall be made at the office of the Agent set forth above.

         Upon the occurrence of any Event of Default specified in the Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable and the Lender may exercise any other rights and remedies, including, without limitation, its rights and remedies against the Collateral given to secure the repayment of this Revolving Credit Note, all as provided in the Credit Agreement.

         All amounts payable under the terms of this Revolving Credit Note shall be payable with expenses of and costs of collection, including reasonable attorneys' fees, and without relief from valuation and appraisement laws. All payments on account of this Revolving Credit Note shall be applied first to expenses and costs of collection, next to all accrued and unpaid interest, to any unpaid Fees under the Credit Agreement, and to any other outstanding Obligations relating to the Revolving Credit Commitment, and only after the satisfaction of all of such expenses, fees, interest and costs, to principal.

         Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

         Time is of the essence of this Revolving Credit Note and each and every provision hereof.

         THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS REVOLVING CREDIT NOTE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         IN WITNESS WHEREOF, this Revolving Credit Note has been duly executed and delivered as of this _____ day of _________________, 1998.

                                       Best Lock Corporation

                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                          EXHIBIT B TO CREDIT AGREEMENT

                                 TERM LOAN NOTE

                                                              Chicago, Illinois
$ _________________                                                 [DATE]


         This Term Loan Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of March__, 1998 entered into by and among Best Lock Corporation, an Indiana corporation, its successors and assigns (the "Borrower"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Issuing Bank and as the Agent (in such capacity the "Agent"), together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement").

             FOR VALUE RECEIVED, the Borrower promises to pay to the order of ____________________, its successors and assigns (the "Lender") at the office of the Agent at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as Agent may from time to time designate to Borrower in writing, the principal sum of Dollars ($ ), together with interest, without relief from valuation and appraisement laws, principal and interest to be paid as follows:

             (a) the principal payable in consecutive quarterly installments, beginning on June 30, 1998 and continuing thereafter on the last day of each September, December, March and June, until the Term Loan Maturity Date, at which time all of the unpaid principal of this Term Loan Note shall be and become due and payable, with each such quarterly installment to be in the principal amount set forth in the chart below:


                                                     REQUIRED
                  DATE                          PRINCIPAL PAYMENT

6/30, 9/30, 12/31/1998 and 3/31/99                 $ 625,000.00
6/30, 9/30, 12/31/1999 and 3/31/00                   750,000.00
6/30, 9/30, 12/31/2000 and 3/31/01                   875,000.00
6/30, 9/30, 12/31/2001 and 3/31/02                 1,000,000.00
6/30, 9/30, 12/31/2002 and 3/31/03                 1,125,000.00
6/30, 9/30, 12/31/2003                             1,125,000.00

             (b) interest on the unpaid principal sum of this Term Loan Note shall accrue from the date hereof at the applicable Interest Rate Option and shall be calculated in accordance with the terms of the Credit Agreement, including without limitation, at the Default Rate (as defined in the Credit Agreement), whether or not judgment has been entered on this Term Loan Note, payable quarterly in arrears on the last day of each June, September, December and March commencing on June 30, 1998 and on the Term Loan Maturity Date.

         This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement. This Term Loan Note is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents. All capitalized terms used in this Term Loan Note as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the meanings given them in the Credit Agreement. Reference is made to the Credit Agreement for provisions requiring prepayment of principal and for the acceleration of the maturity of this Term Loan Note. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if such terms, conditions, covenants, representations and warranties were fully set forth herein.

         All payments of principal and interest shall be made at the office of the Agent set forth above.

         Upon the occurrence of any Event of Default specified in the Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable and the Lender may exercise any other rights and remedies, including, without limitation, its rights and remedies against the Collateral given to secure the repayment of the Term Loan Note, all as provided in the Credit Agreement.

         All amounts payable under the terms of this Term Loan Note shall be payable with expenses of collection, including reasonable attorneys' fees, and without relief from valuation and appraisement laws. All payments on account of this Term Loan Note shall be applied first to expenses and costs of collection, next to all accrued and unpaid interest, to any unpaid Fees under the Credit Agreement and to any other outstanding Obligations relating to this Term Loan Note, and only after the satisfaction of all of such expenses, fees, interest and costs, to principal.

         Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

         Time is of the essence of this Term Loan Note and each and every provision hereof.

         THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS TERM LOAN NOTE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         IN WITNESS WHEREOF, this Term Loan Note has been duly executed and delivered as of this ____ day of ______________________, 1998.

                                   Best Lock Corporation


                                   By:
                                      -------------------------------------

                                   Name:
                                        -----------------------------------

                                   Title:
                                         ----------------------------------

                         EXHIBIT B-1 TO CREDIT AGREEMENT

                                    NEW YORK
                                 TERM LOAN NOTE

                                                              Chicago, Illinois
$__________                                                          [DATE]

         This New York Term Loan Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of March ___, 1998 entered into by and among Best Lock Corporation, an Indiana corporation, its successors and assigns (the "Borrower"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Issuing Bank and as the Agent (in such capacity the "Agent"), together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement").

         FOR VALUE RECEIVED, the Borrower promises to pay to the order of ____________________, its successors and assigns (the "Lender") at the office of the Agent at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as Agent may from time to time designate to Borrower in writing, the principal sum of __________________________________ Dollars ($______), together with interest, without relief from valuation and appraisement laws, principal and interest to be paid as follows:

             (a) all of the unpaid principal of this Note shall be and become due and payable on March ___, 2004.

             (b) interest on the unpaid principal sum of this Note shall accrue from the date hereof at the applicable Interest Rate Option and shall be calculated in accordance with the terms of the Credit Agreement, including without limitation, at the Default Rate (as defined in the Credit Agreement), whether or not judgment has been entered on this Note, payable quarterly in arrears on the last day of each March, June, September and December commencing on June 30, 1998, and on the Term Loan Maturity Date.

         This Note is one of the New York Term Loan Notes referred to in the Credit Agreement. This Note is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents. All capitalized terms used in this Note as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the meanings given them in the Credit Agreement. Reference is made to the Credit Agreement for provisions requiring prepayment of principal and for the acceleration of the maturity of this Note. However, the principal amount evidenced by this Note may not be prepaid until all other Notes referred to in the Credit Agreement have been repaid in full. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if such terms, conditions, covenants, representations and warranties were fully set forth herein.

         All payments of principal and interest shall be made at the office of the Agent set forth above.

         Upon the occurrence of any Event of Default specified in the Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable and the Lender may exercise any other rights and remedies, including, without limitation, its rights and remedies against the Collateral given to secure the repayment of the Note, all as provided in the Credit Agreement.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including reasonable attorneys' fees, and without relief from valuation and appraisement laws. All payments on account of this Note shall be applied first to expenses and costs of collection, next to all accrued and unpaid interest, to any unpaid Fees under the Credit Agreement and to any other outstanding Obligations relating to this Note, and only after the satisfaction of all of such expenses, fees, interest and costs, to principal.

         Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

         Time is of the essence of this Note and each and every provision hereof.

         THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS NOTE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered as of this ____ day of ______________________, 1998.

                                    Best Lock Corporation


                                    By:________________________________

                                    Name:______________________________

                                    Title:_____________________________

3099136.2
3-19-98


                          EXHIBIT C TO CREDIT AGREEMENT

                                  LOAN REQUEST

To:      LaSalle National Bank, as Agent
         135 South LaSalle Street
         Chicago, Illinois  60603

         Attention:  Todd J. Lanscioni

         Pursuant to Section 2.5 of that certain Credit Agreement dated as of March __, 1998, by and among the undersigned, Best Lock Corporation, an Indiana corporation ("Borrower"), the Lenders which are party thereto, and LaSalle National Bank, as the Issuing Bank and as Agent, the undersigned Borrower hereby requests a Revolving Credit Loan, or election or renewal of or conversion to an Interest Rate Option as follows:

         1.  Amount of new Revolving Credit Loan:  $_______________

             A.   Interest Rate Option to apply to new Revolving Credit Loan:

                  (1)   Principal amount to bear
                        interest at Base Rate Option               $____________

                        (a)     Effective date                     _____________

                  (2)   Principal amount to bear interest at
                        LIBOR-Rate Option                          $____________

                  (3)   LIBOR-Rate Interest Period(s) and amount(s)

                              Period                    Amount
                              ------                    ------
                           -------------                $
                           -------------                $
                           -------------                $

                        (a)   Effective Date                       _____________

         2.  Interest Rate Option Renewal or Conversion:

             A.   Revolving Credit Loan Renewal or Conversion

                  (1)   Renew LIBOR Interest Rate Period of
                        _______________ on __________________ for
                        $_____________ of principal of the
                        outstanding Revolving Credit Loans

                  (2) Convert [existing interest rate option] to [proposed interest rate option] on [insert proposed effective date] for [insert LIBOR-Rate Interest Period in the case of conversion to LIBOR-Rate Interest Option], for $_________ of principal of the outstanding Revolving Credit Loans.

             B.   Term Loan Renewal or Conversion

                  (1)   Renew LIBOR-Interest Rate Period of
                        _______________ on __________________, for
                        $_____________ of principal of the Term
                        Loan.

                  (2) Convert [existing interest rate option] to [proposed interest rate option] on [insert proposed effective date] for [insert LIBOR-Rate Interest Period in the case of conversion to LIBOR-Rate Interest Option], for $_____________ of principal of the Term Loan.

         The undersigned acknowledges that this request with respect to each LIBOR-Rate Loan (whether for new borrowing, renewal or conversion) shall irrevocably commit the Borrower to accept such LIBOR-Rate Loan on the effective date specified in this request.

          [SIGNATURE PAGE(S) AND EXHIBIT(S), IF ANY, FOLLOW THIS PAGE]

Dated and delivered:  ________________________, 199__.


                                    BEST LOCK CORPORATION


                                   By ___________________________________


                                      Name:______________________________


                                      Title:_____________________________

                          EXHIBIT D TO CREDIT AGREEMENT

                               SECURITY AGREEMENT

--------------------------------------------------------------------------------

NAME:             Best Lock Corporation
NO. AND STREET:   8900 Keystone Crossing
                  Suite 1100
CITY:             Indianapolis             COUNTY:  Marion     STATE:  Indiana

         BEST LOCK CORPORATION, a corporation organized under the laws of the State of Indiana ("Debtor"), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges and assigns to LASALLE NATIONAL BANK, a national banking association, as Agent for the lenders now or hereafter named in the Credit Agreement (as hereinafter defined) (in such capacity as the agent, hereinafter the "Lender"), a security interest in the following property to the extent of Debtor's right, title and interest therein, whether Debtor's interest therein is as owner, co-owner, lessee, consignee, secured party, or otherwise, whether now owned or existing or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all replacement and repair parts therefor, all negotiable documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds and proceeds arising in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the following property by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority):

         (a) all of Debtor's presently existing and hereafter created "accounts" (as defined in the Uniform Commercial Code as enacted in the State of Illinois ("UCC")) including, without limitation, accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Debtor arising or resulting from the sale of goods or the rendering of services, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation ("Accounts");

         (b) all of Debtor's "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in Debtor's business and goods which are returned or repossessed ("Inventory");

         (c)   all of Debtors "general intangibles" (as defined in the UCC);

         (d) all of Debtor's "chattel paper," "instruments," "documents," "investment property," and "goods" (as such terms are defined in the UCC);

         (e) all of Debtor's "equipment" (as defined in the UCC), including without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor ("Equipment");

         (f) all of Debtor's "intellectual property," including, without limitation, all of Debtor's present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know- how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired by Debtor, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon,

         (g) all of Debtor's deposit accounts maintained with any bank or financial institution;

         (h) all cash and other monies and property of Debtor in the possession or under the control of Lender, or any participant; and

         (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary to helpful in the collection thereof or realization thereon,

(all of the foregoing hereinafter sometimes called the "Collateral"). All capitalized terms used herein which are not defined herein but which are defined in the Credit Agreement shall have the meanings given them in the Credit Agreement.

         The security interest hereby granted is to secure the prompt and full payment and complete performance of all Obligations under that certain Credit Agreement dated of even date herewith entered into by and among Debtor, the lenders which are parties thereto and the Lender, as the Issuing Bank and the Agent, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof ("Credit Agreement"), of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

         It is Debtor's express intention that this agreement and the continuing security interest granted hereby, in addition to covering all present Obligations of Debtor to all of the lenders under the Credit Agreement, shall extend to all future Obligations, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or reincurred, whether or not such Obligations are related to the indebtedness identified above by class, type or kind and whether or not such Obligations are specifically contemplated as of the date hereof. The absence of any reference to this agreement in any documents, instruments or agreements evidencing or relating to any Obligation secured hereby shall not limit or be construed to limit the scope of applicability of this agreement.

     1. GENERAL COVENANTS. Debtor represents, warrants and covenants as follows:

     (a)  (i)     Debtor is, or as to Collateral arising or to be acquired
                  after the date hereof, shall be, the sole owner of the Collateral free from any and all liens, security interests, encumbrances, claims and interests subject to Permitted Liens;
                  and

          (ii) no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering any of the Collateral is on file or of record in any public office except relating to Permitted Liens;

    (b) Debtor shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral, other than the Permitted Liens, and shall defend the right, title and interest of Lender in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein;

    (c) Debtor's principal place of business and chief executive office is located at the address set forth at the beginning of this agreement. The Collateral is and shall continue to be located at the addresses set forth in Exhibit A attached hereto, unless Lender consents in writing to a change in the location of the Equipment, Inventory or Debtor's records concerning the Accounts in accordance with the terms of the Credit Agreement;

    (d) at least twenty (20) Business Days prior to the occurrence of any of the following events, Debtor shall deliver to Lender written notice of such impending events:

          (i) a change in Debtor's principal place of business or chief executive office and/or residence;

          (ii)    the opening or closing of any place of business; or

          (iii)   a change in Debtor's name, identity or corporate structure;

    (e) subject to any limitation stated therein or in connection therewith, all information furnished by Debtor concerning the Collateral or otherwise in connection with the Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects;

    (f)   the Collateral is and shall be used primarily for business purposes;

    (g) Debtor has full power and authority to enter into this agreement and to comply with the terms, conditions and provision thereof. This agreement has been duly executed and delivered by Debtor and constitutes a legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as its enforcement may be affected by:

          (i) bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally;

          (ii) the fact that the granting of specific performance and the issuance of other rulings of enforcement are subject to the discretion of a court in equity and to the application of general principles of equity; and

          (iii) emergency and other powers which may be exercised by governmental bodies or entities with jurisdiction.

     2. COLLECTION OF ACCOUNTS. Debtor shall, unless Lender requires Debtor to establish a lockbox arrangement upon the occurrence and during the continuation of an Event of Default (as defined in paragraph 9), collect all Accounts, and whenever Debtor shall receive any payment of any Account, Debtor shall hold such payment in trust for Lender. Debtor authorizes Lender to endorse the name of Debtor upon any checks or other items received in payment of any Account and to do any and all things necessary in order to reduce the same to money. During the continuance of any Event of Default, Debtor also authorizes Lender, without notice, to appropriate and apply any balances, credits, deposits, accounts or money of Debtor in Lender's possession, custody or control to the payment of any of the Obligations. If any of the Accounts arise out of contracts with or orders from the United States or any State or any department, agency or instrumentality thereof, but subject to the terms and conditions set forth in the Credit Agreement, Debtor shall immediately notify Lender thereof in writing and shall execute any instrument and take any steps required by Lender in order that all money due and to become due under such contract or order shall be assigned to Lender and due notice thereof given to the appropriate governmental agency. Subject to the terms and conditions set forth in the Credit Agreement with respect to U.S. government Accounts, Debtor agrees to execute, deliver, file and record all such notices, affidavits, assignments, financing statements and other instruments as shall in the judgment of Lender be necessary or desirable to evidence, validate and perfect the security interest of Lender in the Accounts; provided, however, that until the occurrence of an Event of Default, Debtor shall not be required to comply with the Federal Assignment of Claim Act (provided further that said Accounts may not be included in the "Borrowing Base" following and during the continuation of an "Event of Default" until compliance is completed, as set forth in the Credit Agreement). Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to notify any persons or entities owning any Accounts and to demand and receive payment, but Lender shall have no duty so to do. Upon the occurrence and during the continuation of an Event of Default and upon the request of Lender, Debtor shall notify such account debtors and shall indicate on all invoices to such account debtors that the accounts are payable into a lockbox.

     3. INSURANCE. Debtor shall keep the collateral insured as is required in the Credit Agreement. During the continuation of an Event of Default, Lender may act as attorney-in-fact for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. In the event of failure to provide insurance as herein provided, Lender may, at its option, provide such insurance and Debtor shall pay to Lender, upon demand, the cost thereof. Should Debtor fail to pay said sum to Lender upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate applicable to advances other than principal of the Loans, made by Lender pursuant to the Credit Agreement.

     4. INSPECTION. Debtor shall at all times keep accurate and complete records of the Accounts and Debtor shall, at all reasonable times and from time to time, allow Lender, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from Debtor's books and records and to arrange for verification of the Accounts directly with account debtors or by other methods and to examine and inspect the Collateral wherever located. Debtor shall perform, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Lender may require to more completely vest in and assure to Lender its rights hereunder and in or to the Collateral.

     5. PRESERVATION AND DISPOSITION OF COLLATERAL. Debtor represents, warrants and covenants as follows:

    (a) except for the Permitted Liens, Debtor shall keep the Collateral free from any and all liens, security interests, encumbrances, claims and interests. Debtor shall advise Lender promptly, in writing and in reasonable detail, of any Lien except those permitted by the Credit Agreement;

    (b) Debtor shall not sell or otherwise dispose of the Collateral; provided, however, that until an Event of Default, Debtor may use the Equipment and Inventory in any lawful manner not inconsistent with this agreement or with the terms or conditions of any policy of insurance thereon and may also sell or otherwise dispose of the Collateral in the ordinary course of Debtor's business. A sale in the ordinary course of business shall not include a transfer in partial or total satisfaction of a debt;

     (c) Debtor shall keep the Collateral in good condition (normal wear and tear excepted) and shall not misuse, abuse, secrete, waste or destroy any of the same;

     (d) Debtor shall not use the Collateral in material violation of any statute, ordinance, regulation, rule, decree or order;

     (e) Debtor shall pay promptly when due all taxes, assessments, charges or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if:

          (i) the validity thereof is being contested in good faith by appropriate proceedings;

          (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein; and

          (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles; and

    (f) upon failure of Debtor to procure any required insurance or to remove any prohibited encumbrance upon the Collateral or if any policy providing any required insurance is canceled, Lender may procure such insurance or remove any encumbrance on the Collateral and any amounts expended by Lender for such purposes shall be immediately due and payable by Debtor to Lender and shall be added to and become a part of the Obligations secured hereby and shall bear interest at the Default Rate applicable to advances other than principal of the Loans, made by Lender pursuant to the Credit Agreement.

     6. EXTENSIONS AND COMPROMISES. With respect to any Collateral held by Lender as security for the Obligations, Debtor assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lender may deem advisable. Lender shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Collateral in the possession of Lender.

     7. FINANCING STATEMENTS. At the request of Lender, Debtor shall join with Lender in executing one or more financing statements in a form satisfactory to Lender and shall pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Debtor authorizes Lender at the expense of Debtor to execute on its behalf and file a financing statement or statements in those public offices deemed necessary by Lender to perfect Lender's security interest. Such financing statements may be signed by Lender alone. A carbon, photographic or other reproduction of this agreement or of a financing statement shall be sufficient as a financing statement.

     8. LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT. Debtor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as Debtor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in Lender's own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Debtor, without notice to or assent by Debtor: (a) to execute, file and record all such financing statements as Lender may deem necessary or desirable to protect, perfect and validate Lender's security interest therein; and (b) upon the occurrence and continuance of any Event of
Default: (i) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (iii) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (iv) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (v) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Debtor's expense, at any time or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this agreement, all as fully and effectively as Debtor might do.

          Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that Lender actually receives as a result of the exercise of such powers and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Lender's own gross negligence or willful misconduct.

     9. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall be deemed an event of default ("Event of Default") under this agreement:

    (a) an "Event of Default" as that term is defined in the Credit Agreement, shall occur or exist; or

    (b) any default in the performance or observance of any term, covenant or agreement contained in this agreement and such default shall not be remedied for a period of twenty (20) Business Days after the earlier of (i) such default becoming known to any Authorized Officer or (ii) notice of such default being delivered by Lender to Debtor.

    10. REMEDIES UPON DEFAULT. Upon any Event of Default specified above and at any time thereafter and to the extent permitted by applicable law: (a) Lender may, subject to the limitations set forth in the Credit Agreement, at its option and without notice, declare the unpaid balance of any or all of the Obligations immediately due and payable under this agreement and any or all of the Obligations in default; (b) all payments received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Lender, shall be segregated from other funds of Debtor and shall forthwith upon receipt by Debtor be turned over to Lender in the same form as received by Debtor (duly endorsed by Debtor to Lender, if required). Any and all such payments so received by Lender (whether from Debtor or otherwise) may, in the sole discretion of Lender, be held by Lender as collateral security for, and/or then or at any time thereafter be applied in whole or in part by Lender against, all or any part of the Obligations in such order as Lender may elect. Any balance of such payments held by Lender and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive the same. Nothing set forth in subparagraph 10(b) shall authorize or be construed to authorize Debtor to sell or otherwise dispose of any Collateral except as provided in subparagraph 5(b) hereof; and subject to the limitations in the Credit Agreement, and in addition to all rights and remedies specified in the Credit Agreement, this agreement or any other agreement between Debtor and Lender, Lender shall have the rights and remedies of a secured party under this agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the law of the State of Illinois. Without limiting the generality of the foregoing, Lender shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose Lender may enter upon, with or without breaking into, any premises on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom. Debtor expressly agrees that Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur) to or upon Debtor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of Lender's offices or elsewhere at such prices as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor. Debtor further agrees, at Lender's request, to assemble the Collateral and to make it available to Lender at such places as Lender may reasonably select, whether at Debtor's premises or elsewhere. Debtor further agrees to allow Lender to use or occupy Debtor's premises, without charge, for the purpose of effecting Lender's remedies in respect of the Collateral. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Illinois Compiled Statutes, Chapter 810, Section 5/9-504, need Lender account for the surplus, if any to Debtor. To the extent permitted by applicable law, Debtor waves all claims, damages and demands against Lender arising out of the repossession, retention, sale or disposition of the Collateral and waives relief from valuation and appraisement laws. Debtor agrees that Lender need not give more than five (5) days' notice (in the manner provided in the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Debtor shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this agreement including reasonable attorneys' fees.

    11. NOTICES. Any notice required or otherwise given concerning this agreement by either party to the other shall be given as notices are required to be given under the terms of the Credit Agreement.

    12. GENERAL. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This agreement is given pursuant to the terms of the Credit Agreement and shall be deemed a part thereof and subject to the terms and conditions of the Credit Agreement, and the Credit Agreement shall control in the event of ambiguity or inconsistency. Lender shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. All of Lender's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Any written demand upon or written notice to Debtor shall be effective when deposited in the mails addressed to Debtor at the address shown at the beginning of this agreement. This agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the law of the State of Illinois, including, without limitation, the UCC. The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of Debtor and Lender.

    13.   WAIVER OF JURY TRIAL, WAIVERS AND CONSENTS. EACH OF DEBTOR AND
LENDER HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING ARISING IN ANY WAY OUT OF OR WHICH IN ANY WAY INVOLVES ANY OF THE RIGHTS, OBLIGATIONS OR REMEDIES OF ANY PARTY TO THIS AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED PURSUANT TO OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE DEBTOR IS A PARTY MAY BE COMMENCED IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN CHICAGO, ILLINOIS, AND THE FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, COOK COUNTY. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT IN THE JUDGMENT. DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE

TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.


          [SIGNATURE PAGE(S) AND EXHIBIT(S), IF ANY, FOLLOW THIS PAGE]

         IN WITNESS WHEREOF, Debtor has signed this agreement this     day of
      ,1998.

                                     DEBTOR

                                     Best Lock Corporation

                                     By:
                                        ------------------------------------

                                        Printed Name
                                                    ------------------------

                                        Its:
                                            --------------------------------

                                        Title
                                            --------------------------------

STATE OF                      )
         -------------------
                              )  SS:

COUNTY OF                     )
          ------------------


         Before me, a Notary Public in and for said County and State, personally
appeared                           , by me known and by me known to be of Best
Lock Corporation, an Indiana corporation, who acknowledged the execution of the foregoing Security Agreement on behalf of said corporation.

         Witness my hand and Notarial Seal this      day of       ,1998.


My Commission Expires:
                      ----------------------         -------------------------
                                                           Notary Public

My County of Residence:
                       ---------------------         -------------------------
                                                           (Printed Name)


This instrument prepared by and after recording return to: James A. Schraidt, Esq., Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Suite 4200, Chicago, Illinois 60603.

                          EXHIBIT E TO CREDIT AGREEMENT

                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT (the "Pledge Agreement") is made as of March 24, 1998, by and between BEST LOCK CORPORATION, an Indiana corporation ("Pledgor"), and LASALLE NATIONAL BANK, a national banking association for itself as a Lender and as Agent for the Lenders now or hereafter named in the Credit Agreement as such term is defined herein, together with their respective successors and assigns (the "Lender").

         WHEREAS, Pledgor is the sole shareholder of First Thoroughbred Ltd., an Indiana corporation ("First Thoroughbred"); and

         WHEREAS, Lender and Pledgor are parties to a Credit Agreement of even date herewith (as the same may be amended, modified or supplemented and in effect, the "Credit Agreement") (capitalized terms used and not defined herein having the meanings given them in the Credit Agreement), pursuant to which Lender has agreed, subject to and upon the terms and conditions therein set forth, to loan to Pledgor up to $50,000,000 (the "Loans"); and

         WHEREAS, it is a condition precedent to the making of the Loans that Pledgor enter into this Pledge Agreement; and

         WHEREAS, it is in the best interests of Pledgor to execute this Pledge Agreement inasmuch as it will derive substantial direct and indirect benefits from the Loans; and

         WHEREAS, Pledgor wishes to secure the performance and payment of the Credit Agreement and the Obligations;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and in the Credit Agreement, it is agreed as follows:

         1. Pledge and Grant of Security Interest. To secure Pledgor's payment, observance and performance of the Credit Agreement, as same may be amended, modified, supplemented or extended from time to time, and the Obligations, Pledgor hereby mortgages, pledges, assigns, hypothecates, transfers, sets over and delivers all of the Pledged Securities (as that term is hereinafter defined) to Lender and grants to Lender a continuing first priority security interest in and a continuing lien upon (the "Security Interest") all of the Pledged Securities. This Agreement is intended to be a security agreement for purposes of the Uniform Commercial Code of the State of Illinois (the "UCC"). "Pledged Securities" shall mean and include (whether now owned or hereafter acquired and whether or not the same is subject to Article 9 of the UCC):

         (a) the shares of stock of First Thoroughbred listed in Attachment 1 hereto and the certificates representing or evidencing such shares of stock, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares of stock;

         (b) all additional shares of stock of First Thoroughbred, acquired by Pledgor in any manner, and the certificates representing or evidencing such additional shares, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

         (c) all other property hereafter delivered to Lender in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

         (d) all proceeds, rents, issues, profits and returns of and from all of the foregoing.

         Pledgor shall deliver to Lender the certificates evidencing the Pledged Securities, together with executed assignments separate from certificate in blank executed by Pledgor, (i) with regard to the Pledged Securities currently owned by Pledgor, on the date hereof, and (ii) with regard to any other Pledged Securities, immediately upon receipt thereof by Pledgor.

         2.    Perfection of Security Interest in Pledged Securities.

         (a) Pledgor represents and warrants that the pledge and transfer of the Pledged Securities to Lender to secure the Credit Agreement and the Obligations shall be noted in the books and records of the issuer of the Pledged Securities on or before delivery to Lender, and Pledgor shall deliver to Lender written confirmation thereof executed by such issuer at the time of delivery of the Pledged Securities to Lender.

         (b)   At any time and from time to time:

               (i) After and during the continuance of an Event of Default under the Credit Agreement or any default hereunder, Lender may cause all or any of the Pledged Securities to be transferred or registered in its name or the name of its nominee and may cause certificates evidencing said transfer or registration to be issued in exchange for the certificates evidencing the Pledged Securities deposited with Lender; and

                (ii) Pledgor will perform all acts and execute all documents requested by Lender to evidence, perfect, maintain and enforce Lender's first priority Security Interest in the Pledged Securities, and Pledgor will, at its expense, execute and deliver to Lender one or more endorsements, financing statements or assignments pursuant to the UCC and any other papers, acknowledgments, confirmations, notices, documents or instruments requested by Lender in connection with this Pledge Agreement.

         (c) In addition to, and not in limitation of, any term, provision, representation, warranty or covenant contained herein, Lender and Pledgor acknowledge and agree that the Pledged Securities shall constitute Collateral for the purposes of the Credit Agreement and that any terms, provisions, representations, warranties, and covenants relating to the Collateral in the Credit Agreement shall be applicable to the Pledged Securities as if fully restated herein.

         3.    LENDER'S SECURITY INTEREST.

         (a) Pledgor represents, warrants and covenants to Lender that the Security Interest granted by Pledgor shall at all times be valid, perfected and enforceable against Pledgor and all third parties, in accordance with the terms of this Agreement, as security for the Credit Agreement and the Obligations, and the Pledged Securities shall not at any time hereafter be subject to any liens that are prior to, on a parity with or junior to such Security Interest. Pledgor agrees to promptly notify Lender of all claims and demands of which it is aware of any third parties claiming the same or any interest therein.

         (b) The Security Interest shall continue and apply to all future Obligations, notwithstanding that at any particular time all of the Obligations then outstanding shall have been paid in full, provided that Lender shall terminate and release its Security Interest at such time when all of Lender's obligations under the Credit Agreement shall have otherwise terminated and all of the Obligations shall have been paid in full.

         4. PLEDGOR'S RIGHTS PRIOR TO DEFAULT. So long as no default has occurred and is continuing, Pledgor shall be entitled:

         (a) to exercise any voting power with respect to the Pledged Securities; provided that Pledgor agrees that it will not exercise any such power in any manner which could have a material adverse effect on the value of the Collateral or any part thereof; and

         (b) to receive and retain for its own account any and all interest payments, distributions or dividends (other than redemption payments or stock or liquidating distributions or dividends) at any time and from to time declared or paid upon any of the Pledged Securities.

         5.    ADDITIONAL PLEDGED SECURITIES.

         (a) In case, upon the redemption of the Pledged Securities or the dissolution or liquidation (in whole or in part) of the issuer of the Pledged Securities, any sum shall be paid in redemption of the Pledged Securities, or as a liquidating distribution or dividend or otherwise, such sum shall be paid over to Lender, to be held by Lender as additional Pledged Securities hereunder or as otherwise applied by Lender as provided in Section 5(c) below.

         (b) If any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock shall otherwise be issued relating to any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, warrants, rights, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or pursuant to the merger or consolidation of such issuer with or into another corporation, the shares, warrants, obligations, rights or other property so distributed shall be delivered to Lender with such stock powers, assignments and endorsements as Lender may request, to be held by it as additional Pledged Securities hereunder, and all of the same shall constitute Pledged Securities for all purposes hereof.

         (c) Any cash received and retained by Lender as additional Pledged Securities pursuant to Sections 5(a) or (b) above shall be applied (in whole or in part) by Lender to the payment of the outstanding balance of interest on and/or principal of the Obligations in such order as Lender shall in its sole discretion determine.

         6. WARRANTIES AND COVENANTS. Pledgor represents, warrants and covenants that as of the date of execution of this Agreement, and continuing during the term of the Credit Agreement and so long as any of the Obligations remain outstanding:

         (a) The authorized capital stock of First Thoroughbred, consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding as of the date hereof and represented by the Pledged Securities. Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities, the Pledged Securities are all of the issued and outstanding capital stock of First Thoroughbred, and the Pledged Securities are and will remain free and clear of all pledges, liens, security interests and encumbrances whatsoever, other than the Security Interest.

         (b) Pledgor has full power, authority and legal right to execute this Pledge Agreement and to grant the Security Interest in the Pledged Securities to Lender.

         (c) This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor in accordance with its terms.

         (d) Pledgor shall not sell, transfer, set over, mortgage, pledge, hypothecate, exchange, assign or otherwise dispose of any of the Pledged Securities nor any interest therein or enter into a contract to do so, except with the prior written consent of Lender.

         (e) The Pledged Securities are duly and validly issued, fully paid and non-assessable, are not subject to any puts or calls, rights of first refusal or options to purchase, and there are no outstanding options, warrants or other agreements with respect to any other shares of First Thoroughbred's capital stock.

         (f) No notice to or consent or approval of any governmental or regulatory authority, securities exchange or other third party which has not been given or obtained was or is necessary to the valid and enforceable pledge, assignment and transfer of the Pledged Securities to Lender or the performance by Pledgor of this Agreement.

         (g) The Pledged Securities are not margin securities or margin stock as such terms are defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         (h) Best Universal Locks, Limited, an Ontario corporation ("BULLC") and 3016297 Nova Scotia Company, a Nova Scotia company ("NSC"), are being or have been amalgamated to form Best Access Systems Co., a Nova Scotia unlimited liability company ("Best Access"). To the extent such amalgamation has not occurred, First Thoroughbred is the record and beneficial owner of all of the issued and outstanding capital stock of BULLC and NSC, and to the extent the amalgamation has occurred, BULLC and NSC no longer exist and First Thoroughbred is the record and beneficial owner of all of the issued and outstanding capital stock of Best Access. Pledgor will not suffer or permit any transfer of any such shares other than the amalgamation of BULLC and NSC with and into Best Access, and the pledge of such shares to Lender in accordance with that certain Pledge Agreement of even date herewith (the "First Thoroughbred Pledge Agreement") from First Thoroughbred to Lender. Pledgor will cause First Thoroughbred to enter into the First Thoroughbred Pledge Agreement and comply on a continuing basis with all of the terms and conditions thereof.

         7. EXERCISE OF VOTING POWER. If a default shall occur and be continuing, Lender shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional Pledged Securities hereunder, any and all interest payments, distributions or dividends at any time declared or paid upon any of the Pledged Securities.

         8. LENDER'S REMEDIES. If an Event of Default shall occur under the Credit Agreement, Lender shall have all of its rights and remedies under the Credit Agreement, and, in addition thereto:

         (a) Lender, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or other securities or any of them may be listed, or at public or private sale, at Lender's premises or elsewhere, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options, Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Pledged Securities. In no event shall Pledgor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by Lender; and

         (b) Lender shall be entitled to exercise all rights and to enjoy all benefits of Pledgor under the Pledged Securities, including, without limitation, the right to enforce any rights of Pledgor with respect to the Pledged Securities, and to receive, retain and apply to the payment of the Credit Agreement and the Obligations any and all monies paid upon or for the account of Pledgor under the Pledged Securities.

         9.    SALE OF PLEDGED SECURITIES.

         (a) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise Lender shall give Pledgor at least ten (10) business days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived.

         (b) Lender shall not be obligated to sell the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities, Lender may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may offset payment therefor (by endorsement without recourse) against the Obligations.

         (c) In the case of all sales of Pledged Securities, public or private, Pledgor shall pay all costs and expenses of every kind for retaking, holding, preparing for sale and sale or delivery, including brokers' fees and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, Lender shall apply any residue to the payment of the Obligations, and Pledgor shall remain liable for any deficiency. The balance, if any, remaining after payment in full of all of the Obligations shall be paid to Pledgor, subject to any duty of Lender imposed by law to the holder of any subordinate security interest in the Pledged Securities known to Lender.

         10. APPLICATION OF SECURITIES LAWS. Pledgor recognizes that Lender's ability to effect a public sale of all or a part of the Pledged Securities may be limited by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, the Securities Exchange Act of 1934, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, and Lender may be compelled to resort to one or more private sales of the Pledged Securities to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable than if such Pledged Securities were sold at public sales, and that Lender has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         11. REMEDIES CUMULATIVE. The remedies provided herein in favor of Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Lender existing at law or in equity, including without limitation, those remedies specified in the Credit Agreement and other Loan Documents.

         12. LENDER'S RIGHT OF ENDORSEMENT. After the occurrence and during the continuation of a default, Lender shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

         13. LENDER'S DUTIES LIMITED. Lender shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession.

         14. ATTORNEY-IN-FACT. After the occurrence and during the continuation of a default, Pledgor hereby appoints Lender as Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same, provided that prior to the occurrence of a default, Lender shall remit to Pledgor for its own account any interest payments, distributions or cash dividends (other than liquidating distributions or dividends or stock dividends) received by Lender in respect of the Pledged Securities.

         15. NO WAIVER. No delay on the part of Lender or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver or amendment of any provision of this Agreement shall be enforceable unless in writing and signed by Lender and unless it expressly refers to the provision affected.

         16. RETURN UPON FULL PAYMENT. Provided and to the extent that Lender shall not have exercised any of its remedies hereunder after a default, upon the termination of the Credit Agreement and the payment in full of the Credit Agreement and the Obligations, Pledgor shall be entitled to the return of all of the Pledged Securities and the release by Lender of its interest therein. The assignment and endorsement by Lender to Pledgor of the Pledged Securities shall be without representation or warranty of any nature whatsoever and wholly without recourse, provided that the Pledged Securities shall not be subject to any additional liens created or caused by Lender.

         17. NOTICES. Any notice required or desired to be served, given or delivered hereunder shall be given in accordance with the terms of the Credit Agreement.

         18. GOVERNING LAW. This Pledge Agreement and the rights and obligations of Lender and Pledgor hereunder shall be construed in accordance with and governed by the internal laws of the State of Illinois, cannot be changed orally, and shall bind and inure to the benefit of Pledgor and Lender and their respective successors and assigns.

         19. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         20. HEADINGS. The article headings of this Pledge Agreement are for convenience of reference only, and will not affect the meaning of any of its provisions.


         [SIGNATURE PAGE(S) AND EXHIBIT(S), IF ANY, FOLLOW THIS PAGE]

         IN WITNESS WHEREOF, Pledgor and Lender have caused this Pledge Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                   BEST LOCK CORPORATION, an Indiana corporation


                                   By
                                     -------------------------------------------

                                   LASALLE NATIONAL BANK

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                  ATTACHMENT 1

                        DESCRPTION OF PLEDGED SECURITIES


       100 common shares of First Thoroughbred Ltd, an Indiana corporation

                         EXHIBIT E-1 TO CREDIT AGREEMENT

                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT (the "Pledge Agreement") is made as of March 24, 1998, by and between FIRST THOROUGHBRED LTD., an Indiana corporation ("Pledgor"), and LASALLE NATIONAL BANK, a national banking association for itself as a Lender and as Agent for the Lenders now or hereafter named in the Credit Agreement as such term is defined herein, together with their respective successors and assigns (the "Lender").

         WHEREAS, Pledgor is the sole shareholder of Best Access Systems Co., a Nova Scotia unlimited liability company ("Best Access"), formed or to be formed by the amalgamation ("Amalgamation") of Best Universal Locks Limited, an Ontario corporation ("BULLC") and 3016297 Nova Scotia Company, a Nova Scotia company ("NSC"), and, to the extent that the Amalgamation has not occurred, is the sole shareholder of each of BULLC and NSC; and

         WHEREAS, Pledgor is a wholly owned subsidiary of Best Lock Corporation, an Indiana corporation ("Borrower"); and

         WHEREAS, Lender and Borrower are parties to a Credit Agreement of even date herewith (as the same may be amended, modified or supplemented and in effect, the "Credit Agreement") (capitalized terms used and not defined herein having the meanings given them in the Credit Agreement), pursuant to which Lender has agreed, subject to and upon the terms and conditions therein set forth, to loan to Borrower up to $50,000,000 (the "Loans"); and

         WHEREAS, it is a condition precedent to the making of the Loans that Pledgor enter into this Pledge Agreement; and

         WHEREAS, it is in the best interests of Pledgor to execute this Pledge Agreement inasmuch as it will derive substantial direct and indirect benefits from the Loans; and

         WHEREAS, Pledgor wishes to secure the performance and payment of the Credit Agreement and the Obligations;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and in the Credit Agreement, it is agreed as follows:

         1. Pledge and Grant of Security Interest. To secure Borrower's payment, observance and performance of the Credit Agreement, as same may be amended, modified, supplemented or extended from time to time, and the Obligations, Pledgor hereby mortgages, pledges, assigns, hypothecates, transfers, sets over and delivers all of the Pledged Securities (as that term is hereinafter defined) to Lender and grants to Lender a continuing first priority security interest in and a continuing lien upon (the "Security Interest") all of the Pledged Securities. This Agreement is intended to be a security agreement for purposes of the Uniform Commercial Code of the State of Illinois (the "UCC"). "Pledged Securities" shall mean and include (whether now owned or hereafter acquired and whether or not the same is subject to Article 9 of the
UCC):

         (a) the shares of stock of BULLC and NSC, if the Amalgamation has not occurred, and if the Amalgamation has occurred, the shares of stock of Best Access listed in Attachment 1 hereto and the certificates representing or evidencing such shares of stock, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares of stock;

         (b) all additional shares of stock of BULLC, NSC and/or Best Access, acquired by Pledgor in any manner, and the certificates representing or evidencing such additional shares, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

         (c) all other property hereafter delivered to Lender in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

         (d) all proceeds, rents, issues, profits and returns of and from all of the foregoing.

         Pledgor shall deliver to Lender the certificates evidencing the Pledged Securities, together with executed assignments separate from certificate in blank executed by Pledgor, (i) with regard to the Pledged Securities currently owned by Pledgor, on the date hereof, or, to the extent certificates have not been issued as of the date hereof, within 30 days following the date hereof, and
(ii) with regard to any other Pledged Securities, immediately upon receipt thereof by Pledgor.

         2.   Perfection of Security Interest in Pledged Securities.

         (a) Pledgor represents and warrants that the pledge and transfer of the Pledged Securities to Lender to secure the Credit Agreement and the Obligations shall be noted in the books and records of the issuer of the Pledged Securities on or before delivery to Lender, and Pledgor shall deliver to Lender written confirmation thereof executed by such issuer at the time of delivery of the Pledged Securities to Lender.

         (b)  At any time and from time to time:

              (i) After and during the continuance of an Event of Default under the Credit Agreement or any default hereunder, Lender may cause all or any of the Pledged Securities to be transferred or registered in its name or the name of its nominee and may cause certificates evidencing said transfer or registration to be issued in exchange for the certificates evidencing the Pledged Securities deposited with Lender; and

              (ii) Pledgor will perform all acts and execute all documents requested by Lender to evidence, perfect, maintain and enforce Lender's first priority Security Interest in the Pledged Securities, and Pledgor will, at its expense, execute and deliver to Lender one or more endorsements, financing statements or assignments pursuant to the UCC and any other papers, acknowledgments, confirmations, notices, documents or instruments requested by Lender in connection with this Pledge Agreement.

         (c) In addition to, and not in limitation of, any term, provision, representation, warranty or covenant contained herein, Lender and Pledgor acknowledge and agree that the Pledged Securities shall constitute Collateral for the purposes of the Credit Agreement and that any terms, provisions, representations, warranties, and covenants relating to the Collateral in the Credit Agreement shall be applicable to the Pledged Securities as if fully restated herein.

         3.   LENDER'S SECURITY INTEREST.

         (a) Pledgor represents, warrants and covenants to Lender that the Security Interest granted by Pledgor shall at all times be valid, perfected and enforceable against Pledgor and all third parties, in accordance with the terms of this Agreement, as security for the Credit Agreement and the Obligations, and the Pledged Securities shall not at any time hereafter be subject to any liens that are prior to, on a parity with or junior to such Security Interest. Pledgor agrees to promptly notify Lender of all claims and demands of which it is aware of any third parties claiming the same or any interest therein.

         (b) The Security Interest shall continue and apply to all future Obligations, notwithstanding that at any particular time all of the Obligations then outstanding shall have been paid in full, provided that Lender shall terminate and release its Security Interest at such time when all of Lender's obligations under the Credit Agreement shall have otherwise terminated and all of the Obligations shall have been paid in full.

         4. PLEDGOR'S RIGHTS PRIOR TO DEFAULT. So long as no default has occurred and is continuing, Pledgor shall be entitled:

         (a) to exercise any voting power with respect to the Pledged Securities; provided that Pledgor agrees that it will not exercise any such power in any manner which could have a material adverse effect on the value of the Collateral or any part thereof; and

         (b) to receive and retain for its own account any and all interest payments, distributions or dividends (other than redemption payments or stock or liquidating distributions or dividends) at any time and from to time declared or paid upon any of the Pledged Securities.

         5.   ADDITIONAL PLEDGED SECURITIES.

         (a) In case, upon the redemption of the Pledged Securities or the dissolution or liquidation (in whole or in part) of the issuer of the Pledged Securities, any sum shall be paid in redemption of the Pledged Securities, or as a liquidating distribution or dividend or otherwise, such sum shall be paid over to Lender, to be held by Lender as additional Pledged Securities hereunder or as otherwise applied by Lender as provided in Section 5(c) below.

         (b) If any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock shall otherwise be issued relating to any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, warrants, rights, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or pursuant to the merger or consolidation of such issuer with or into another corporation, the shares, warrants, obligations, rights or other property so distributed shall be delivered to Lender with such stock powers, assignments and endorsements as Lender may request, to be held by it as additional Pledged Securities hereunder, and all of the same shall constitute Pledged Securities for all purposes hereof.

         (c) Any cash received and retained by Lender as additional Pledged Securities pursuant to Sections 5(a) or (b) above shall be applied (in whole or in part) by Lender to the payment of the outstanding balance of interest on and/or principal of the Obligations in such order as Lender shall in its sole discretion determine.

         6. WARRANTIES AND COVENANTS. Pledgor represents, warrants and covenants that as of the date of execution of this Agreement, and continuing during the term of the Credit Agreement and so long as any of the Obligations remain outstanding:

         (a) To the extent the Amalgamation has not occurred, the authorized capital stock of BULLC, consists of 100,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding as of the date hereof and of which 650 shares are represented by the Pledged Securities. To the extent the Amalgamation has not occurred, the authorized capital stock of NSC, consists of 1 share of common stock, no par value, of which 1 share is issued and outstanding as of the date hereof and of which .65 share is represented by the Pledged Securities. To the extent the Amalgamation has occurred, the authorized capital stock of Best Access, consists of 100,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding as of the date hereof and of which 650 shares are represented by the Pledged Securities. Pledgor is the record and beneficial owner of, and has good and marketable title to, all of the issued and outstanding capital stock of BULLC, NSC and Best Access, the Pledged Securities are 65% of the issued and outstanding capital stock of BULLC, NSC and Best Access, and the Pledged Securities are and will remain free and clear of all pledges, liens, security interests and encumbrances whatsoever, other than the Security Interest.

         (b) Pledgor has full power, authority and legal right to execute this Pledge Agreement and to grant the Security Interest in the Pledged Securities to Lender.

         (c) This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor in accordance with its terms.

         (d) Pledgor shall not sell, transfer, set over, mortgage, pledge, hypothecate, exchange, assign or otherwise dispose of any of the Pledged Securities nor any interest therein or enter into a contract to do so, except with the prior written consent of Lender.

         (e) The Pledged Securities are duly and validly issued, fully paid and non-assessable, are not subject to any puts or calls, rights of first refusal or options to purchase, and there are no outstanding options, warrants or other agreements with respect to any other shares of BULLC's, NSC's or Best Access' capital stock.

         (f) No notice to or consent or approval of any governmental or regulatory authority, securities exchange or other third party which has not been given or obtained was or is necessary to the valid and enforceable pledge, assignment and transfer of the Pledged Securities to Lender or the performance by Pledgor of this Agreement.

         (g) The Pledged Securities are not margin securities or margin stock as such terms are defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         7. EXERCISE OF VOTING POWER. If a default shall occur and be continuing, Lender shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional Pledged Securities hereunder, any and all interest payments, distributions or dividends at any time declared or paid upon any of the Pledged Securities.

         8. LENDER'S REMEDIES. If an Event of Default shall occur under the Credit Agreement, Lender shall have all of its rights and remedies under the Credit Agreement, and, in addition thereto:

         (a) Lender, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or other securities or any of them may be listed, or at public or private sale, at Lender's premises or elsewhere, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options, Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Pledged Securities. In no event shall Pledgor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by Lender; and

         (b) Lender shall be entitled to exercise all rights and to enjoy all benefits of Pledgor under the Pledged Securities, including, without limitation, the right to enforce any rights of Pledgor with respect to the Pledged Securities, and to receive, retain and apply to the payment of the Credit Agreement and the Obligations any and all monies paid upon or for the account of Pledgor under the Pledged Securities.

         9.    SALE OF PLEDGED SECURITIES.

         (a) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise Lender shall give Pledgor at least ten (10) business days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived.

         (b) Lender shall not be obligated to sell the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities, Lender may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may offset payment therefor (by endorsement without recourse) against the Obligations.

         (c) In the case of all sales of Pledged Securities, public or private, Pledgor shall pay all costs and expenses of every kind for retaking, holding, preparing for sale and sale or delivery, including brokers' fees and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, Lender shall apply any residue to the payment of the Obligations, and Pledgor shall remain liable for any deficiency. The balance, if any, remaining after payment in full of all of the Obligations shall be paid to Pledgor, subject to any duty of Lender imposed by law to the holder of any subordinate security interest in the Pledged Securities known to Lender.

         10. APPLICATION OF SECURITIES LAWS. Pledgor recognizes that Lender's ability to effect a public sale of all or a part of the Pledged Securities may be limited by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, the Securities Exchange Act of 1934, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, and Lender may be compelled to resort to one or more private sales of the Pledged Securities to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable than if such Pledged Securities were sold at public sales, and that Lender has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         11. REMEDIES CUMULATIVE. The remedies provided herein in favor of Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Lender existing at law or in equity, including without limitation, those remedies specified in the Credit Agreement and other Loan Documents.

         12. LENDER'S RIGHT OF ENDORSEMENT. After the occurrence and during the continuation of a default, Lender shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

         13. LENDER'S DUTIES LIMITED. Lender shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession.

         14. ATTORNEY-IN-FACT. After the occurrence and during the continuation of a default, Pledgor hereby appoints Lender as Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same, provided that prior to the occurrence of a default, Lender shall remit to Pledgor for its own account any interest payments, distributions or cash dividends (other than liquidating distributions or dividends or stock dividends) received by Lender in respect of the Pledged Securities.

         15. NO WAIVER. No delay on the part of Lender or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver or amendment of any provision of this Agreement shall be enforceable unless in writing and signed by Lender and unless it expressly refers to the provision affected.

         16. RETURN UPON FULL PAYMENT. Provided and to the extent that Lender shall not have exercised any of its remedies hereunder after a default, upon the termination of the Credit Agreement and the payment in full of the Credit Agreement and the Obligations, Pledgor shall be entitled to the return of all of the Pledged Securities and the release by Lender of its interest therein. The assignment and endorsement by Lender to Pledgor of the Pledged Securities shall be without representation or warranty of any nature whatsoever and wholly without recourse, provided that the Pledged Securities shall not be subject to any additional liens created or caused by Lender.

         17. NOTICES. Any notice required or desired to be served, given or delivered hereunder shall be given in accordance with the terms of the Credit Agreement.

         18. GOVERNING LAW. This Pledge Agreement and the rights and obligations of Lender and Pledgor hereunder shall be construed in accordance with and governed by the internal laws of the State of Illinois, cannot be changed orally, and shall bind and inure to the benefit of Pledgor and Lender and their respective successors and assigns.

         19. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         20. HEADINGS. The article headings of this Pledge Agreement are for convenience of reference only, and will not affect the meaning of any of its provisions.


         [SIGNATURE PAGE(S) AND EXHIBIT(S), IF ANY, FOLLOW THIS PAGE]

         IN WITNESS WHEREOF, Pledgor and Lender have caused this Pledge Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                   FIRST THOROUGHBRED LTD., an Indiana
                                   corporation


                                   By
                                     -------------------------------------------

                                   LASALLE NATIONAL BANK

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                  ATTACHMENT 1

                        DESCRIPTION OF PLEDGED SECURITIES


650 common shares of Best Universal Locks Limited, an Ontario corporation

 .65 common shares of 3016297 Nova Scotia Company, a Nova Scotia company

650 common shares of Best Access Systems Co., a Nova Scotia unlimited liability company

IN
                          EXHIBIT F TO CREDIT AGREEMENT

           REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
                                (FUTURE ADVANCES)


         THIS REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (the "Instrument") is made this _____ day of March, 1998, between BEST LOCK CORPORATION, an Indiana corporation, whose address is 8900 Keystone Crossing, Indianapolis, Indiana 46240 ("Borrower"), and LASALLE NATIONAL BANK, a national banking association, whose address is 135 South LaSalle Street, Chicago, Illinois 60674, as issuer of letters of credit, for itself as a lender and as agent for the lenders now or hereafter named in the Credit Agreement as such term is defined herein, together with their respective successors and assigns ("Lender").

         For other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby MORTGAGES and WARRANTS to Lender, the following real estate (the "Real Estate"):

             See Exhibit A attached hereto and incorporated herein,

together with all rights, title and interests of Borrower in and to: (i) all rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter pertaining to the Real Estate (the "Easements"); (ii) all building and other improvements of every kind and description now or hereafter placed on the Real Estate, together with the grant hereby of a security interest in all Fixtures (as defined in Paragraph 16 below), and other articles of personal property now or hereafter attached to the Real Estate (excluding, however, the personal property and trade fixtures of any tenant of the Real Estate and Improvements and trade fixtures owned by third parties and leased to Borrower), and all replacements thereof (the "Improvements"); (iii) all extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the Easements or Improvements (the "Additions"); (iv) all rents, issues, proceeds, income and profits, license fees, revenues, charges, accounts and general intangibles arising from the Real Estate, Easements, Improvements and Additions relating to any business operations conducted by Borrower on the Property and/or under all present or future leases, subleases and other agreements affecting the Real Estate, Easements, Improvements or Additions or otherwise ("Rents"), together with the grant hereby by Borrower of a security interest to Lender in Rents which are hereby assigned and transferred to Lender (as specified in Paragraph 15 below); and (v) all awards. payments or proceeds of conversion, whether voluntary or involuntary, of any of the foregoing, including, without limitation, all insurance, condemnation and tort claims ("Proceeds"). (Hereinafter, the Real Estate, Easements, Improvements, Additions, Rents and Proceeds are referred to together as the "Property.")

         This Instrument is given to secure performance by Borrower of the covenants and agreements contained in this Instrument and to secure (i) the payment of the principal of and interest on the indebtedness, now owing or hereafter to become owing and any and all future advances as evidenced by a Credit Agreement dated of even date herewith entered into by and among Borrower, the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Issuing Bank and as the Agent, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement"), concerning the credit facilities in the aggregate principal sum of Fifty Million Dollars ($ 50,000,000) which facilities are evidenced by (a)(a) the following "Revolving Credit Notes": (i) a revolving credit note in the maximum principal amount of Fourteen Million and No/100 Dollars ($14,000,000) from Borrower to LaSalle National Bank, (ii) a revolving credit note in the maximum principal amount of Seven Million and No/100 Dollars ($7,000,000) from Borrower to Bank One Indiana, N.A., (iii) a revolving credit note in the maximum principal amount of Seven Million and No/100 Dollars ($7,000,000) from Borrower to National City Bank of Indiana; and
(b) the following "Term Notes": (i) a term loan note in the principal amount of Ten Million Six Hundred Fifteen Thousand Dollars ($10,615,000) from Borrower to LaSalle National Bank, (ii) a New York term loan note in the principal amount of Three Hundred Eighty-five Thousand Dollars ($385,000) from Borrower to LaSalle National Bank, (iii) a term loan note in the principal amount of Five Million Three Hundred Seven Thousand Five Hundred Dollars ($5,307,500) from Borrower to Bank One Indiana, N.A., (iv) a New York term loan note in the principal amount of One Hundred Ninety-two Thousand Five Hundred Dollars ($192,500) from Borrower to Bank One Indiana, N.A., (v) a term loan note in the principal amount of Five Million Three Hundred Seven Thousand Five Hundred Dollars ($5,307,500) from Borrower to National City Bank of Indiana, and (vi) a New York term loan note in the principal amount of One Hundred Ninety-two Thousand Five Hundred Dollars ($192,500) from Borrower to National City Bank of Indiana (the Revolving Credit Notes and the Term Notes, as each may be renewed, extended or amended from time to time and including any restatements or replacements thereof, shall be hereinafter referred to collectively as the "Notes"); (ii) any unpaid balance of advances made for the payment of taxes, assessments, insurance premium and other costs incurred for the maintenance and protection of the Property; (iii) all amounts due and payable and all covenants and agreements to be performed by Borrower under the Credit Agreement or under any other agreement executed and delivered by Borrower pursuant thereto; (iv) all sums advanced and costs and expenses incurred by Lender which are made or incurred pursuant to, or allowed by, the terms of this Instrument, plus interest thereon if such sums are not paid within the time period required for reimbursement at the Default Rate (as defined in the Credit Agreement) from the date paid or incurred until reimbursement; (v) all reasonable costs and expenses relating to foreclosure, repossession, collection, disposition (including, without limitation, attorneys', accounting, appraiser, engineering and environmental consultant fees) incurred by Lender; (vi) all other indebtedness, obligations and liabilities of Borrower to Lender, now existing or hereafter arising, whether fixed or contingent, direct or indirect, primary or secondary, joint or several, and regardless of how created or evidenced; and (vii) any replacement notes and all future extensions, modifications, amendments or renewals of any of the foregoing indebtedness.

         Borrower acknowledges that this Instrument secures indebtedness and obligations which may arise in the future and such future obligations and advances, together with any interest thereon, which may be made by Lender as an obligation, made at the option of Lender made after a reduction to a zero or other balance, or made otherwise, to or for the benefit of Borrower up to a maximum principal amount outstanding at any point in time of One Hundred Million and 00/100 Dollars ($ 100,000,000.00).

         Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

         Borrower covenants, warrants, represents and agrees as follows:

         1. PAYMENT OF OBLIGATIONS. Borrower shall promptly pay when due the principal and interest on the indebtedness evidenced by the Notes, any late charges, fees, prepayment premiums or other sums required to be paid by the Notes, and all other sums secured by this Instrument, without relief from valuation and appraisement laws.

         2. WARRANTIES. Borrower warrants that Borrower is lawfully seized of a fee simple estate in the Property hereby conveyed and has the right to mortgage, convey, grant and assign the Property, that the Property is subject in all cases to no lien, charge or encumbrance other than those set forth on Exhibit B attached hereto or hereafter approved by Lender in writing after the date hereof (collectively, the "Permitted Encumbrances"), that this Instrument is and will remain a valid and enforceable first lien on the Property subject to Permitted Encumbrances and the Permitted Liens, and that Borrower shall cooperate to preserve such title, and will forever warrant and defend the title, validity and priority of the lien hereof against the claims of all persons and parties whomsoever except as to the Permitted Encumbrances. Borrower further warrants that except as set forth in the Credit Agreement (i) Borrower has full power and authority to consummate the transactions contemplated hereby and perform its obligations under this Instrument, the Notes, the Credit Agreement and any other documents given to evidence or further secure the obligations provided for herein; (ii) there are no actions, suits or proceedings or investigations at law or in equity pending, or to the knowledge of Borrower threatened against or affecting it or the Property, and Borrower is not in default with respect to any order, writ, judgment, decree or demand of any court or any governmental authority; (iii) the execution and delivery by Borrower of this Instrument, the Notes, the Credit Agreement and any other documents given to evidence or further secure the obligations provided for herein do not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument or document to which Borrower is a party or by which it may be bound or affected;
(iv) to the best of Borrower's knowledge, the Property is fully connected to all utility services necessary for the use and operation of the Property in adequate capacities to serve the Property for its intended purpose; (v) to the best of

Borrower's knowledge, a final unconditional certificate of occupancy (or alternative certificate if no certificate of occupancy is issued under local law) has been issued and all other material licenses and permits necessary for the lawful use and operation of the Property have been obtained and will remain in full force and effect; and (vi) to the best of Borrower's knowledge, Borrower's operation of the Property is in material compliance with all applicable laws, regulations, rules, ordinances and restrictive covenants.

         3. APPLICATION OF PAYMENTS. Unless otherwise provided herein or the Credit Agreement or applicable law provides otherwise, all payments received by Lender from Borrower under the Notes, the Credit Agreement or this Instrument shall be applied by Lender in the following order of priority: (i) interest payable on advances made pursuant to Paragraph 20 hereof, (ii) principal of advances made pursuant to Paragraph 20 hereof, (iii) amounts payable to Lender by Borrower under Paragraph 5 hereof, (iv) interest payable on the Notes, (v) principal of the Notes, and (vi) any other sums secured by this Instrument in such order as Lender, at Lender's option, may determine.

         4. TAXES AND IMPOSITIONS. Unless the Credit Agreement provides otherwise, Borrower agrees to pay prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation, service payments in lieu of real property taxes, non-governmental levies or assessments such as maintenance charges, sewer user charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof (all of which taxes, assessments and other charges of like nature are hereinafter referred to as "Impositions"), subject to the Borrower's rights to contest any such Impositions as provided in the Credit Agreement; provided, however, that if, by law, any such Imposition is payable, or may at the option of Borrower be paid, in installments, Borrower may pay the same together with any accrued interest on the unpaid balance of such Impositions in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Upon Lender's written request, Borrower shall promptly furnish to Lender receipts evidencing such payments.

         5. FUNDS FOR IMPOSITIONS, INSURANCE AND OTHER CHARGES. So long as any Event of Default has occurred and is continuing, Lender shall have the right to require that Borrower pay to Lender on the day installments are payable under the Term Note (or on another day designated in writing by Lender), until the Notes are paid in full, a sum (herein "Funds") equal to one quarter (1/4) of (i) the annual Impositions, and (ii) the yearly premium installments for the insurance required to be carried pursuant to Paragraph 6 below, all as reasonably estimated by Lender, initially and from time to time, on the basis of assessments and bills and reasonable estimates thereof. Upon the occurrence of an Event of Default, Lender may also require Borrower to pay to Lender, in advance, such other Funds for charges, premiums and assessments in connection with the Property which Lender shall reasonably deem necessary to protect Lender's interests.

         Lender shall apply the Funds to said Impositions, insurance premiums and other charges as they become due and payable. Lender shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said assessments and bills. Lender shall not be required to pay Borrower any interest, earnings or profits on the Funds and shall have the right to commingle the Funds with the general funds of Lender.

         If the amount of the Funds held by Lender shall exceed the amount reasonably deemed necessary by Lender to provide for the payment of such Impositions, insurance premiums and other charges, as they fall due, such excess shall be credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay Impositions, insurance premiums and other charges as they fall due, Borrower shall pay to Lender an amount necessary to make up the deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof.

         6. INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured by carriers at all times reasonably satisfactory to Lender and keep the Property insured as required by the Credit Agreement. All premiums on insurance policies shall be paid, at Lender's option, in the manner provided under Paragraph 5 hereof, or by Borrower making payment, when due, directly to the carrier. All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a mortgagee, lender loss payee, union, standard or New York clause in favor of Lender providing, whether by endorsement or otherwise, that Lender's interest under such policy is that of a mortgagee or lender loss payee. Upon request by Lender, Borrower shall deposit copies of such policies of insurance and certificates of insurance with Lender, and upon the request of Lender Borrower shall deliver to Lender a copy of any renewal policy in form satisfactory to Lender.

         In the event of loss, Borrower shall give prompt written notice to the insurance carrier and to Lender. If Borrower has business interruption insurance in effect providing coverage in such amount as may be required pursuant to
Section 5.8 of the Credit Agreement and no Event of Default exists, the Borrower may collect and receive insurance proceeds related to any such loss; provided, however, that if the loss involves damages to the Property in excess of One Million Dollars ($1,000,000), all insurance proceeds relating to such loss shall be deposited into an interest bearing escrow account with Lender to be used to restore the Property as hereinafter provided. Upon the occurrence of an Event of Default, Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this Paragraph 6 shall require Lender to incur any expense or take any action hereunder. Upon the occurrence of an Event of Default, Borrower further authorizes Lender, at Lender's option, (i) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoration or repair of the Property, or (ii) to apply the balance of such proceeds to the payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in Paragraph 3 hereof.

         If, pursuant to the preceding Paragraph, the insurance proceeds are held by Lender either in the escrow account referenced above or otherwise, so long as no Event of Default has occurred and is continuing, such proceeds shall be used to reimburse Borrower for the cost of restoration or repair of the Property, the Property shall be restored to the equivalent of its original condition as is reasonably practicable or such other condition as Lender and Borrower may approve in writing. Lender may, at Lender's option, condition disbursement of said proceeds on Lender's reasonable approval of (i) plans and specifications for the restoration which shall be prepared by an architect reasonable satisfactory to Lender, (ii) contractor's cost estimates, (iii) architect's certificates with respect to the progress and status of reconstruction, (iv) waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs as Lender may reasonably request,
(v) the percentage of completion of construction, (vi) Borrower's application of payments, and (vii) the satisfactory discharge or bonding of such liens as Lender may reasonably require. If the insurance proceeds are applied to the payment of the sums secured by this Instrument, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments required under the Notes or change the amounts of such installments. If Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

         7. CONDEMNATION. Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or any part thereof, and Borrower may settle or appear in and prosecute any such action or proceeding . Upon the occurrence of an Event of Default under the Credit Agreement, Lender shall have the right, and Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking; provided, however, that nothing contained in this Paragraph 7 shall require Lender to incur any expenses or take any action hereunder. Unless an Event of Default shall have occurred, the Borrower shall be entitled to retain all proceeds of any award, payment or claim for damages received from any condemnation or taking. Upon the occurrence of an Event of Default under the Credit Agreement, Borrower further hereby assigns to Lender all rights of Borrower in and to the proceeds of any award, payment or claim for damages, direct or consequential, in connection with any such condemnation or other taking, whether direct or indirect, of the Property, or any part thereof, or for conveyances in lieu of condemnation.

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         Any such awards, payments, proceeds or damages, or portion thereof to which Borrower is entitled shall, after the deduction of Lender's expenses incurred in the collection of such amounts, at the election of Lender, (i) be applied to the reconstruction, restoration or repair of the Property in compliance with all applicable legal requirements, or (ii) be applied to the payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in Paragraph 3 hereof, with the balance, if any, to Borrower. Unless Borrower and Lender otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date or change the amount of the monthly installments required by the Notes. Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation Dr taking as Lender may require.

         8. RECEIVERSHIP. Upon the occurrence of an Event of Default, Lender shall be entitled to have a receiver appointed by a court to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by the receiver shall be applied first to payment of the costs of management of the Property and collection of rents, including, but not limited to receiver's fees, premiums on receiver's bonds and reasonable attorneys' fees, and then to the sums secured by this Instrument. The receiver shall be liable to account only for those rents actually received.

         9. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (i) shall not commit waste or permit impairment or deterioration (normal wear and tear excepted) of the Property and shall not abandon the Property, (ii) shall reconstruct, restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition as is reasonably practicable, or such other condition as Lender and Borrower may approve in writing, in the event of any damage, injury or loss thereto, but, if insurance or condemnation proceeds have been paid to Lender, only to the extent of the self-insured retention (if any) plus insurance proceeds or condemnation awards or damages are made available by Lender for the costs of such reconstruction, restoration or repair (normal wear and tear excepted), (iii) shall keep the Property in good order, condition and repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, and will make or cause to be made, as and when the same shall become necessary, all structural and nonstructural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen repairs, replacements and renewals necessary to that end, (iv) shall comply in all material respects with all zoning, building, health and environmental laws, ordinances and regulations, and all other laws, regulations and requirements of any governmental body or agency having jurisdiction over the Property, or the use and occupancy thereof by Borrower, and (v) shall comply with all covenants and agreements of record affecting the Property. Neither Borrower nor any other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property without the prior written consent of Lender except such repairs and replacements made in the ordinary course of business as a result of obsolescence or wear and

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tear and provided such replacements are made of material of substantially equivalent or greater value.

         10. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow material changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not initiate, approve, participate in or acquiesce to any material change in or modification to the zoning in effect for the Property or any portion thereof unless Lender shall consent to such action which consent shall not be unreasonably withheld or delayed.

         11. LIENS. Except for Permitted Encumbrances and Permitted Liens, Borrower shall promptly discharge any lien with respect to the Property, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property subject to the Borrower's rights to contest any such liens or claim as provided in the Credit Agreement. In the event a mechanic's lien shall be filed against the Property, Borrower shall cause same to be satisfied or bonded off within forty-five (45) days after the filing thereof. Without Lender's prior written consent and except for Permitted Encumbrances and Permitted Liens, Borrower shall not create, suffer, permit or allow any statutory lien or other lien or encumbrance inferior or superior to or having parity with this Instrument to be created or perfected against the Property other than the Permitted Encumbrances. Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby.

         12. INSPECTION AND ADDITIONAL DOCUMENTATION. Lender may make or cause to be made reasonable entries upon and inspections of the Property to assure compliance with the terms of this Instrument.

         13. BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address stated herein, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

         14. TRANSFERS OF THE PROPERTY. In the event Borrower shall without Lender's consent, directly or indirectly, sell, transfer, lease, assign, convey, mortgage, or otherwise dispose of the Property, or any part or parts thereof, or any legal or equitable interest therein, other than as permitted by Paragraph 7 and those certain leases listed as Permitted Encumbrances, including disposition by land installment contract, Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable, and Lender may invoke any default remedies permitted by this Instrument, the Notes or any other documents delivered by Borrower to Lender in connection herewith. Notwithstanding the foregoing, Borrower shall be permitted to execute utility easements and

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other easements and real property documents necessary in the ordinary course of business without Lender's consent, provided such instruments do not have a materially adverse effect on the value and use of the Property.

         15. ASSIGNMENT OF RENTS AND LEASES. As part of the consideration for the indebtedness evidenced by the Notes, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all of the leases and subleases now existing or hereafter entered into with respect to the Property, and all modifications, renewals and extensions thereof (such existing and new leases or subleases collectively, the "Leases") and all the rents and revenues, which shall include all security deposits, of the Property, including those now due, past due, or to become due by virtue of any of the Leases or any other agreement for the occupancy or use of all or any part of the Property, regardless as to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Lender or Lender's agents to exercise all of Borrower's rights under the Leases and to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Lender or Lender's agents; provided, however, that prior to an Event of Default, Borrower shall exercise all of its rights under the Leases and shall collect and receive all of the rents and revenues of the Property as trustee for the benefit of Lender and Borrower, and as such, Borrower shall apply the rents and revenues so collected to the sums secured by this Instrument in the order provided in Paragraph 3 hereof with the balance, so long as no such Event of Default has occurred, to the account of Borrower. Upon an Event of Default, as provided in Paragraph 20 below, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately (i) be entitled to exercise all of Borrower's rights under the Leases, and (ii) be entitled to possession of all rents and revenues of the Property as specified in this Paragraph 15 as the same become due and payable, including but not limited to rents then due and unpaid. At the time of any such default by Borrower, any such rents then held by Borrower shall immediately be held by Borrower as trustee for the benefit of Lender only. Borrower agrees that commencing upon an Event of Default, each tenant of the Property shall make such rents payable to and pay such rents to Lender or Lender's agents on Lender's written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower. Lender shall not be liable for any loss sustained by Borrower resulting from any failure by Lender either to collect the rents and revenues of the Property or in exercising or failing to exercise any of Borrower's rights under the Leases and Lender shall have no liability to any tenant under any of the Leases for the performance or observance of any of the terms, conditions or obligations contained therein and Borrower hereby agrees to indemnify and hold Lender harmless from and against any claim or liability with respect to such Leases.

         16. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. In addition to being a mortgage, this Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the state wherein the Property is located ("Uniform Commercial Code"), for all fixtures, equipment, machinery and other articles of personal

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property now owned or hereafter acquired and now or hereafter attached to the
Property or which are or are to become fixtures on the Property as deemed under law (collectively "Fixtures"). Borrower hereby grants to Lender a security interest in said items. Borrower agrees that Lender may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement filed as a fixture filing with respect to all items constituting a part of the collateral which are or are to become fixtures related to the Property, in accordance with the Uniform Commercial Code. The information required under the Uniform Commercial Code is set forth in other provisions of this Instrument. Borrower is the record owner of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, upon Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements which Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto except for Permitted Liens. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in this Instrument as to such items. In exercising any of said remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the Property, separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies provided in this Instrument.

         17. LEASE AND SUBLEASES. Borrower shall comply with and observe Borrower's obligations as landlord under all Leases of the Property or any part thereof. All Leases will be in form and substance reasonably acceptable to Lender. All Leases executed after the date of this Instrument of the Property to which Borrower is a party shall specifically provide that (i) such Leases are and shall remain subordinate to this Instrument, (ii) that the tenant thereof shall attorn to Lender, such attornment to be effective upon Lender's acquisition of title to Borrower's interest in the Property, (iii) that the tenant agrees to execute such further evidences of attornment and/or subordination as Lender may from time to time request, and (iv) that the attornment of the tenant shall not, in any event, be terminated by foreclosure. Borrower shall not, without Lender's written consent, execute, materially modify, surrender or terminate, either orally or in writing, any Lease with respect to all or any part of the Property. Borrower shall not, without Lender's written consent, permit an assignment or sublease of any such Lease unless the Lease otherwise permits assignment or subletting without Borrower consent or request or consent to the subordination of any such Lease to which Borrower is a party to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which

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shall give rise to any right of set-off against rent in an amount exceeding
$5,000, Borrower shall (a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) notify Lender thereof and of the amount of such set-off, and (c) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

         18. ENVIRONMENTAL COMPLIANCE. Borrower represents and warrants to the best of its knowledge after due and diligent inquiry and except as identified in the Phase I Site Assessment prepared by ATC dated October 30,1997 and identified as Project No. 13999.0001 (the "ESA") that the Property is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined) and that, to the best of its knowledge after due and diligent inquiry and except as identified in the ESA, the Property does not contain any Hazardous Materials (as hereinafter defined) (except for materials used in the Business and cleaning and office supplies used in the ordinary course of business that are, in each case, used in accordance with Environmental Laws). Borrower represents and warrants that to the best of its knowledge after due and diligent inquiry and except as identified in the ESA, it has not caused or permitted any Hazardous Materials to be placed on or in the Property (except for materials used in the Business and cleaning and office supplies used in the ordinary course of business that are, in each case, used in accordance with Environmental
Laws) and that there are no conditions currently existing or with the passage of time which would require or are likely to require clean-up, removal, remedial action, or other response pursuant to the Environmental Laws. Borrower represents and warrants that to the best of its knowledge after due and diligent inquiry and except as identified in the ESA the Property has not been used as a dump site or storage site for Hazardous Materials, and Borrower will not cause or permit the use of the Property or any parcel adjacent thereto as a dump site for Hazardous Materials, nor will Borrower cause or permit any material contamination on any part of the Property or any adjacent parcel. Borrower represents and warrants that all Hazardous Materials which have been or may be used by Borrower for any purpose upon the Property (except for materials used in the Business and cleaning and office supplies used in the ordinary course of business and in accordance with Environmental Laws) have been and will be disclosed in writing to Lender and have been and shall be used and stored thereon only in a safe manner, and in accordance with all industrial standards and Environmental Laws. Borrower represents and warrants that Borrower is not a party to any litigation or administrative proceeding, nor to the best of its knowledge is any litigation or administrative proceeding threatened against it, which asserts or alleges that there is any violation of Environmental Laws with respect to the Property, nor is the Property subject to any judgment, decree, order or citation relating to or arising out of Environmental Laws and Borrower has obtained all permits and licenses are required under Environmental Laws relating to the Property. Borrower covenants and agrees to provide to Lender, promptly upon receipt by Borrower, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document it receives from any source asserting or alleging a circumstance or condition which requires or may require a clean-up, removal, remedial action, or other response by or on the part of Borrower under the Environmental Laws or

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



which seeks criminal or punitive penalties from Borrower for an alleged violation of Environmental Laws. Borrower further covenants and agrees to advise Lender as soon as Borrower becomes aware of any condition or circumstance which makes the covenants and warranties contained herein or in any other Loan Document materially incomplete or inaccurate.

         Borrower hereby covenants and agrees to protect, defend, indemnify and hold Lender harmless from and against any and all loss, cost (including reasonable attorneys' fees), liability, damage or expense whatsoever incurred by Lender by reason of (i) a breach of the representations and warranties contained in this Paragraph 18, (ii) the imposition or recordation of any governmental lien or otherwise for the recovery of environmental clean-up and removal cost, or (iii) any violation of any applicable Environmental Laws, including, but not limited to any liability to any third party without regard to fault on the part of Borrower. Borrower's obligations to protect, defend, indemnify and hold Lender harmless, as set forth herein, shall survive the payment of the indebtedness secured hereby and any release of this Instrument. Borrower further covenants and agrees, at the request of Lender, to perform any acts necessary, at Borrower's expense, to comply with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect, and if Borrower fails to initiate and pursue diligently all necessary actions to comply within twenty (20) Business Days after receiving written notice from Lender requesting such compliance or within such shorter period of time which may be reasonable in the event an emergency threatens to materially impair the value of the Property, Lender, at its sole option, may declare a default under this Mortgage, and, at Borrower's expense, enter upon the Property to cure any violation of any Environmental Law.

         For purposes of this Instrument, the term "Environmental Laws" shall mean and refer to all federal, state and local laws relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, permits, cost recovery compensation, losses or injuries resulting from the release or threatened release of hazardous materials and the generation, use, storage, transportation or disposal of hazardous materials in any manner applicable to Borrower or the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Super Fund Amendments and Reauthorization Act (42 USC Section 9601 et. seq.), the Hazardous Materials Transportation Act (49 USC Section 1801 et. seq.), the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901 et. seq.), the Federal Water Pollution Control Act (33 USC Section 1251 et. seq.), the Clean Air Act (42 USC Section 7401 et. seq.), the Toxic Substances Control Act of 1976 (15 USC Section 2601 et. seq.), the Safe Drinking Water Act (42 USC Section 300F-300J-11 et. seq.), the Occupational Safety and Health Act of 1970 (29 USC Section 651 et. seq.) and the Emergency Planning and Community Right to Know Act (42 USC Section 11001 et. seq.), each as heretofore and hereafter amended or supplemented, and any analogous future or present local, state or federal statues, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health, or safety issues of or by the federal government, any state or any

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political subdivision thereof, or any agency, court, or body of the federal government, any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions which are applicable to the Property.

         In addition, for purposes of this Instrument, the term "Hazardous Materials" shall mean and refer to (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, (b) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to the Property or to persons on or about the Property, or (ii) cause the Property to be in violation of any Environmental Laws, and (c) asbestos and asbestos-containing-materials, radon gas, urea formaldehyde, or transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls.

         19.  EVENTS OF DEFAULT; ACCELERATION; REMEDIES.

         Upon occurrence of any of the following events or conditions. Borrower shall be in default or breach of this Instrument (each event or condition an "Event of Default"):

         (a) an "Event of Default" as that term is defined in the Credit Agreement shall occur or exist;

         (b) any default in the performance or observance of any covenant or agreement contained in Paragraph 14 of this Instrument; or

         (c) any default in the performance or observance of any covenant or agreement contained in this Instrument and such default shall not be remedied for a period of twenty (20) Business Days after the earlier of
         (i) such default becoming known to an Authorized Officer or (ii) notice of such default being delivered by Lender to Borrower.

         Upon the occurrence of an Event of Default, Lender at Lender's option may declare all of the sums secured by this Instrument to be immediately due and payable without further demand and may invoke any other remedies permitted by applicable law, provided herein and/or in the Credit Agreement. Lender may, in its sole discretion, upon the occurrence of an Event of Default (i) foreclose this Instrument without relief under valuation and appraisement laws; and/or,
(ii) apply for and be entitled to the appointment of a receiver, the appointment of which is hereby consented to by Borrower without notice thereof, and such

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receiver is hereby authorized to take possession of the Property, collect any rental, accrued, or to accrue, whether in money or in kind, for the use and occupancy of said Property by any persons, firm or corporation, and may let or lease said Property or any part thereof, receive the rents, income and profits therefrom, and hold the proceeds subject to the orders of the court, or the judge thereof, for the benefit of Lender, pending the final decree in the proceedings pursuant to which the receiver has been appointed, and during any period allowed by law for the redemption from any sale ordered in foreclosure proceedings, and said receiver may be appointed irrespective of the value of the Property or its adequacy to secure or discharge the Obligations due or to become due or the solvency of the Borrower; and/or, (iii) take possession of and hold the Property with or without process of law and collect the rents and profits therefrom, applying same to the charges and payments due under the conditions of this Instrument so long as default shall continue, which such taking of possession shall in no way waive the right of Lender to exercise the other remedies set forth herein because of a default.

         In the event the Property is sold under foreclosure and the proceeds together with the rents, issues, income and profits collected by Lender are insufficient to pay the total Obligations evidenced and secured by this Instrument, the Lender shall be entitled to a deficiency judgment against the Borrower.

         Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing such remedies, including, but not limited to, attorney fees, costs of documentary evidence and title reports, environmental tests, inspections and, if necessary, remediation. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now hereafter existing at law or in equity or by statute. To the extent permitted by law remedies may be exercised concurrently, independently, or successively in any order whatsoever

         20. PROTECTION OF LENDER'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument or if any action or proceeding is commenced which has a Material Adverse Effect on the Property or title thereto or the interest of Lender therein and which is not addressed elsewhere herein, then, at Lender's option, Lender may make such appearances, disburse such sums and take such actions as Lender deems reasonably necessary, to protect Lender's interest herein, including, but not limited to, (i) disbursement of attorney fees, (ii) entry upon the Property to make repairs or to conduct any appropriate environmental tests and inspections or to perform any necessary remediation, (iii) procurement of satisfactory insurance, and (iv) payment of Impositions.

         Any amounts reasonably expended by Lender pursuant to this Paragraph 20, together with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at

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



a rate equal to the Default Rate under the Credit Agreement. Nothing contained in this Paragraph 20 shall require Lender to incur any expense or take any action hereunder.

         21. BORROWER AND LIEN NOT RELEASED. From time to time, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower (unless otherwise provided below), Borrower's successors or assigns, or of any guarantors, without liability on Lender's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of the indebtedness evidenced by the Notes or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal or replacement note or notes therefore, agree with Borrower, in writing, to modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Property, take additional security from third persons or release other or additional security, reconvey any part of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Notes. Except as specifically set forth in writing, any actions taken by Lender pursuant to the terms of this Paragraph 21 shall not affect the obligation of Borrower, or Borrower's successors or assigns, to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not (unless agreed to in writing by Lender) affect the lien or priority of the lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorney fees as may be incurred, at Lender's option, for any such action if taken at Borrower's request but only to the extent approved in advance by Borrower in writing.

         22. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.

         23. ESTOPPEL CERTIFICATE. Borrower shall, within ten (10) days of written request from Lender, furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists, to the knowledge of the Borrower, against such sums and the obligations of Borrower under the Notes and this Instrument.

         24. NOTICE. Except for any notice required under applicable law to be given in another manner, any notice required or otherwise given concerning this Instrument shall be given as notices as required under the terms of the Credit Agreement.


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         25.  SUCCESSORS AND ASSIGNS BOUND; AGENTS; CAPTIONS. The
covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 14 hereof. This Instrument, and any instrument or documents made in connection herewith, may be assigned by Lender only in accordance with and as permitted by the Credit Agreement. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

         26. GOVERNING LAW; SEVERABILITY. This Instrument shall be construed under and governed by the law of the state wherein the Property is situated. In the event that any provision of this Instrument or the notes conflicts with applicable law, such conflict shall not affect any other provisions of this Instrument or the notes which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the notes are declared to be severable.

         27. WAIVER OF JURY TRIAL, WAIVERS AND CONSENTS. EACH OF BORROWER AND LENDER HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING ARISING IN ANY WAY OUT OF OR WHICH IN ANY WAY INVOLVES ANY OF THE RIGHTS, OBLIGATIONS OR REMEDIES OF ANY PARTY TO THIS INSTRUMENT. BORROWER AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT MAY BE COMMENCED IN THE STATE OR FEDERAL COURTS WHERE THE PROPERTY IS LOCATED. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         28. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         29. PROVISIONS SEVERABLE. In the event any one or more of the provisions of this Instrument for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Instrument, but this Instrument shall be construed as if such invalid, illegal or unenforceable provisions had never been contained in this Instrument.

         30. MULTISTATE REAL ESTATE TRANSACTION. Borrower acknowledges that this Instrument is one of a number of other mortgages, deeds of trust and assignments of leases and rents and other security documents (collectively, the "Other Loan Documents") which secure the indebtedness in whole or in part. Borrower agrees that the lien of this Instrument shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Lender and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Lender of any security for or guaranty of any of the indebtedness or by any failure, neglect or omission on the part of Lender to realize upon or protect any of the indebtedness or any collateral security therefor including the Other Loan Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or any disposition of any of the indebtedness or of any of the collateral security therefor. Lender may, at its discretion, foreclose, exercise any power of sale available under law or exercise any other remedy available to it under any or all of the Other Loan Documents without first exercising or enforcing any of its rights and remedies hereunder, or may foreclose, exercise any power of sale, or exercise any other right available under this Instrument without first exercising or enforcing any of its rights and remedies under any or all of the Other Loan Documents. Such exercise of Lender's rights and remedies under any or all of the Other Loan Documents shall not in any manner impair the indebtedness or lien of this Instrument, and any exercise of the rights or remedies of Lender hereunder shall not impair the lien of any of the Other Loan Documents or any of Lender's rights and remedies thereunder. Borrower specifically consents and agrees that Lender may exercise its rights and remedies hereunder and under the Other Loan Documents separately or concurrently and in any order that Lender may deem appropriate.

         31. RELATION TO CREDIT AGREEMENT. This Instrument is given pursuant to the terms of the Credit Agreement and shall be deemed a part thereof and subject to the terms and conditions of the Credit Agreement, and the Credit Agreement shall control in the event of any ambiguity or inconsistency.

         PROVIDED, however, that these presents are upon the condition that if Borrower shall well and truly pay to Lender, its successors and assigns, the total of the indebtedness secured hereby, and shall fully keep and perform all of the conditions, covenants and agreements to be kept and performed by Borrower under this Instrument, then this Instrument shall be void; otherwise to remain in full force and virtue in law and equity until paid in full.

         IN WITNESS WHEREOF, Borrower hereunder duly authorized, has caused this Instrument to be executed.

                                   BEST LOCK CORPORATION, an Indiana corporation

                                   By:______________________________


                                   Title:___________________________


STATE OF __________)
                   )SS:
COUNTY OF _________)

         Before me, a Notary Public in and for said County and State, personally appeared by me _______________________ known and by me known to be _______________________of Best Lock Corporation, an Indiana corporation, who acknowledged the execution of the foregoing Real Estate Mortgage, Security Agreement and Fixture Filing (Future Advances) on behalf of said corporation.

         Witness my hand and Notarial Seal this ________ day of _________, 1998.

                                             _________________________________
                                                        Notary Public

                                             _________________________________
                                                     (Printed Signature)
My Commission Expires: __________________________


My County of Residence:__________________________


This instrument prepared by and after recording return to:
Seyfarth, Shaw, Fairweather & Geraldson
55 East Monroe Street
Chicago, Illinois 60603.

                                   EXHIBIT "A"
                                       to

           REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
                                LEGAL DESCRIPTION

                                   EXHIBIT "B"
                                       to

           REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
                             PERMITTED ENCUMBRANCES


Those special exceptions described on Schedule B to Lawyers Title Insurance Corporation Loan Policy dated March 24, 1998, identified as its Case No. CHI-23314 and Case No. 228938.

                          EXHIBIT G TO CREDIT AGREEMENT





================================================================================



                               INDEMNITY AGREEMENT


                                      from


                              BEST LOCK CORPORATION

                                       to


                             LASALLE NATIONAL BANK,
                         a national banking association,
                             for Itself and as Agent


                           Dated as of March 24, 1998




================================================================================

                               INDEMNITY AGREEMENT


                  THIS INDEMNITY AGREEMENT dated as of March 24, 1998, from BEST LOCK CORPORATION, an Indiana corporation (the "Indemnitor") to LASALLE NATIONAL BANK, a national banking association, for itself as a Lender and as Agent for the Lenders now or hereafter named in the Credit Agreement as such term is defined herein, together with their respective successors and assigns (the "Lender");

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Credit Agreement dated as of March 24, 1998, entered into by and among Indemnitor, the lenders which are parties thereto and the Lender, as the Issuing Bank and the Agent, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof ("Credit Agreement"), the Lender is making certain revolving loans and a term loan (collectively, the "Loans") to the Indemnitor, which Loans are secured by, among other things, mortgages and or deeds of trust (each a "Mortgage" and collectively, the "Mortgages") encumbering the real estate and improvements which are described by their common addresses in Exhibit A hereto (collectively, the "Premises"), and by the other Loan Documents; and

                  WHEREAS, to induce the Lender to make the Loans, the Indemnitor has agreed to enter into this Indemnity Agreement for the benefit of the Lender;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor agrees as follows:

                  Section 1. Recitals; Definitions. The foregoing recitals are hereby incorporated into and made a part of this Indemnity Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                  Section 2. Representations and Warranties. The Indemnitor hereby represents and warrants to the Lender that neither the Indemnitor nor any of its affiliates or subsidiaries, nor, to the Indemnitor's knowledge, any other person or entity, has ever caused or permitted any Hazardous Material (defined below), except for Hazardous Materials used by the Indemnitor in the ordinary course of its business and in accordance with all applicable Environmental Laws (as defined below), to be placed, held, located or disposed of on, under or at
(i) the Premises or any part thereof, or (ii) any other real property in which the Indemnitor or any of its affiliates or subsidiaries holds any estate or interest whatsoever (including, without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by the Indemnitor or any of its affiliates or subsidiaries), and that none of the property described above has ever been used by the Indemnitor or any of its affiliates or subsidiaries, or, to the Indemnitor's knowledge, by any other person or entity, as a treatment, storage or disposal site (whether permanent or temporary) for any Hazardous Material, except for Hazardous Materials used by the Indemnitor in the ordinary course of its business and in accordance with all applicable

Environmental Laws, and there are no underground storage tanks located on the Premises. For purposes hereof, the term "Hazardous Material" shall mean any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) any of the Environmental Laws, as now or at any time hereafter in effect; asbestos or any substance or compound containing asbestos; polychlorinated biphenyls or any substance or compound containing any polychlorinated biphenyl; petroleum and petroleum products; pesticides; and any other hazardous, toxic or dangerous waste, substance or material.

                  Section 3. Indemnification. The Indemnitor hereby agrees to indemnify and hold the Lender harmless from the following:

                  (a) Any and all losses, liabilities, damages, injuries, costs, expenses (including reasonable attorneys' fees and expenses) and claims of any kind whatsoever (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any of the following (collectively, "Environmental Laws"): the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material) paid, incurred, suffered by or asserted against the Lender as a direct or indirect result of any of the following, regardless of whether or not caused by, or within the control of, the
         Indemnitor: (i) the presence (in violation of any Environmental Law) of any Hazardous Material on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Material from (A) the Premises or any part thereof, or (B) any other real property in which the Indemnitor or any of their affiliates or subsidiaries holds any estate or interest whatsoever (including, without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by the Indemnitor or any of their affiliates or subsidiaries), or (ii) any liens against the Premises permitted or imposed by any Environmental Laws, or any actual or asserted liability or obligations of the Indemnitor, the Indemnitor or any of their affiliates or subsidiaries under any Environmental Laws, or (iii) any actual or asserted liability or obligations of the Lender or any of its affiliates or subsidiaries under any Environmental Law relating to the Premises (except for liabilities or obligations arising solely as a direct result of the gross negligence or wilful misconduct of the Lender or anyone acting under its direction).

This Indemnity Agreement shall not be subject to any limited recourse, nonrecourse, exculpatory or other limitation of liability provisions in the Loan Documents, and the Indemnitor acknowledges that its obligations under this Indemnity Agreement are not limited by any such limited recourse, nonrecourse, exculpatory or other limitation of liability provisions.

                  Section 4. Reimbursement. Those losses, liabilities, damages, injuries, costs, expenses (including attorneys' fees and expenses) and claims for which the Lender is indemnified hereunder shall be reimbursable to the Lender as incurred without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and the Indemnitor shall pay same to the Lender as incurred within 10 days after notice from the Lender itemizing the amounts incurred to the date of such notice. In addition to any remedy available for failure to periodically pay such amounts, such amounts shall thereafter bear interest, following said 10-day period, at the Default Rate of interest provided for in the Credit Agreement. Payment by the Lender shall not be a condition precedent to the obligations of the Indemnitor under this Indemnity Agreement.

                  Section 5. Compliance with IRPTL. If any of the provisions of the Indiana Responsible Property Transfer Law (Indiana Code Section 13-25-3-1, et seq., as amended) ("IRPTL"), or any other similar statute or regulation of any Governmental Authority are now or hereafter become applicable to the Premises or any portion thereof, the Indemnitor shall comply with such provisions. Without limitation on the generality of the foregoing, (i) if the delivery of a disclosure document is now or hereafter required by IRPTL, the Indemnitor shall cause the delivery of such disclosure document to be made to all parties entitled to receive same within the time period required by IRPTL; and (ii) the Indemnitor shall cause any such disclosure document to be recorded with the Recorder of Deeds of the county in which the Premises are located and filed with the Indiana Environmental Protection Agency, all within the time periods required by IRPTL. The Indemnitor shall promptly deliver to the Lender evidence of such recording and filing of such disclosure document.

                  Section 6. Survival. The indemnities and obligations provided for in this Indemnity Agreement shall be continuing and shall survive the payment, performance, satisfaction, discharge, cancellation, termination, release and foreclosure of any or all of the Mortgages; provided, however, that such indemnities and obligations shall not apply with respect to Hazardous Materials which are first placed on any portion of the Premises on or after the date on which the Lender or any other party obtains title to and possession of such portion of the Premises pursuant to an exercise by the Lender of its remedies under the applicable Mortgage or any of the other Loan Documents or as a result of a conveyance of title to such portion of the Premises by the Indemnitor to the Lender or such other party in lieu of such exercise of remedies.

                  Section 7. Enforcement. The Lender shall have the right to enforce this Indemnity Agreement against the Indemnitor for and to the full extent of its obligation hereunder, with or without enforcing or attempting to enforce this Indemnity Agreement against any other indemnitor, if any, and whether or not other proceedings or steps are pending or have been taken or have been concluded to enforce or otherwise realize upon the obligation of the Indemnitor or any other indemnitor. Failure by the Lender or any of its successors or assigns to exercise any right which it may exercise hereunder shall not be deemed a waiver of its rights of exercise thereafter.

                  Section 8. Time of Essence. Time is of the essence of this Indemnity Agreement and of each and every provision hereof.

                  Section 9. Successors. This Indemnity Agreement and all representations, warranties, agreements, rights and liabilities hereunder shall inure to the benefit of the Lender and its successors and assigns, and any participant in any loan hereby secured, and shall be binding upon the Indemnitor and its successors and assigns.

                  Section 10. Entire Agreement. This Indemnity Agreement sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Indemnity Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth.

                  Section 11. Modification, Waiver and Termination. This Indemnity Agreement and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

                  Section 12. Notices. All notices required to be delivered to the Indemnitor pursuant to this Indemnity Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication:

                  Best Lock Corporation
                  8900 Keystone Crossing
                  Suite 1100
                  Indianapolis, Indiana 46240
                  Attention:  Mark Ahearn
                  Fax:  (317) 817-9217

         With copies to:

                  Jenner & Block
                  One IBM Plaza
                  Suite 4000
                  Chicago, Illinois 60611
                  Attention: Craig R. Culbertson
                  Fax:  312/923-2637


All notices required to be delivered to the Lender pursuant to this Indemnity Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or other means of electronic data communication:

                  LaSalle National Bank
                  135 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention:  Todd J. Lanscioni
                  Fax:  312/904-6225

         With copies to:

                  Seyfarth, Shaw, Fairweather & Geraldson
                  55 East Monroe Street
                  Suite 4200
                  Chicago, Illinois 60603
                  Attention: Theodore E. Cornell III
                  Fax:  312/269-8869

All such notices shall be effective on the date of telecopy transmission or when received, whichever is earlier. The parties hereto may each change the address for service of notice upon it by a notice in writing to the other party hereto.

                  Section 13. Severability. In the event any provision of this Indemnity Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  Section 14. Execution of Counterparts. This Indemnity Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 15.  Construction.

                  (a) The words "hereof," "herein," "hereunder," and other words of similar import refer to this Indemnity Agreement as a whole not to the individual Sections in which such terms are used.

                  (b) References to Sections and other subdivisions of this Indemnity Agreement are to the designated Sections and other subdivisions of this Indemnity Agreement as originally executed.

                  (c) The headings of this Indemnity Agreement are for convenience only and shall not define or limit the provisions hereof.

                  (d) Where the context so requires, words used in the singular shall include the plural and vice versa, and words of one gender shall include all other genders.

                  (f) The Indemnitor and the Lender, and their respective legal counsel, have participated in the drafting of this Indemnity Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Indemnity Agreement.

                  Section 16. Governing Law. This Indemnity Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles thereof regarding conflict of laws, excepting applicable federal law, except only to the extent precluded by the mandatory application of the law of another jurisdiction.

                  Section 17. Waiver of Jury Trial. THE INDEMNITOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATING TO THIS INDEMNITY AGREEMENT.


                       [SIGNATURE PAGE(S) AND EXHIBIT(S),
                            IF ANY, FOLLOW THIS PAGE]

                  IN WITNESS WHEREOF the undersigned have executed this instrument as of the date first above written.


                                   BEST LOCK CORPORATION, an Indiana corporation


                                   By
                                     -------------------------------------------

                         EXHIBIT H TO CREDIT AGREEMENT


                      ASSIGNMENT OF PATENTS AND TRADEMARKS

         THIS ASSIGNMENT OF PATENTS AND TRADEMARKS (this "Assignment") is dated as of March __, 1998 and is made by BEST LOCK CORPORATION, an Indiana corporation ("Assignor"), in favor of and for the benefit of LASALLE NATIONAL BANK, as Agent (the "Agent").

                                    RECITALS

         A. Assignor, with its principal place of business at 8900 Keystone Crossing, Suite 1100, Indianapolis, Indiana 46240 owns the Trademarks, Trademark Applications, Patents and Patent Applications listed on Schedule 1 annexed hereto, and is a party to the Patent Licenses and Trademark Licenses listed on Schedule 1 annexed hereto (the "Intellectual Property").

         B. Assignor has succeeded to ownership certain of the Intellectual Property as successor to the registered owner thereof by merger.

         C. Assignor and Agent are parties to a Credit Agreement dated as of the date hereof (the same, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing for extensions of credit to be made to Assignor by Agent and certain other financial institutions that become lenders pursuant to the Credit Agreement (Agent and such other lenders are collectively called "Lenders").

         D. Pursuant to the terms of that certain Security Agreement dated as of the date hereof (the same, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Security Agreement"; terms defined in the Security Agreement and not otherwise defined herein have the respective meanings provided for in the Security Agreement), between Assignor and Agent (in such capacity, together with its successors in such capacity, the "Grantee"), Assignor has granted to Grantee for the benefit of Lenders a security interest in substantially all the assets of Assignor including all right, title and interest of Assignor in, to and under all now owned and hereafter acquired Trademarks, Trademark applications, Patents, Patent applications, Patent Licenses, Trademark Licenses and all products and proceeds thereof, to secure the payment of all amounts owing by Assignor under the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant to Grantee a continuing security interest in all of Assignor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "IP Collateral"), whether presently existing or hereafter created or acquired:

         (1) each Patent and Patent application, including, without limitation, each Patent and Patent application listed on Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof;

         (2) each Patent License, including, without limitation, each Patent License listed on Schedule l annexed hereto;

         (3) each Trademark and Trademark application, including, without limitation, each Patent and Patent application listed on
                 Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof, but excluding any application based upon an "intent to use"; provided, however, that Assignor shall promptly upon registration of any Trademark based upon such application make an assignment of such registration to Agent in the same manner as provided herein;

         (4) each Trademark License, including, without limitation, each Patent License listed on Schedule l annexed hereto;

         (5)     all goodwill associated with all of the foregoing; and

         (7) all products and proceeds of the foregoing, including, without limitation, any claim by Assignor against third parties for past, present or future infringement of any Patent or Trademark, including, without limitation, any Patent or Trademark referred to in Schedule 1 annexed hereto, any Patent or Trademark issued pursuant to any Patent or Trademark application referred to in Schedule 1 and any Patent or Trademark licensed under any Patent or Trademark License listed on Schedule 1 annexed hereto.

         This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Assignor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provision of which are incorporated by reference herein as if fully set forth herein.

         Upon such termination of the security interests granted herein as provided in the Credit Agreement and the Security Agreement, Agent will, at the expense of Assignor, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence the termination of such security interests or the release of such Collateral, as the case may be.

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its duly authorized officer thereunto as of the day and year first above written.


                                               DEBTOR

                                               Best Lock Corporation

                                               By: ___________________________
                                                   Printed Name ______________

                                               Its: __________________________
                                                    Title ____________________


STATE OF ___________________)
                            )  SS:
COUNTY OF __________________)



         Before me, a Notary Public in and for said County and State, personally appeared ___________________________, by me known and by me known to be _______________________________ of Best Lock Corporation, an Indiana
corporation, who acknowledged the execution of the foregoing Security Agreement on behalf of said corporation.

         Witness my hand and Notarial Seal this ____________ day of ____________________________, 1998.



My Commission Expires: ___________________             ________________________
                                                             Notary Public

                                                                      Schedule 1
                                                                to Assignment of
                                                          Patents and Trademarks

                          EXHIBIT J TO CREDIT AGREEMENT

                             COMPLIANCE CERTIFICATE


         This Certificate and the financial statements attached hereto are made and delivered to LASALLE NATIONAL BANK, a national banking association for itself as a Lender and as Agent for the Lenders now or hereafter named in the Credit Agreement dated as of March ___, 1998 (as the same may be amended, modified or supplemented and in effect, called the "Credit Agreement"), by and among Borrower and such Lenders (LaSalle and such other Lenders, together with their respective successors and assigns being hereinafter collectively, the "Lender"), pursuant to Section 5.2c of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

         [Borrower hereby certifies and warrants to Lender that the following is a true and correct computation as at March 23, 1998 (the "Computation Date"), of the following ratios and/or financial restrictions contained in Section 6.4 of the Credit Agreement (attach calculations on separate sheet):

                  6.4a     Leverage Ratio =         1.9098
                                            -----------------------------

                  6.4b     Adjusted Debt Service Ratio =
                                                         ----------------

                  6.4c     Tangible Net Worth =
                                               --------------------------

                           Tangible Net Worth (at end of immediately
                             preceding Fiscal Quarter) =
                                                        -----------------

                  6.4d     Quarterly Losses
                           1)       Fiscal Quarter ending on
                                      Calculation Date            -------
                           2)       Immediately Preceding
                                      Fiscal Quarter              -------
                           3)       Second Preceding
                                      Fiscal Quarter              -------
                           4)       Third Preceding
                                      Fiscal Quarter              -------

                  6.4e     Operating Lease Expense =
                                                    ---------------------

The certifications, warranties and calculations of the foregoing paragraph are required only with delivery of the financial statements as of the end of each of Borrower's fiscal quarters.]

         Borrower hereby certifies and warrants to Lender that, as of the date of this Certificate, no Default or Event of Default has occurred[, except: describe the nature of each Default and/or Event of Default, the period of existence thereof and the action taken or proposed to be taken with respect thereto].

         IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed and delivered by its duly Authorized Officer this ____ day of ____________,
____.



                                   BEST LOCK CORPORATION, an Indiana corporation


                                   By ________________________________

                                       Title:

                                   ATTACHMENT



Estimated Funded Febt                                $33,000.00

EBITDA @ 12-31-97

           Net Income                                 5,765,944
           Depreciation and Amortization              5,661,014
           Interest Expense                             930,308
           Provision for Income Tax                   4,922,030
                                                    -----------

                                                    $17,279,296
                                                    ===========



                           A / B = 1.9098



                          EXHIBIT K TO CREDIT AGREEMENT

                           BORROWING BASE CERTIFICATE



                                                     ----------------------
                                                              (Date)


LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Todd Lanscioni

Ladies and Gentlemen:

       The undersigned hereby certifies that the following computation of the Borrowing Base, as defined in the Credit Agreement dated as of March ___, 1998 by and among Best Lock Corporation ("Borrower"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Issuing Bank and as the Agent, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement"), is true and correct as of the date hereof (capitalized terms used herein shall have the meaning ascribed to them in the Credit Agreement):

1.     Accounts of Borrower as of today's date:              $
                                                               ----------------

2.     Accounts of Borrower not deemed to be                 $
       Qualified Accounts of Borrower as of today's            ----------------
       date (Attach listing and reason for
       disqualification):

3.     Qualified Accounts as of today's date                 $
       (item 1 minus item 2)                                  ----------------


3a.            85% of Qualified Accounts as of               $
               today's date (85% of item 3)                   ----------------

4.     Book Value of Inventory of Borrower                   $
                                                              ----------------

5.     Book Value of Inventory of Borrower not               $
       deemed to be Qualified Inventory of Borrower           ----------------
       as of today's date (Attach listing and reason for disqualification):

6.     Qualified Inventory as of today's date                $
       (item 4 minus item 5)                                  ----------------

6a.            40% of Qualified Inventory as of today's date $
               (40% of item 6, not to exceed $10,000,000)     ----------------

7.     Borrowing Base (item 3a plus item 6a)                 $
       (not to exceed $28,000,000 minus any reductions        ----------------
       pursuant to Section 2.1c of the Credit Agreement)

8.     Outstanding advances of Revolving Credit Loans        $
                                                              ----------------
9.     Commercial Letters of Credit   $
                                       --------------
       Standby Letters of Credit      $
                                       --------------
       Other                          $                      $
                                       --------------         ---------------

10.    Available Revolving Credit Loans
       (item 7 minus items 8 and 9)                          $
                                                              ---------------

         The undersigned further certifies and warrants that no Default or Event of Default is existing on the date of this certificate. The undersigned is executing this certificate on behalf of the Borrower.

                                              Very truly yours,



                                              ---------------------------------
                                              Name:
                                              Title:

                        EXHIBIT L TO CREDIT AGREEMENT

                             CLOSING CERTIFICATE



                                           ----------------------
                                                  (Date)


LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Todd Lanscioni

Ladies and Gentlemen:


         This Closing Certificate is delivered to you pursuant to the Credit Agreement dated as of March ___, 1998 by and among Best Lock Corporation ("Borrower"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Issuing Bank and as the Agent, together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby certifies and warrants that on the date hereof after giving effect to the making of the Loans:

                  (a) No Default or Event of Default has occurred and is continuing or will result from the borrowing of the Loans.

                  (b) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date).

                  (c) Since ______________ , there has been no change which has had or will have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of Borrower.

                  (d) No consents, licenses or approvals are required in connection with the execution, delivery and performance by Borrower or the validity or enforceability against Borrower of the Credit Agreement.

                  (e) Resolutions of the Board of Directors of the Borrower have been adopted which authorize the execution, delivery and performance of the Credit Agreement, and such Resolutions are in full force and effect.

                  (f) Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement and in each of the Loan Documents on its part to be observed or performed.

                  (g) The Restructuring Transaction has occurred, and Borrower is the surviving entity as a result of the mergers, consolidations and amendments that were a part of the Restructuring Transaction.

         The Borrower has caused this Closing Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by an Authorized Officer this ___ day of March, 1998.


                                       BEST LOCK CORPORATION

                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

                        EXHIBIT N TO CREDIT AGREEMENT

                 FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (this "Agreement") is made as of __________________ __, 199_, by and between ____________________________
("Transferor Lender") and ___________________________________ ("Purchasing
Lender") and acknowledged and consented to by LASALLE NATIONAL BANK, a national banking association, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                  RECITALS:

         WHEREAS, Best Lock Corporation ("Borrower"), Agent, LaSalle National Bank as Issuing Bank, Transferor Lender and other Persons parties thereto as Lenders have entered into that certain Credit Agreement dated as of March 24, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Transferor Lender has agreed to make certain Loans to, and incur certain Letter of Credit obligations for, Borrower;

         WHEREAS, Transferor Lender desires to assign to Purchasing Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit obligations and the Collateral and to delegate to Purchasing Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit obligations and Collateral;

         WHEREAS, Purchasing Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Transferor Lender; and

         WHEREAS, Purchasing Lender desires to appoint Agent to serve as agent for Purchasing Lender under the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Transferor Lender and Purchasing Lender agree as follows:

1.       ASSIGNMENT, DELEGATION AND ACCEPTANCE

         1.1 Assignment. Transferor Lender hereby transfers and assigns to Purchasing Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Transferor Lender's right, title, and interest in [the Revolving Loan], [Term Loan], [Letter of Credit obligations], Loan Documents and Collateral as will result in Purchasing Lender having as of the Transfer Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

         PURCHASING LENDER'S LOANS     PRINCIPAL AMOUNT       PRO RATA SHARE
         -------------------------     ----------------       --------------
         Revolving Loan                $                                 %
                                       -------------------     ---------

         Term Loan                     $                                 %
                                       -------------------     ---------

         1.2. DELEGATION. Transferor Lender hereby irrevocably assigns and delegates to Purchasing Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/_____%] of Transferor Lender's Revolving Loan Commitment (such percentage representing a commitment of $__________), and [100%/_____%] of Transferor Lender's Term Loan Commitment (such percentage representing a commitment of $______).

         1.3. ACCEPTANCE BY PURCHASING LENDER. By its execution of this Agreement, Purchasing Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Transferor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

         1.4. TRANSFER EFFECTIVE DATE. Such assignment and delegation by Transferor Lender and acceptance by Purchasing Lender will be effective and Purchasing Lender will become a Lender under the Loan Documents as of [the date of this Agreement] ("Transfer Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Transfer Effective Date are for the account of Transferor Lender.]

2.       INITIAL PAYMENT AND DELIVERY OF NOTES

         2.1. PAYMENT OF THE ASSIGNED AMOUNT. Purchasing Lender will pay to Transferor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Transfer Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the "Assigned Amount").

         2.2. PAYMENT OF ASSIGNMENT FEE. Transferor Lender will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (Chicago time) on the Transfer Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 10.5a(v) of the Credit Agreement.

         2.3. EXECUTION AND DELIVERY OF NOTES. Following payment of the Assigned Amount and the Assignment Fee, Transferor Lender will deliver to Agent the Notes previously delivered to Transferor Lender for redelivery to Borrower and Agent will obtain from Borrowers for delivery to [Transferor Lender and] Purchasing Lender, new executed Notes evidencing Purchasing Lender's [and Transferor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section
1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Purchasing Lender].

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1. PURCHASING LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Purchasing Lender hereby represents, warrants and covenants the following to Transferor Lender and Agents:

                 (a) This Agreement is a legal, valid and binding agreement of Purchasing Lender, enforceable according to its terms;

                 (b) The execution and performance by Purchasing Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

                 (c) Purchasing Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

                 (d) Purchasing Lender has made its own independent investigation and appraisal of the financial condition and affairs of Borrower, has conducted its own evaluation of the Loans and Letter of Credit obligations, the Loan Documents and Borrower's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Transferor Lender or Agent, and will continue to do so;

                 (e) Purchasing Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Purchasing Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

                 (f) No future assignment or participation granted by Purchasing Lender pursuant to Section 10.5a or Section 10.6a of the Credit Agreement will require Transferor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

                 (g) Purchasing Lender has no loans to, written or oral agreements with, or equity or other ownership interest in Borrower;

                 (h) Purchasing Lender will not enter into any written oral agreement with, or acquire any equity or other ownership interest in, Borrower without the prior written consent of Agent; and

                 (i) As of the Transfer Effective Date, Purchasing Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under Section 2.7 of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 2.4f of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under
         Section 2.4e of the Credit Agreement, and Purchasing Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Purchasing Lender's failure to fulfill its obligations under the terms of Sections 2.1b, 2.2e and 2.3b of the Credit Agreement or from any other inaccuracy in the foregoing.

         3.2. TRANSFEROR LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Transferor Lender hereby represents, warrants and covenants the following to Purchasing Lender:

                  (a) Transferor Lender is the legal and beneficial owner of the Assigned Amount;

                  (b) This Agreement is a legal, valid and binding agreement of Transferor Lender, enforceable according to its terms;

                  (c) The execution and performance by Transferor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice or consent or approval by any Governmental Authority;

                  (d) Transferor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

                  (e) Transferor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

                  (f) This Assignment by Transferor Lender to Purchasing Lender complies, in all material respects, with the terms of the Loan Documents.

4.       LIMITATIONS OF LIABILITY

         Neither Transferor Lender (except as provided in Section 3.2) nor any Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of Borrower or other obligor or the performance or observance by Borrower of its obligations under any of the Loan Documents. Neither Transferor Lender nor any Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Purchasing Lender which has been provided to Transferor Lender or any Agent by Borrower. Nothing in this Agreement or in the Loan Documents shall impose upon the Transferor Lender or any Agent any fiduciary relationship in respect of the Purchasing Lender.

5.       FAILURE TO ENFORCE

         No failure or delay on the part of any Agent or Transferor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.       NOTICES

         Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.       AMENDMENTS AND WAIVERS

         No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Transferor Lender, Agent, Purchasing Lender and, provided no Event of Default has occurred and is continuing under the Credit Agreement, Borrower.

8.       SEVERABILITY

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invaliding the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.       SECTION TITLES

         Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.      APPLICABLE LAW

         THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.      COUNTERPARTS

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


PURCHASING LENDER:                             TRANSFEROR LENDER:

-------------------------------                -----------------------------



By:                                            By:
   ----------------------------                   --------------------------
Title:                                         Title:
      -------------------------                      -----------------------


Notice Address:                                Notice Address:

-------------------------------                ------------------------------
-------------------------------                ------------------------------
-------------------------------                ------------------------------
Attention:                                     Attention:
          ---------------------                          --------------------
Telecopy:                                      Telecopy:
         ----------------------                         ---------------------

ACKNOWLEDGED AND CONSENTED TO:

LASALLE NATIONAL BANK, as Agent


By:
   ----------------------------

Title:
      -------------------------

BEST LOCK CORPORATION, an Indiana corporation


By:
   ----------------------------
Title:
      -------------------------

                                  SCHEDULE 2.1


Transferor Lender's Loans


Principal Amount
----------------

Revolving Loan                                       $
                                                      -----------------------

Term Loan                                            $
                                                      -----------------------

Subtotal                                             $
                                                      -----------------------

Accrued Interest                                     $
                                                      -----------------------

Unused Line Fees                                     $
                                                      -----------------------

Letter of Credit Fees                                $
                                                      -----------------------

Other + or -                                         $
                                                      -----------------------

Total                                                $
                                                      =======================


All determined as of the Transfer Effective Date.